As filed with the U.S. Securities and Exchange Commission on December 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLRING DISTRIBUTION, LLC*

(Exact Name of Registrant as Specified in its Certificate of Formation)

Delaware	2000	87-3296749
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Diedre J. Gray

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Fax: (314) 646-3367

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Benet O’Reilly Charles W. Allen Helena K. Grannis Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Craig L. Rosenthal BellRing Brands, Inc. 2503 S. Hanley Road St. Louis, Missouri 63144 (314) 644-7600	Eric Swedenburg Hui Lin Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and on completion of the transactions described in the enclosed prospectus.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	78,076,819	$26.23	$2,047,842,401.78	$189,835

(1)

Represents the maximum number of shares of common stock (“New BellRing Common Stock”) of BellRing Distribution, LLC* (“New BellRing”) estimated to be issuable upon completion of the distribution by Post Holdings, Inc. (“Post”) of New BellRing Common Stock contemplated by the transaction agreement and plan of merger, dated as of October 26, 2021 (the “transaction agreement”), among BellRing Brands, Inc. (“BellRing”), Post, New BellRing and BellRing Merger Sub Corporation, as described in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of New BellRing Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”). The proposed aggregate maximum offering price was calculated based upon the product of (x) 78,076,819, the number of shares of Post common stock, par value $0.01 per share (the “Post Common Stock”) estimated to be acquired in the exchange offer described in this registration statement, assuming the offer is fully subscribed, based on the daily volume-weighted average price (to four decimal points) of shares of Post Common Stock and shares of Class A common stock, par value $0.01 per share, of BellRing on the New York Stock Exchange on December 17, 2021, December 20, 2021 and December 21, 2021 (as if such dates were the valuation dates for the exchange offer described herein) and (y) $103.97, the average of the high and low prices of Post Common Stock on December 16, 2021, as reported by the New York Stock Exchange, in accordance with Rules 457(f)(1) and 457(c) of the Securities Act. The proposed maximum offering price per share was calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(3)	Computed in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*

Following the effectiveness of this Registration Statement but prior to the distribution described herein, BellRing Distribution, LLC will convert into a Delaware corporation. The securities distributed to investors in the distribution will be shares of common stock of that corporation, which will be named BellRing Brands, Inc. (the current BellRing Brands, Inc. will change its name to BellRing Intermediate Holdings, Inc. at the same time).

EXPLANATORY NOTE

BellRing Distribution, LLC (“New BellRing”), a Delaware limited liability company and wholly owned subsidiary of Post Holdings, Inc. (“Post”), a Missouri corporation, is filing this registration statement on Form S-4 and Form S-1 (Registration No. 333-                ) to register the shares of common stock of New BellRing, par value $0.01 per share (“New BellRing Common Stock”), that will be distributed to holders (“Post shareholders”) of shares of common stock of Post, par value $0.01 per share (“Post Common Stock”) pursuant to either (i) an offer to exchange outstanding shares of Post Common Stock held by such holders for shares of New BellRing Common Stock (the “exchange offer”) or (ii) a pro rata distribution by Post of shares of New BellRing Common Stock then owned beneficially and of record by Post (the “spin-off”), in connection with the merger of BellRing Merger Sub Corporation (“Merger Sub”), a Delaware corporation, which is a wholly owned subsidiary of New BellRing, with and into BellRing Brands, Inc. (“BellRing”), a Delaware corporation, whereby the separate corporate existence of Merger Sub will cease and BellRing will continue as the surviving company and as a wholly owned subsidiary of New BellRing (the “merger”).

New BellRing is a newly formed, wholly owned subsidiary of Post that was organized specifically for the purpose of effecting the transactions described herein. New BellRing has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the transactions described herein. Following the transactions described in this prospectus, New BellRing will be the successor issuer to BellRing and its ownership interest in BellRing and its subsidiaries will be its sole material asset. New BellRing has also filed a registration statement on Form S-4 (Registration No. 333-261741) to register the shares of New BellRing Common Stock that will be issued to holders of Class A common stock of BellRing, par value $0.01 per share (“BellRing Class A Common Stock”) in connection with the merger, which includes a proxy statement that relates to the special meeting of BellRing stockholders (the “special meeting”) to, among other things, consider and vote on a proposal to adopt the transaction agreement in accordance with its terms and the Delaware General Corporation Law (the “Proxy Registration Statement”).

Based on market conditions prior to the closing of the transactions contemplated by the transaction agreement, Post (in consultation with BellRing) will determine whether its shares of New BellRing Common Stock will be distributed to Post shareholders through a spin-off, an exchange offer or as a combination of a spin-off and an exchange offer with or without a clean-up spin-off (as defined below).

In an exchange offer, Post would determine the terms of the exchange offer, including the number of shares of New BellRing Common Stock that will be offered for each share of Post Common Stock, the period during which such exchange offer would remain open, the procedures for the tender and exchange of shares and all other terms and conditions of such exchange offer. Each Post shareholder would have the option to elect to exchange a number of shares of Post Common Stock in exchange for shares of New BellRing Common Stock, at the exchange ratio set by Post. If the exchange offer is undertaken and completed, but the exchange offer is not fully subscribed, Post will distribute the remaining shares of New BellRing Common Stock, up to the distributed amount, pro rata to Post shareholders (a “clean-up spin-off”). In a spin-off, Post would cause a number of shares of New BellRing Common Stock equal to at least 80.1% (such amount, the “distributed amount”) of the outstanding shares of New BellRing Common Stock held by Post to be distributed pro rata to Post shareholders.

New BellRing is filing this registration statement under the assumption that the shares of New BellRing Common Stock will be distributed to Post shareholders pursuant to an exchange offer. Once a final decision is made regarding the manner of distribution of the shares, this registration statement on Form S-4 and Form S-1 and the Proxy Registration Statement will be amended to reflect that decision, if necessary.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated December 23, 2021

PRELIMINARY PROSPECTUS—OFFER TO EXCHANGE

POST HOLDINGS, INC.

Offer to Exchange Shares of Common Stock of

BELLRING DISTRIBUTION, LLC*

which are owned by Post Holdings, Inc.

for

Shares of Common Stock of Post Holdings, Inc.

This prospectus is being furnished in connection with the planned distribution by Post Holdings, Inc. (“Post”) to the holders (“Post shareholders”) of shares of common stock of Post, par value $0.01 per share (“Post Common Stock”), following the conversion of BellRing Distribution, LLC* (“New BellRing”) into a Delaware corporation, of at least 80.1% (the “distributed amount”) of the outstanding shares of common stock of New BellRing, par value $0.01 per share (“New BellRing Common Stock”), owned by Post by means of an offer to Post shareholders to exchange outstanding shares of Post Common Stock held by such holders that are validly tendered (and not properly withdrawn) for shares of New BellRing Common Stock (this “exchange offer”). The terms and conditions of this exchange offer are described in this prospectus, which you are urged to read carefully and in its entirety. None of Post, New BellRing, any of their respective directors or officers or any of their respective representatives makes any recommendation as to whether you should participate in this exchange offer. You must make your own decision after reading this prospectus and consulting with your advisors.

Post’s obligation to exchange shares of New BellRing Common Stock is subject to the satisfaction of certain conditions, including conditions to the completion of the transactions contemplated by the transaction agreement and plan of merger (the “transaction agreement”) among BellRing Brands, Inc. (“BellRing”), Post, New BellRing and BellRing Merger Sub Corporation (“Merger Sub”). Such conditions include the adoption of the transaction agreement by (i) holders of a majority in voting power of the outstanding shares of Class A common stock of BellRing, par value $0.01 per share (“BellRing Class A Common Stock”), and Class B common stock of BellRing, par value $0.01 per share (“BellRing Class B Common Stock” and, together with the BellRing Class A Common Stock, “BellRing Common Stock”) and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates) (collectively, the “BellRing stockholder approval”). Pursuant to the transaction agreement, Post, which currently beneficially owns the sole outstanding share of BellRing Class B Common Stock representing 67% of the total voting power of the outstanding BellRing Common Stock, has agreed to vote such share in favor of the adoption of the transaction agreement.

Immediately following the completion of this exchange offer, Merger Sub will be merged with and into BellRing, whereby the separate corporate existence of Merger Sub will cease and BellRing will continue as the surviving company (the “merger”). In the merger, each share of BellRing Class A Common Stock issued and outstanding immediately prior to the effective time of the merger, other than any dissenting shares and shares owned by BellRing or its subsidiaries, will be automatically converted into the right to receive (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt (as defined below) exceeds the amount of cash required to repay the outstanding indebtedness of BellRing Brands, LLC (“BellRing LLC”) under its credit agreement as described under the section of this prospectus entitled

*

Following the effectiveness of this Registration Statement of which this prospectus forms a part but prior to the distribution described herein, BellRing Distribution, LLC will convert into a Delaware corporation. The securities distributed to investors in the distribution will be shares of common stock of that corporation, which will be named BellRing Brands, Inc. (the current BellRing Brands, Inc. will change its name to BellRing Intermediate Holdings, Inc. at the same time).

“The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock. The aggregate number of shares of New BellRing Common Stock to be issued in the merger by New BellRing is expected to result in BellRing’s existing stockholders collectively owning approximately 28.6% of the outstanding shares of New BellRing Common Stock after giving effect to the merger. New BellRing Common Stock will also be issued to participants in this exchange offer.

This exchange offer is designed to permit you to exchange your shares of Post Common Stock for shares of New BellRing Common Stock at a     % discount to the per share value of BellRing Class A Common Stock, calculated as set forth in this prospectus and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The existence of a discount may negatively affect the market price of BellRing Class A Common Stock. The value of Post Common Stock and New BellRing Common Stock will be determined by Post by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAP”) of Post Common Stock and BellRing Class A Common Stock on the New York Stock Exchange (the “NYSE”) on each of the last full three trading days ending on and including the third trading day preceding the expiration date of the exchange offer period (“valuation dates”), as it may be voluntarily extended, but not including the last two full trading days that are part of any mandatory extension (as described below). Based on an expiration date of                , 2022, the valuation dates are expected to be                , 2022,                , 2022 and                , 2022. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

For each $                of Post Common Stock accepted in this Exchange Offer, you will receive approximately $                of New BellRing Common Stock, subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. This exchange offer does not provide for a minimum exchange ratio. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60. If the upper limit is in effect, then the exchange ratio will be fixed at that limit and this exchange offer will be automatically extended (a “mandatory extension”) until                Time, on the second trading day following the originally contemplated expiration date to permit shareholders to tender or withdraw their shares of Post Common Stock during that period. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $                OF NEW BELLRING COMMON STOCK FOR EACH $                OF POST COMMON STOCK THAT YOU TENDER. IN SUCH SCENARIO, THE AMOUNT OF NEW BELLRING COMMON STOCK RECEIVED BY A SHAREHOLDER COULD BE MATERIALLY LESS THAN $                .

The indicative exchange ratio that would have been in effect following the official close of trading on the NYSE, as applicable, on                , 2022 (the second to last trading day before the date of this prospectus), based on the daily VWAPs of Post Common Stock and BellRing Class A Common Stock on                , 2022,                , 2022 and                , 2022 would have provided for                shares of New BellRing Common Stock to be exchanged for every share of Post Common Stock accepted, subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The value of New BellRing Common Stock received may not remain above the value of Post Common Stock tendered following the expiration of this exchange offer.

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT                ,                 TIME, ON                , 2022, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SHARES OF POST COMMON STOCK TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS EXCHANGE OFFER.

In reviewing this prospectus, you should carefully consider the risk factors beginning on page 39 of this prospectus.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these transactions or the New BellRing Common Stock to be distributed in the exchange offer or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is dated                 , 2022.

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The final exchange ratio used to determine the number of shares of New BellRing Common Stock that you will receive for each share of Post Common Stock accepted in this exchange offer will be announced by press release no later than                ,                 Time on the last full trading day prior to the expiration date. At such time, the final exchange ratio will be available at                and from the information agent at the toll-free number provided on the back cover of this prospectus. Post will announce whether the upper limit on the number of shares of New BellRing Common Stock that can be received for each share of Post Common Stock tendered will be in effect at the expiration of the exchange offer period, through                and by press release, no later than                ,                  Time on the last full trading day prior to the expiration date. Commencing after the close of trading on the third trading day of this exchange offer, indicative exchange ratios (calculated in the manner described in this prospectus) will also be made available for each trading day during this exchange offer on that website and from the information agent at the toll-free number provided on the back cover of this prospectus.

This prospectus provides information regarding Post, New BellRing, BellRing, the merger, and this exchange offer in which, if completed, shares of Post Common Stock will be exchanged for shares of New BellRing Common Stock. Post Common Stock is listed on the NYSE under the ticker symbol “POST.” BellRing Class A Common Stock is listed on the NYSE under the ticker symbol “BRBR.” On December 22, 2021, the most recent practicable date prior to the date of this prospectus, the last reported sale price of Post Common Stock on the NYSE was $106.40, and the last reported sale price of BellRing Class A Common Stock on the NYSE was $27.31. The market prices of Post Common Stock and BellRing Class A Common Stock will fluctuate prior to the completion of this exchange offer and thereafter and may be higher or lower at the expiration date than the prices set forth above. At the completion of the transactions, New BellRing will be a public company and the successor issuer to BellRing and New BellRing Common Stock is expected to be listed on the NYSE under the ticker symbol “BRBR.” Following the transactions described in this prospectus, New BellRing will be the successor issuer to BellRing and its ownership interest in BellRing and its subsidiaries will be its sole material asset. In connection with its conversion into a Delaware corporation and the merger of Merger Sub with and into BellRing, New BellRing will change its name to BellRing Brands, Inc. and BellRing will change its name to BellRing Intermediate Holdings, Inc.

If this exchange offer is completed but is not fully subscribed, the remaining shares of New BellRing Common Stock owned by Post, up to the distributed amount, will be distributed to Post shareholders pursuant to a pro rata distribution of up to the remaining distributed amount (a “clean-up spin-off”). Any Post shareholder who validly tenders (and does not properly withdraw) shares of Post Common Stock for shares of New BellRing Common Stock and whose shares are accepted in this exchange offer will waive its rights with respect to such shares to receive, and forfeit any rights to, shares of New BellRing Common Stock distributed to Post shareholders in the event that this exchange offer is not fully subscribed. This prospectus covers all shares of New BellRing Common Stock that may be offered by Post in this exchange offer and all shares of New BellRing Common Stock that may be distributed by Post in the clean-up spin-off to holders of shares of Post Common Stock. If this exchange offer is terminated by Post as a result of the conditions not having been met or waived (but the conditions to completion of the transactions have otherwise been satisfied), all shares of New BellRing Common Stock owned by Post up to the distributed amount will be distributed in a spin-off on a pro rata basis (the “spin-off”) to holders of shares of Post Common Stock. Please see the section of this prospectus entitled “The Exchange Offer—Distribution of New BellRing Common Stock Remaining After this Exchange Offer” beginning on page 77.

Immediately following the completion of this exchange offer, in the merger, Merger Sub will be merged with and into BellRing, whereby the separate corporate existence of Merger Sub will cease and BellRing will continue as the surviving company. Pursuant to the merger, each share of BellRing Class A Common Stock issued and outstanding immediately prior to the effective time of the merger, other than any dissenting shares and shares owned by BellRing or its subsidiaries, will be automatically converted into the right to receive (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing LLC under its existing credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and

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Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock.

Post’s obligation to exchange shares of Post Common Stock for New BellRing Common Stock is subject to the conditions listed in the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75, including the satisfaction of conditions to the merger, which include the BellRing stockholder approval, and other conditions.

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ADDITIONAL INFORMATION

This prospectus incorporates by reference important business and financial information about Post and BellRing from documents that are not included in or delivered with this prospectus. This information is available to you without charge upon request. For a more detailed description of the information incorporated by reference into this prospectus and how you may obtain it, please see the section of the accompanying prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

Post’s documents incorporated by reference into this prospectus may be requested without charge in writing or by telephone from Post at the following address:

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Attention: Corporate Secretary

BellRing’s documents incorporated by reference into this prospectus may be requested without charge in writing or by telephone from BellRing at the following address:

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Attention: Corporate Secretary

You also may obtain any of the documents incorporated by reference into this prospectus from BellRing or from the Securities and Exchange Commission (the “SEC”) through the SEC’s website at www.sec.gov. Documents of Post are also available from Post at postholdings.com and documents of BellRing are also available from BellRing at bellring.com, in each case without charge, excluding any exhibits to those documents that are not specifically incorporated by reference as an exhibit to this prospectus. The information contained in Post’s website, BellRing’s website and the website of any other entity referred to herein is for additional information purposes only and is not incorporated by reference. The information about how you can obtain documents that are incorporated by reference into this prospectus at these websites is being provided only for your convenience.

To obtain timely delivery of the documents, you must request them no later than five business days before the expiration of the exchange offer described herein or no later than                 , 2022, the present expiration of the exchange offer.

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i

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE TRANSACTIONS

The following are some of the questions that you may have and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in or incorporated by reference into this prospectus, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this prospectus. You are urged to read this prospectus in its entirety prior to making any decision. Additional important information is contained in the documents incorporated by reference into this prospectus. For a description of, and instructions as to how to obtain, this additional information, please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

Questions and Answers about this Exchange Offer

Q: Who may participate in this Exchange Offer?

A: Any Post shareholders who are located in the United States (the “U.S.”) during the exchange offer period may participate in this exchange offer. Although Post has mailed this prospectus to its shareholders to the extent required by U.S. law, including shareholders located outside of the U.S., this prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of Post Common Stock, shares of BellRing Class A Common Stock or shares of New BellRing Common Stock in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside of the U.S. generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Post, BellRing or New BellRing has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Post Common Stock, shares of BellRing Class A Common Stock or shares of New BellRing Common Stock outside of the U.S. Accordingly, the ability of any non-U.S. person to tender shares of Post Common Stock in this exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in this exchange offer without the need for Post, BellRing or New BellRing to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Non-U.S. shareholders and U.S. shareholders residing outside of the U.S. should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries or countries of residence, as applicable, and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Post Common Stock or New BellRing Common Stock that may apply in such countries. None of Post, BellRing or New BellRing can provide any assurance about whether such limitations may exist. For additional information about limitations on the Exchange Offer outside of the U.S., please see the section of this prospectus entitled “The Exchange Offer—Legal Limitations; Certain Matters Relating to Non-U.S. Jurisdictions” beginning on page 77.

Q: How many shares of New BellRing Common Stock will I receive for each share of Post Common Stock that I tender?

A: This exchange offer is designed to permit you to exchange your shares of Post Common Stock for shares of New BellRing Common Stock, at a price per share equal to a        % discount to the per-share value of BellRing Class A Common Stock, calculated as set forth in this prospectus and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. Post will determine the terms of the exchange offer, including the number of shares of New BellRing Common Stock that will be offered for each share of Post Common Stock, the period during which such exchange offer shall remain open, the procedures for the tender and exchange of shares and all other terms and conditions of such exchange offer. For each $        of your Post Common Stock accepted in this exchange offer, you will receive approximately $                of New BellRing Common Stock. The value of the Post Common Stock will be based on the calculated per-share value of Post Common Stock on the NYSE and the value of the New BellRing Common Stock will be based on the calculated per-share value of BellRing Class A Common Stock on the NYSE, in each case determined by reference to the simple arithmetic average of the daily VWAP on each of the valuation dates. Please note, however, that:

•

The number of shares you can receive is subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The next question and answer below describes how this limit may impact the value you receive.

•	This exchange offer does not provide for a minimum exchange ratio. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

•

If the exchange offer is not fully subscribed, Post will distribute the remaining shares of New BellRing Common Stock, up to the distributed amount, to Post shareholders in a clean-up spin-off. Post expects the distribution ratio in a clean-up spin-off would be lower than the final exchange ratio, and eligible Post shareholders would therefore receive fewer shares of New BellRing Common Stock per one share of Post Common Stock held as of the record date for the clean-up spin-off.

•

Because this exchange offer is subject to proration, Post may accept for exchange only a portion of the Post Common Stock tendered by you. Any proration of the number of shares accepted in this exchange offer will be determined on the basis of the proration mechanics described in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock” beginning on page 65.

Q: Is there a limit on the number of shares of New BellRing Common Stock I can receive for each share of Post Common Stock that I tender?

A: The number of shares you can receive is subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. If the upper limit is in effect, you will receive less than $         of New BellRing Common Stock for each $        of Post Common Stock that you tender. In such scenario, the amount of New BellRing Common Stock received by a shareholder could be materially less than $        . For example, if the calculated per-share value of Post Common Stock was $         (the highest closing price for Post Common Stock on the NYSE during the three-month period prior to commencement of this exchange offer) and the calculated per-share value of New BellRing Common Stock was $         (the lowest closing price for BellRing Class A Common Stock on the NYSE during that three-month period), the value of New BellRing Common Stock, based on the BellRing Class A Common Stock price, received for shares of Post Common Stock accepted for exchange would be approximately $         for each $         of Post Common Stock accepted for exchange.

The upper limit would represent a        % discount for New BellRing Common Stock based on the average of the daily VWAPs of Post Common Stock and BellRing Class A Common Stock on the NYSE on                , 2022,                , 2022 and                , 2022 (the last three full trading days ending on the second to last full trading day prior to commencement of this exchange offer). Post set this upper limit to ensure that an unusual or unexpected drop in the trading price of BellRing Class A Common Stock, relative to the trading price of Post Common Stock, would not result in an unduly high number of shares of New BellRing Common Stock being exchanged for each share of Post Common Stock accepted in this exchange offer.

Q: How and when will I know if the upper limit is in effect?

A: Post will announce whether the upper limit on the number of shares of New BellRing that can be received for each share of Post Common Stock tendered will be in effect at the expiration of the exchange offer period, through                , 2022 and by press release, no later than                ,                 Time, on the last full trading day prior to the expiration date. If the upper limit is in effect at that time, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                ,                Time, on the

second trading day following the originally contemplated expiration date to permit shareholders to tender or withdraw their shares of Post Common Stock during those days. The daily VWAP and trading prices of Post Common Stock and BellRing Class A Common Stock during this mandatory extension will not, however, affect the upper limit, which will be fixed at                . Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Extension; Termination; Amendment—Mandatory Extension” beginning on page 75.

Q: How are the calculated per-share values of Post Common Stock and BellRing Class A Common Stock determined for purposes of calculating the number of shares of New BellRing Common Stock to be received in this exchange offer?

A: The calculated per-share value of Post Common Stock and BellRing Class A Common Stock for purposes of this exchange offer will equal the simple arithmetic average of the daily VWAP of Post Common Stock and BellRing Class A Common Stock on the NYSE, as the case may be, on each of the valuation dates. Post will determine such calculations of the per-share values of Post Common Stock and BellRing Class A Common Stock and such determination will be final.

Q: What is the “daily volume-weighted average price” or “daily VWAP?”

A: The “daily volume-weighted average price” for Post Common Stock and BellRing Class A Common Stock will be the volume-weighted average price of Post Common Stock and BellRing Class A Common Stock on the NYSE during the period beginning at 9:30 a.m. Eastern Time (or such other time as is the official open of trading on the NYSE) and ending at 4:00 p.m. Eastern Time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m. Eastern Time, as reported by Bloomberg L.P. for the equity ticker pages of Post, in the case of Post Common Stock, and BellRing, in the case of BellRing Class A Common Stock. The daily VWAPs will be as reported by Bloomberg L.P. displayed under the heading Bloomberg VWAP on the Bloomberg pages “                ” with respect to Post Common Stock and “                ” with respect to BellRing Class A Common Stock (or their equivalent successor pages if such pages are not available). The daily VWAPs provided by Bloomberg L.P. may be different from other sources of volume-weighted average prices or investors’ or security holders’ own calculations of volume-weighted average prices.

Q: Where can I find the daily VWAP of Post Common Stock and BellRing Class A Common Stock during the exchange offer period?

A: Post will maintain a website at                 that provides the daily VWAP of both Post Common Stock and BellRing Class A Common Stock, together with indicative exchange ratios, which will be made available commencing after the close of trading on the third trading day of this exchange offer, for each day during this exchange offer. During the period of the valuation dates, when the per-share values of Post Common Stock and BellRing Class A Common Stock are calculated for the purposes of this exchange offer, the website will show the indicative exchange ratios based on indicative calculated per-share values of Post Common Stock and New BellRing Class A Common Stock calculated by Post, which will equal (i) on the first valuation date, the intra-day VWAP during the elapsed portion of that day, (ii) on the second valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and (iii) on the third valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and with the actual daily VWAP on the second valuation date. During this period of the valuation dates, the indicative exchange ratios and calculated per-share values will be updated at 10:30 a.m., 1:30 p.m. and no later than 4:30 p.m. Eastern Time.

Q: Why is the calculated per-share value for New BellRing Common Stock based on the trading prices for BellRing Class A Common Stock?

A: There is currently no trading market for New BellRing Common Stock. Post believes, however, that the trading prices for BellRing Class A Common Stock are an appropriate proxy for the trading prices of New

BellRing Common Stock because (i) in the merger, each share of BellRing Class A Common Stock issued and outstanding immediately prior to the effective time of the merger, other than any dissenting shares and shares owned by BellRing or its subsidiaries, will be automatically converted into the right to receive (x) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (y) one share of New BellRing Common Stock and (ii) immediately prior to the completion of this exchange offer, the aggregate number of shares of New BellRing Common Stock held by Post will equal the amount of nonvoting common units (“BellRing LLC Units”) of BellRing LLC, a subsidiary of BellRing, held by Post. This number represents Post’s economic interests in BellRing LLC, and shares of BellRing Class A Common Stock may be acquired by Post upon the redemption of BellRing LLC Units held by Post at an initial redemption rate of one share of BellRing Class A Common Stock for one BellRing LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications. Accordingly, the intent is to maintain a one-to-one economic correspondence between the shares of New BellRing Common Stock and shares of BellRing Class A Common Stock. Additionally, at the valuation dates, it is expected that all of the major conditions to the completion of the merger will have been satisfied and the merger will be expected to be completed shortly, such that investors should be expected to be valuing BellRing Class A Common Stock based on the expected value of such New BellRing Common Stock immediately after the merger. There can be no assurance, however, that the New BellRing Common Stock after the merger will trade on the same basis as BellRing Class A Common Stock trades prior to the merger. Please see the section of this prospectus entitled “Risk Factors—Risks Related to this Exchange Offer” beginning on page 39.

Q:    How and when will I know the final exchange ratio?

A: Subject to the possible mandatory extension of this exchange offer described below, the final exchange ratio showing the number of shares of New BellRing Common Stock that you will receive for each share of Post Common Stock accepted in this exchange offer will be available at                 no later than                 ,                 Time, on the last full trading day prior to the expiration date and separately announced by press release. In addition, as described below, you may also contact the information agent to obtain indicative exchange ratios and the final exchange ratio at its toll-free number provided on the back cover of this prospectus. Post will announce whether the upper limit on the number of shares of New BellRing that can be received for each share of Post Common Stock tendered is in effect at                 and separately by press release, no later than                ,                 Time, on the last full trading day prior to the expiration date. If the upper limit is in effect at that time, then the exchange ratio will be fixed at the upper limit and a mandatory extension until                ,                 Time, on the second trading day following the originally contemplated expiration date will be made to permit shareholders to tender or withdraw their shares of Post Common Stock during those days.

Q: Will indicative exchange ratios be provided during the exchange offer period?

A: Yes. Indicative exchange ratios will be available commencing after the close of trading on the third trading day of this exchange offer by contacting the information agent at the toll-free number provided on the back cover of this prospectus and at                 on each full trading day during the exchange offer period, calculated as though that day were the expiration date of this exchange offer. The indicative exchange ratio will also reflect whether the upper limit on the exchange ratio, described above, would have been in effect. During the period of the valuation dates, when the per-share values of Post Common Stock and per-share values of New BellRing Common Stock are calculated for the purposes of this exchange offer, the website will show the indicative exchange ratios based on indicative calculated per-share values of Post Common Stock and New BellRing Class A Common Stock calculated by Post, which will equal (i) on the first valuation date, the intra-day VWAP during the elapsed portion of that day, (ii) on the second valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and (iii) on the third valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and with the actual daily VWAP on the second valuation date. During this period of the valuation dates, the indicative exchange ratios and calculated per-share values will be updated at 10:30 a.m., 1:30 p.m. and no later than 4:30 p.m. Eastern Time.

In addition, for purposes of illustration, a table that indicates the number of shares of New BellRing Common Stock that you would receive per share of Post Common Stock, calculated on the basis described above and taking into account the upper limit of                , assuming a range of averages of the daily VWAP of shares of Post Common Stock and BellRing Class A Common Stock on the valuation dates, is provided in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

Q: What if Post Common Stock or BellRing Class A Common Stock does not trade on any of the valuation dates?

A: If a market disruption event occurs with respect to Post Common Stock or BellRing Class A Common Stock on any of the valuation dates, the calculated per-share value of Post Common Stock and per-share value of New BellRing Common Stock will be determined using the daily VWAP of shares of Post Common Stock and shares of BellRing Class A Common Stock on the preceding full trading day or days, as the case may be, on which no market disruption event occurred with respect to either Post Common Stock or BellRing Class A Common Stock. If, however, a market disruption event occurs as specified above, Post may terminate or extend this exchange offer if, in its reasonable judgment, the market disruption event has impaired the benefits of this exchange offer to Post. For specific information as to what would constitute a market disruption event, please see the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75.

A “market disruption event” with respect to either Post Common Stock or BellRing Class A Common Stock means a suspension, absence or material limitation of trading of Post Common Stock or BellRing Class A Common Stock on the NYSE for more than two hours of trading or a breakdown or failure in the price and trade reporting systems of the NYSE, as applicable, as a result of which the reported trading prices for Post Common Stock or BellRing Class A Common Stock on the NYSE during any half-hour trading period during the principal trading session in the NYSE, as applicable, are materially inaccurate, as determined by Post or the exchange offer agent in its sole discretion, on the day with respect to which such determination is being made. For purposes of such determination, a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the NYSE.

Q: Are there circumstances under which I would receive fewer shares of New BellRing Common Stock than I would have received if the exchange ratio were determined using the closing prices of Post Common Stock and BellRing Class A Common Stock on the expiration date of this exchange offer?

A: Yes. For example, if the trading price of Post Common Stock were to increase during the period of the valuation dates or after the date the final exchange ratio is set, the calculated per-share value of Post Common Stock would likely be lower than the closing price of Post Common Stock on the last full trading day prior to the expiration date of this exchange offer. As a result, you will receive fewer shares of New BellRing Common Stock for each $        of Post Common Stock than you would have if that per-share value were calculated on the basis of the closing price of Post Common Stock on the last full trading day prior to the expiration date. Similarly, if the trading price of BellRing Class A Common Stock were to decrease during the period of the valuation dates or after the date the final exchange ratio is set, the calculated per-share value of New BellRing Common Stock would likely be higher than the closing price of BellRing Class A Common Stock on the last full trading day prior to the expiration date. This could also result in you receiving fewer shares of New BellRing Common Stock for each $                of Post Common Stock than you would otherwise receive if that per-share value were calculated on the basis of the closing price of BellRing Common Stock on the last full trading day prior to the expiration date of this exchange offer. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

Q: Will fractional shares of New BellRing Common Stock be distributed?

A: No fractional shares will be distributed or credited to book-entry authorization representing the shares of New BellRing Common Stock in connection with the distribution, and any such fractional share interests to which a holder of shares of Post Common Stock would otherwise be entitled will not entitle such record holder to vote or to any other rights as a stockholder of New BellRing. Instead, following the distribution date the exchange agent or transfer agent will aggregate all fractional shares allocable to any holder of shares of Post Common Stock, and will sell any whole shares obtained as a result of such aggregation for cash in the open market at the then prevailing prices (with the transfer agent or exchange agent, as applicable, in its sole and absolute discretion, determining when, how and through which broker dealer and at what price to make such sales), and will distribute such cash to each record holder of shares of Post Common Stock who would otherwise be entitled to receive a fractional share of New BellRing Common Stock in an amount equal to each such holder’s ratable share, after deducting any taxes required to be withheld and applicable transfer taxes, and after deducting the costs and expenses of such sale and distribution, including brokers fees and commissions. None of Post, New BellRing or the transfer agent or exchange agent, as applicable, will be required to guarantee any minimum sale price for the fractional shares of New BellRing Common Stock sold in accordance with this section. Neither Post nor New BellRing will be required to pay any interest on the proceeds from the sale of fractional shares.

Q: What is the aggregate number of shares of New BellRing Common Stock being offered in this exchange offer?

A: In this exchange offer, Post is offering to exchange a number of shares of New BellRing Common Stock to be determined by Post in its sole discretion but, in any event, equal to at least 80.1% of the outstanding shares of New BellRing Common Stock owned by Post. An aggregate of approximately 97.5 million shares of New BellRing Common Stock are expected to be held by Post upon completion of the separation. The aggregate number of outstanding shares of New BellRing Common Stock held by Post upon completion of the separation will equal the amount of BellRing LLC Units held by Post immediately prior to the separation. As of December 10, 2021, Post owned approximately 97.5 million BellRing LLC Units, representing approximately 71.4% of the economic interests in BellRing LLC. The number of outstanding shares of New BellRing Common Stock may be appropriately adjusted as necessary relative to the number as of December 10, 2021 in the event of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction involving BellRing Class A Common Stock in order to provide Post and holders of shares of BellRing Class A Common Stock the same economic effect as contemplated by the transaction agreement prior to such event. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

Q: What happens if not enough shares of Post Common Stock are tendered to allow Post to exchange all of the shares of New BellRing Common Stock it is offering?

A: If this exchange offer is completed but not fully subscribed, the additional shares of New BellRing Common Stock owned by Post, up to the distributed amount, will be distributed in a clean-up spin-off. Post will determine the terms and conditions of such clean-up spin-off. The record date for the distribution, if any, will be announced by Post. Any holder of shares of Post Common Stock who validly tenders in this exchange offer (and does not properly withdraw) shares of Post Common Stock for shares of New BellRing Common Stock in this exchange offer will waive its rights with respect to such shares to receive, and forfeit any rights to, shares of New BellRing Common Stock distributed to Post shareholders in the clean-up spin-off in the event this exchange offer is not fully subscribed. Please see the section of this prospectus entitled “The Exchange Offer—Distribution of New BellRing Common Stock Remaining After this Exchange Offer” beginning on page 77. Post expects the distribution ratio in a clean-up spin-off would be lower than the final exchange ratio, and eligible Post shareholders would therefore receive fewer shares of New BellRing Common Stock per one share of Post Common Stock held as of the record date for the clean-up spin-off.

Q: What happens if Post declares a quarterly dividend during this exchange offer?

A: Post does not anticipate any payment of quarterly dividends for the foreseeable future. If Post declares a quarterly dividend and the record date for that dividend occurs during the exchange offer period, you will be eligible to receive that dividend if you continue to own your shares of Post Common Stock as of that record date.

Q: Will all shares of Post Common Stock that I tender be accepted in this exchange offer?

A: Not necessarily. Depending on the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), the calculated per-share value of Post Common Stock and the per-share value of New BellRing Common Stock determined as described above, Post may have to limit the number of shares of Post Common Stock that it accepts in this exchange offer through a proration process. Any proration of the number of shares accepted in this exchange offer will be determined on the basis of the proration mechanics described in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock” beginning on page 65.

In all other cases, proration for each tendering shareholder will be based on (i) the proportion that the total number of shares of Post Common Stock to be accepted bears to the total number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) and (ii) the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) by that shareholder (and not on that shareholder’s aggregate ownership of shares of Post Common Stock). Any shares of Post Common Stock not accepted for exchange as a result of proration will be returned to tendering shareholders promptly after the final proration factor is determined.

Post will announce the preliminary proration factor for this exchange offer at                 and separately by press release promptly after the expiration of this exchange offer. Upon determining the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), Post will announce the final results, including the final proration factor for this exchange offer. Any shares of Post Common Stock not accepted for exchange in this exchange offer as a result of proration or otherwise will be returned to the tendering shareholder promptly after the final proration factor for this exchange offer is determined.

Q: Will I be able to sell my shares of New BellRing Common Stock after this exchange offer is completed?

A: Yes. The New BellRing Common Stock is expected to be listed on the NYSE under the ticker symbol “BRBR.” Please see the section of the prospectus entitled “The Exchange Offer—Distribution of New BellRing Common Stock Remaining After this Exchange Offer” beginning on page 77.

Q: How many shares of Post Common Stock will Post accept if this exchange offer is completed?

A: The number of shares of Post Common Stock that will be accepted if this exchange offer is completed will depend on the final exchange ratio, the number of shares of New BellRing Common Stock offered and the number of shares of Post Common Stock tendered. An aggregate of approximately 97.5 million shares of New BellRing Common Stock are expected to be held by Post upon completion of the separation. The aggregate number of outstanding shares of New BellRing Common Stock held by Post upon completion of the separation will equal the amount of BellRing LLC Units held by Post immediately prior to the separation. As of December 10, 2021, Post owned approximately 97.5 million BellRing LLC Units, representing approximately 71.4% of the economic interests in BellRing LLC. The number of outstanding shares of New BellRing Common Stock may be appropriately adjusted as necessary relative to the number as of December 10, 2021 in the event of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction involving BellRing Class A Common Stock in order to provide Post and holders of shares of BellRing Class A Common Stock the same economic effect as contemplated by the transaction agreement prior to such event. Assuming that Post offers                million shares of New BellRing

Common Stock and that this exchange offer is fully subscribed, the largest possible number of shares of Post Common Stock that will be accepted would be approximately                million divided by the final exchange ratio. For example, assuming that the final exchange ratio is                (the current indicative exchange ratio based on the daily VWAPs of Post Common Stock and BellRing Class A Common Stock on                , 2022,                , 2022 and                , 2022), then Post would accept for exchange up to a total of approximately                shares of Post Common Stock.

Q: Are there any conditions to Post’s obligation to complete this exchange offer?

A: Yes. This exchange offer is subject to various conditions. Post may waive any of the conditions to this exchange offer prior to the expiration of this exchange offer. For a description of the material conditions precedent to this exchange offer, including satisfaction or waiver of the conditions to the transactions, the receipt of BellRing stockholder approval, and other conditions, please see the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75. If any of these conditions are not satisfied or waived prior to the expiration of this exchange offer, Post will not be required to accept shares for exchange and may extend or terminate this exchange offer.

New BellRing has no right to waive any of the conditions to this exchange offer. BellRing has no right to waive any of the conditions to this exchange offer (except that it may waive certain of the conditions to BellRing’s obligations to complete the merger, which conditions are also conditions to this exchange offer).

Q: When does this exchange offer expire?

A: The period during which you are permitted to tender your shares of Post Common Stock in this exchange offer will expire at                ,                Time on             , 2022, unless Post extends or terminates this exchange offer. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Extension; Termination; Amendment” beginning on page 74.

Q: Can this exchange offer be extended and under what circumstances?

A: Yes. Subject to its compliance with the transaction agreement, Post can extend this exchange offer, in its sole discretion, at any time and from time to time. For instance, this exchange offer may be extended if any of the conditions to completion of this exchange offer listed in the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75 are not satisfied or waived prior to the expiration of this exchange offer. In case of an extension of this exchange offer, Post will publicly announce the extension by press release no later than                ,                 Time on the next business day following the previously scheduled expiration date. If the exchange offer is extended, the valuation dates will reset to the period of three consecutive trading days ending on and including the second trading day preceding the revised expiration date, as may be extended. In addition, if the upper limit on the number of shares that can be received for each share of Post Common Stock tendered is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                ,                 Time on the second trading day following the originally contemplated expiration date to permit shareholders to tender or withdraw their shares of Post Common Stock during that period.

Q: How do I participate in this exchange offer?

A: The procedures you must follow to participate in this exchange offer will depend on whether you hold your shares of Post Common Stock in certificated form, through a bank or trust company or broker or through the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan (the “401(k) Plans”), or if your shares of Post Common Stock are held in book-entry via the Direct Registration System (“DRS”). For specific instructions about how to participate, please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering” beginning on page 67.

Q: How do I tender my shares of Post Common Stock after the final exchange ratio has been determined?

A: If you wish to tender your shares after the final exchange ratio has been determined, you will generally need to do so by means of delivering a notice of guaranteed delivery and complying with the guaranteed delivery procedures described in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” beginning on page 69. If you hold shares of Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must tender your shares on your behalf.

If your shares of Post Common Stock are held through an institution and you wish to tender your Post Common Stock after The Depository Trust Company has closed, the institution must deliver a notice of guaranteed delivery to the exchange offer agent prior to the expiration of this exchange offer at                ,                Time on the expiration date of this exchange offer.

Q: Can I tender only a portion of my shares of Post Common Stock in this exchange offer?

A: Yes. You may tender all, some or none of your shares of Post Common Stock.

Q: What do I do if I want to retain all of my shares of Post Common Stock?

A: If you want to retain all of your shares of Post Common Stock, you do not need to take any action. However, after the completion of the transactions, BellRing will no longer be owned by Post, and as a holder of shares of Post Common Stock you will no longer hold shares in a company that owns BellRing (unless this exchange offer is completed but is not fully subscribed and the remaining shares of New BellRing Common Stock are distributed in a clean-up spin-off to Post shareholders whose shares of Post Common Stock remain outstanding after completion of this exchange offer). Post expects the distribution ratio in a clean-up spin-off would be lower than the final exchange ratio, and eligible Post shareholders would therefore receive fewer shares of New BellRing Common Stock per one share of Post Common Stock held as of the record date for the clean-up spin-off.

Q: Can I change my mind after I tender my shares of Post Common Stock and before this exchange offer expires?

A: Yes. You may withdraw your tendered shares at any time before this exchange offer expires. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” beginning on page 72. If you change your mind again, you can re-tender your shares of Post Common Stock by following the tender procedures again prior to the expiration of this exchange offer.

Q: Will I be able to withdraw the shares of Post Common Stock I tender after the final exchange ratio has been determined?

A: Yes. The final exchange ratio used to determine the number of shares of New BellRing Common Stock that you will receive for each share of Post Common Stock accepted in this Exchange Offer will be announced no later than                 ,                 Time on the last full trading day prior to the expiration date of this exchange offer. You have the right to withdraw shares of Post Common Stock you have tendered at any time before                 ,                 Time on the expiration date. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60.

If the upper limit on the number of shares of New BellRing Common Stock that can be received for each share of Post Common Stock tendered is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer until                 ,                 Time on the second trading day following the originally contemplated expiration date will be made to permit you to tender or withdraw your shares of Post Common Stock during those days, either directly or by acting through a broker, dealer, commercial bank, trust company or similar institution on your behalf.

Q: How do I withdraw my tendered shares of Post Common Stock after the final exchange ratio has been determined?

A: If you are a registered holder of shares of Post Common Stock (which includes persons holding certificated shares and book-entry shares held through DRS) and you wish to withdraw your shares after the final exchange ratio has been determined, then you must deliver a written notice of withdrawal or an e-mail transmission notice of withdrawal to the exchange offer agent prior to                 ,                 Time on the expiration date. The information that must be included in that notice is specified in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” beginning on page 72.

If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or e-mail notice of withdrawal to the exchange offer agent on your behalf before                 ,                 Time on the expiration date. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange offer agent.

If your shares of Post Common Stock are held through an institution and you wish to withdraw shares of Post Common Stock after The Depository Trust Company has closed, the institution must deliver a written notice of withdrawal to the exchange offer agent prior to                ,                 Time on the expiration date, in the form of The Depository Trust Company notice of withdrawal and you must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with The Depository Trust Company procedures. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Withdrawing Your Shares After the Close of Business on the Expiration Date” beginning on page 73.

Q: Are there any material differences between the rights of holders of Post Common Stock and New BellRing Common Stock?

A: Yes. Because Post is a Missouri corporation governed by the Business Corporation Law of Missouri, and New BellRing will be a Delaware corporation, there are differences in the state corporate law applicable to each corporation. Each of Post and New BellRing is also subject to different organizational documents. Holders of Post Common Stock, whose rights are currently governed by General and Business Corporation Law of Missouri and Post’s organizational documents, will, with respect to the shares validly tendered in this exchange offer (and not properly withdrawn), become stockholders of New BellRing and their rights will be governed by the Delaware General Corporation Law (the “DGCL”) and New BellRing’s organizational documents. For a discussion of the material differences between the rights of holders of Post Common Stock and New BellRing Common Stock, please see the section of this prospectus entitled “Comparison of Rights of Post Shareholders and New BellRing Stockholders” beginning on page 138.

Q: Are there any appraisal rights for holders of shares of Post Common Stock?

A: There are no appraisal rights available to holders of shares of Post Common Stock in connection with this exchange offer.

Q: What will Post do with the shares of Post Common Stock that are tendered, and what is the impact of this exchange offer on Post’s share count?

A: The shares of Post Common Stock that are tendered in this exchange offer will be held as treasury stock by Post unless and until retired or used for other purposes. Any shares of Post Common Stock acquired by Post in this exchange offer will reduce the total number of shares of Post Common Stock outstanding, although Post’s actual number of shares outstanding on a given date reflects a variety of factors such as vestings of restricted stock units (“RSUs”) and option exercises.

Q: What will happen to any remaining shares of New BellRing Common Stock owned by Post in the clean-up spin-off following the completion of this exchange offer?

A: In the event that this exchange offer is not fully subscribed, any remaining shares of New BellRing Common Stock owned by Post that are not exchanged in this exchange offer will be distributed, up to the distributed amount, to Post shareholders. If this exchange offer is terminated by Post on or prior to the expiration date of this exchange offer without the exchange of shares, but the conditions to completion of the transactions have otherwise been satisfied, Post intends to distribute pro rata a number of shares of New BellRing Common Stock up to the distributed amount to the holders of Post Common Stock, with a record date to be announced by Post.

Q: If I tender some or all of my shares of Post Common Stock in this exchange offer, will I receive any shares of New BellRing Common Stock in the clean-up spin-off?

A: Post shareholders who validly tender in this exchange offer (and do not properly withdraw) shares of Post Common Stock for shares of New BellRing Common Stock and whose shares are accepted in this exchange offer will waive their rights but solely with respect to such shares to receive, and forfeit any rights to, shares of New BellRing Common Stock distributed on a pro rata basis to Post shareholders in the clean-up spin-off (in the event this exchange offer is not fully subscribed). However, in the event any tendered shares are not accepted in this exchange offer for any reason, or you do not tender all of your shares of Post Common Stock, such shares will be entitled to receive shares of New BellRing Common Stock in the clean-up spin-off. Post expects the distribution ratio in a clean-up spin-off would be lower than the final exchange ratio, and eligible Post shareholders would therefore receive fewer shares of New BellRing Common Stock per one share of Post Common Stock held as of the record date for the clean-up spin-off.

Questions and Answers about this Prospectus, the Transactions and Related Steps

Q: What are the transactions described in this prospectus?

A: BellRing and Post, the beneficial owner of (i) the sole outstanding share of BellRing Class B Common Stock currently representing 67% of the total voting power of the outstanding BellRing Common Stock and (ii) approximately 97.5 million BellRing LLC Units (which represented approximately 71.4% of the outstanding BellRing LLC Units as of December 10, 2021, the most recent practicable date prior to the date of this prospectus), have entered into a transaction agreement involving the separation of BellRing from Post through the contribution of Post’s interests in BellRing and BellRing LLC to New BellRing, which initially will be 100% owned by Post, and the distribution of a portion of New BellRing Common Stock to holders of Post Common Stock. The transaction agreement includes a separation transaction by Post, a debt exchange, a distribution and a merger. Each set of transactions is summarized below:

The Separation

Post Contribution

Pursuant to the transaction agreement and in connection with a series of corporate separation transactions (the “separation”), Post will contribute to New BellRing (i) all of the BellRing LLC Units held by it and the sole outstanding share of BellRing Class B Common Stock and (ii) an amount in cash equal to the amount of the Post negative capital account, in exchange for (x) senior unsecured notes issued by New BellRing (such notes, the “New BellRing debt securities”) in an amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 and (y) limited liability company interests of New BellRing.

The “Post negative capital account” is an amount equal to the estimated taxable gain Post would realize if Post were to dispose of its interest in BellRing LLC for no consideration other than a release of Post’s share of BellRing LLC’s liabilities allocable to Post under the U.S. Internal Revenue Code (the “IRC”), as determined by

Post in its reasonable discretion. The amount of the Post negative capital account will be determined prior to the date on which the New BellRing debt financing transactions described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 are pursued, and therefore is not known as of the date of this prospectus. As of September 30, 2021, the most recent practicable date prior to the date of this prospectus, Post’s good faith estimate of the Post negative capital account, assuming the disposal of its interest in BellRing LLC occurred on such date, is approximately $569.3 million.

Pursuant to the transaction agreement, Post will also undertake certain other transactions to effect the separation as described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Separation—Other Separation Transactions.”

After giving effect to the separation, New BellRing will own the sole outstanding share of BellRing Class B Common Stock and all of the BellRing LLC Units beneficially owned by Post prior to the separation.

New BellRing Debt Financing

New BellRing Maximum Debt Amount

The aggregate principal amount of the indebtedness that will be incurred by New BellRing in connection with the transactions, including the New BellRing debt securities and the New BellRing loans, will not exceed the New BellRing maximum debt amount. The “New BellRing maximum debt amount” is an amount, determined by Post in good faith in consultation with BellRing, not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x on a pro forma basis after giving effect to the transactions. The “New BellRing leverage ratio” is the ratio of New BellRing and its subsidiaries’ consolidated indebtedness to New BellRing and its subsidiaries’ consolidated earnings before interest, taxes, depreciation and amortization, in each case, calculated in a manner consistent with the definition of “Total Net Leverage Ratio” under the BellRing LLC credit agreement for the most recently completed four fiscal quarters of BellRing for which financial statements are available.

The New BellRing maximum debt amount will depend on various factors, including the earnings of BellRing and its subsidiaries, and will be determined prior to the date on which the New BellRing debt financing transactions are pursued. Accordingly, the New BellRing maximum debt amount is not known as of the date of this prospectus.

New BellRing Debt Securities

Pursuant to the transaction agreement, prior to the distribution, New BellRing will issue to Post the New BellRing debt securities. The aggregate principal amount of the New BellRing debt securities (the “New BellRing debt securities amount”) issued to Post will equal (i) the Post negative capital account plus (ii) (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units held by Post. As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, Post held approximately 71.4% of the outstanding BellRing LLC Units. Certain additional terms of the New BellRing debt securities are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Debt Securities” beginning on page 105.

Post Debt Exchange

Following the issuance of such New BellRing debt securities but prior to the distribution, Post will exchange the New BellRing debt securities issued to it by New BellRing for satisfaction of certain debt obligations of Post in the debt exchange. Following the debt exchange, the exchanging parties, or their affiliates, are expected to sell the New BellRing debt securities to third-party investors. Certain additional terms of the debt exchange are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—Post Debt Exchange” beginning on page 105.

New BellRing Loans

In addition to the New BellRing debt securities and pursuant to the transaction agreement, New BellRing will enter into a senior secured term loan credit facility and/or revolving credit facility under the terms described in the transaction agreement (the “New BellRing loans,” and together with the New BellRing debt securities, the “New BellRing debt”). The aggregate principal amount of the New BellRing loans will not exceed, together with the New BellRing debt securities amount, the New BellRing maximum debt amount. Certain additional terms of the New BellRing loans are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Loans” beginning on page 105.

As a result of these financing transactions, the indebtedness of New BellRing immediately following the completion of the transactions is expected to be greater than the indebtedness of BellRing as of the date of this prospectus.

The Distribution

Following the separation, and prior to the effective time of the merger, Post will undertake the exchange offer described in this prospectus. For additional information regarding this exchange offer, please see the section of this prospectus entitled “The Exchange Offer” beginning on page 60.

In addition, within twelve months following this exchange offer, Post may, in its sole discretion, transfer any or all of its remaining shares of New BellRing Common Stock in exchange for certain debt obligations or otherwise to its shareholders on terms to be determined by Post (the “equity exchange”).

The Merger

Following the completion of the separation and distribution, Merger Sub will merge with and into BellRing (the “merger”), and BellRing will be the surviving corporation in the merger (the effective time of such merger, the “merger effective time”). As a result of the merger, BellRing will become a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing.

Pursuant to the merger, holders of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of BellRing Class A Common Stock, (i) the per share cash consideration and (ii) one share of New BellRing Common Stock. The “per share cash consideration” will be an amount in cash equal to (i) the aggregate cash consideration amount divided by (ii) the number of shares of BellRing Class A Common Stock issued and outstanding as of immediately prior to the merger effective time. The “aggregate cash consideration amount” will be an amount equal to (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by BellRing. An example calculation of the per share cash consideration under certain assumed conditions is set forth under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107.

The separation, debt exchange, distribution and merger are referred to collectively as the “transactions.” The terms of the transactions are set forth in the transaction agreement, which is described in this prospectus.

Q: What will Post receive in the transactions?

A: Pursuant to the transaction agreement and in connection with the separation, Post will contribute to New BellRing (i) all of the BellRing LLC Units held by it and the sole outstanding share of BellRing Class B Common Stock and (ii) an amount in cash equal to the Post negative capital account, in exchange for (x) New BellRing debt securities in an amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 and (y) limited liability company interests of New BellRing. Post intends to transfer the New BellRing indebtedness received in the separation to certain of Post’s existing creditors in exchange for satisfaction of certain of Post’s outstanding indebtedness.

The “Post negative capital account” is discussed in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger” beginning on page 103. As of September 30, 2021, the most recent practicable date prior to the date of this prospectus, Post’s good faith estimate of the Post negative capital account, assuming the disposal of its interest in BellRing LLC occurred on such date, is approximately $569.3 million.

Q: What are Post’s reasons for the transactions?

A: Post’s principal purposes and reasons for the transactions are:

•	offering Post shareholders the opportunity to own New BellRing Common Stock directly rather than indirectly through Post; and

•

Post’s enhanced resources to pursue acquisition opportunities of businesses aligned with Post’s portfolio strategies resulting from retirement of outstanding debt from the debt exchange and anticipated equity exchange.

Q: Who will control New BellRing after the transactions?

A: It is not expected that any person or group will hold a majority interest in New BellRing immediately following the completion of the transactions.

Q: How will New BellRing Common Stock trade?

A: Following the completion of the transaction, shares of New BellRing Common Stock are expected to trade on the NYSE under the ticker symbol “BRBR.”

Q: Will the transactions affect the current operations of BellRing? What about the future?

A: The transactions are not expected to have a material effect on the conduct of day-to-day operations by BellRing. Upon completion of the transactions, it is expected that Robert V. Vitale, the current Executive Chairman of BellRing, would become Executive Chairman of New BellRing and Darcy H. Davenport, the current President and Chief Executive Officer of BellRing, would become President and Chief Executive Officer of New BellRing. All of the other officers of BellRing are expected to serve in the same positions at New BellRing.

In connection with the transactions, Post, New BellRing, BellRing and BellRing LLC, among other parties, have agreed to amend and restate that certain master services agreement dated as of October 21, 2019, pursuant to which Post will continue to provide, or cause to be provided, certain services to New BellRing following the completion of the transactions. In general, the services to be provided by Post will begin on the date of the closing and will continue for the periods specified in the amended and restated master services agreement to be entered into among Post, the surviving corporation, New BellRing, BellRing and BellRing LLC at the closing (the “amended and restated master services agreement”), but not to exceed three years, subject to any subsequent extension or earlier termination as agreed to by the parties. Please see the section of this prospectus entitled “Ancillary Agreements—Amended and Restated Master Services Agreement” beginning on page 119.

Q: Will there be any change to the BellRing Board of Directors after the transactions?

A: It is expected that all of the directors of BellRing as of immediately prior to the transactions will be directors of New BellRing at the completion of the merger.

Q: What is the accounting treatment for the transactions?

A: After the completion of the transactions, New BellRing’s consolidated statements of operations will no longer reflect net earnings attributable to noncontrolling interests, which will result in a higher effective tax rate more closely aligned with other C corporations in the U.S. Furthermore, the noncontrolling interests amount on New BellRing’s consolidated balance sheet immediately prior to completion of the transactions will be reclassified, resulting in a decrease to stockholders’ deficit.

Q: What are the U.S. federal income tax consequences to me of the distribution?

A: The distribution is intended to qualify as a tax-free reorganization within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC. Completion of the distribution is conditioned upon the receipt by Post of the 355 tax opinion to the effect that the distribution will qualify as a reorganization under Sections 368(a) and 355 of the IRC and the distribution will qualify as a distribution eligible for nonrecognition under Sections 355 and 361 of the IRC. Assuming the distribution so qualifies, for U.S. federal income tax purposes, no gain or loss will be recognized by U.S. holders (as defined in the section of this prospectus entitled “Material U.S. Federal Income Tax Consequences” beginning on page 99) of Post Common Stock upon the receipt of New BellRing Common Stock pursuant to the distribution, except with respect to any cash received in lieu of fractional shares.

A more detailed discussion of the material U.S. federal income tax consequences of the distribution can be found in the section of this prospectus entitled “Material U.S. Federal Income Tax Consequences” beginning on page 99. The tax consequences of the distribution to any particular holder of shares of Post Common Stock will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the distribution, including the effect of any state, local, estate or gift or non-U.S. tax laws and of changes in applicable tax laws.

Q: How will I determine the tax basis I will have in the New BellRing Common Stock I receive in the distribution for U.S. federal income tax purposes?

A: The tax basis of New BellRing Common Stock, including any fractional shares deemed received and exchanged for cash, received in the exchange offer in the hands of a U.S. holder of shares of Post Common Stock who exchanges Post Common Stock for New BellRing Common Stock in the exchange offer will be, immediately after the exchange offer, the same as the tax basis of the shares of Post Common Stock exchanged therefor, and the holding period of each U.S. holder of shares of Post Common Stock in the New BellRing Common Stock received in the distribution will include the holding period of the Post Common Stock exchanged therefor.

The aggregate tax basis of the shares of Post Common Stock (excluding any Post Common Stock exchanged for New BellRing Common Stock in the exchange offer) and New BellRing Common Stock distributed in the spin-off or the clean-up spin-off, in the hands of each U.S. holder of shares of Post Common Stock immediately after such spin-off, including any fractional shares, will be the same as the aggregate tax basis of the shares of Post Common Stock held by such U.S. holder immediately before such spin-off (excluding any Post Common Stock exchanged for New BellRing Common Stock in the exchange offer), allocated between such shares of Post Common Stock and New BellRing Common Stock (including any fractional shares deemed received and exchanged for cash) in proportion to their relative fair market values immediately following such spin-off, and the holding period of each U.S. holder of shares of Post Common Stock in the New BellRing Common Stock received in such spin-off will include the holding period of the Post Common Stock with respect to which the New BellRing Common Stock was received.

A U.S. holder that has acquired different blocks of Post Common Stock at different times or at different prices should consult its tax advisor regarding the allocation of its aggregate tax basis in, and the holding period of, the New BellRing Common Stock distributed with respect to such blocks of Post Common Stock.

Please see the section of this prospectus entitled “Material U.S. Federal Income Tax Consequences” beginning on page 99.

Q: What stockholder approvals are needed in connection with the transactions?

A: Approval of the transaction agreement requires the affirmative vote of (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common

Stock (other than shares held by Post, New BellRing or any of their respective affiliates), in each case in favor of adoption of the transaction agreement. Pursuant to the transaction agreement, Post has agreed to cause the sole outstanding share of BellRing Class B Common Stock, which is beneficially owned by it and currently represents 67% of the total voting power of the outstanding BellRing Common Stock, to be voted in favor of adoption of the transaction agreement.

No vote of Post shareholders of any class is required in connection with the transactions. New BellRing stockholders are not being requested to vote on the transactions, which have already been approved by Post as the sole owner of New BellRing prior to the spin-off or the exchange offer.

Q: Are there any conditions to the completion of the transactions?

A: Yes. Completion of the transactions is subject to a number of conditions, including, among others:

•	the separation and the distribution having been completed in accordance with the transaction agreement and applicable law;

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	no law, injunction, judgment or ruling prohibiting the completion of the transactions or making the completion of the transactions illegal is in effect;

•	the New BellRing registration statements having been declared effective by the SEC and not being subject to any stop order or any initiated or threatened proceedings seeking a stop order;

•

the shares of New BellRing Common Stock deliverable to certain stockholders of BellRing in the merger, as contemplated in the transaction agreement, having been approved for listing on the NYSE, subject to official notice of issuance;

•

Post’s receipt of an opinion from Ernst & Young LLP (the “355 tax opinion”), in form and substance reasonably satisfactory to Post, to the effect that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free “reorganization” within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC, and that the debt exchange and equity exchange will each qualify as a distribution in connection with the separation and distribution eligible for nonrecognition under Section 361(c) of the IRC; and

•

BellRing’s receipt of an opinion from Simpson Thacher & Bartlett LLP (the “BellRing tax opinion”), in form and substance reasonably satisfactory to BellRing, to the effect that the merger (or the alternative transaction structure under circumstances described in the transaction agreement) will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC.

For a description of the conditions precedent to the transactions, please see the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Conditions to Completion of the Transactions” beginning on page 114.

Q: Does BellRing have to pay any termination fee to Post if the transaction agreement is not approved by the BellRing stockholders or if the transaction agreement is otherwise terminated?

A: No. There is no termination fee payable in connection with the transactions.

Q: Are there possible adverse effects on the value of New BellRing Common Stock to be received by Post shareholders who participate in this exchange offer?

A: Post shareholders that participate in this exchange offer will be exchanging their shares of Post Common Stock for shares of New BellRing Common Stock at a discount to the per-share value of BellRing Class A Common Stock, calculated as set forth in this prospectus and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The existence of a discount may negatively affect the market price of BellRing Class A Common Stock. New BellRing also expects to bear a number of non-recurring costs in connection with the transactions, including financial, legal and other advisory fees, financing fees, SEC filing fees and expenses, printing expenses and other related charges. The incurrence of these costs may have an adverse impact on New BellRing’s liquidity or operating results in the periods in which they are incurred. Further, the market price of New BellRing Common Stock could decline as a result of sales of a large number of shares of New BellRing Common Stock in the market after the completion of the transactions or even the perception that these sales could occur.

Q: Are there risks associated with the transactions?

A: Yes. The material risks and uncertainties associated with the transactions are discussed in the section of this prospectus entitled “Risk Factors” beginning on page 39 and the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 50.

Q: How will the transactions impact the future liquidity and capital resources of New BellRing?

A: New BellRing’s level of indebtedness will increase as a result of the transactions. As of September 30, 2021, BellRing had $609.9 million of indebtedness outstanding (of which $481.2 million was long-term indebtedness). On a pro forma basis after giving effect to the transactions, New BellRing will have pro forma net leverage of up to 4.00x. In connection with the transactions, New BellRing will enter into a senior secured term loan credit facility and/or revolving credit facility with respect to the New BellRing loans, and issue the New BellRing debt securities (with the aggregate principal amount of the New BellRing loans and the New BellRing debt securities not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x). For additional information regarding the New BellRing debt, please see the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104. Following the merger, BellRing and its subsidiaries will guarantee (i) the New BellRing loans on a secured first-lien basis on the closing date of the merger and (ii) the New BellRing debt securities on a senior unsecured basis on or as promptly as practicable after the date that is two weeks following the closing date of the merger, in each case, pari passu in right of payment with other senior debt of BellRing and its subsidiaries. New BellRing anticipates that its primary sources of liquidity for working capital and operating activities will be cash from operations and borrowings under the credit agreement it expects to enter into, as described in more detail in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104.

New BellRing expects that these sources of liquidity will be sufficient to make required payments of interest on the outstanding indebtedness and to fund working capital and capital expenditure requirements, including the significant one-time costs relating to the transactions. New BellRing expects that it will be able to comply with the financial and other covenants under the credit agreement governing the New BellRing loans and the indenture or other instruments governing the New BellRing debt securities. However, there can be no assurance that New BellRing’s business will generate sufficient cash flow from operations to service its indebtedness. Please see the section of this prospectus entitled “Risk Factors” beginning on page 39.

Q: What will Post shareholders receive in the transactions?

A: In this exchange offer, Post will offer to Post shareholders the right to exchange their shares of Post Common Stock for shares of New BellRing Common Stock. In the event this exchange offer is not fully subscribed, Post will distribute in the clean-up spin-off the remaining shares of New BellRing Common Stock owned by Post, up to the distributed amount. Post shareholders will not be required to pay for the shares of New BellRing Common Stock distributed in the spin-off or the exchange offer. Post shareholders will receive cash from the transfer agent or exchange offer agent in lieu of any fractional shares of New BellRing Common Stock to which such shareholders would otherwise be entitled. All shares of New BellRing Common Stock issued in the merger will be issued in book entry form.

Calculated based on the closing price on the NYSE of BellRing Class A Common Stock as of                , 2022, the shares of New BellRing Common Stock that New BellRing expects to issue to Post shareholders as a result of the transactions would have had a market value of approximately $                 in the aggregate (the actual value will not be known until the closing date of the merger). For more information, please see the section of this prospectus entitled “The Exchange Offer” beginning on page 60.

Q: Where can I find more information regarding BellRing, Post and New BellRing?

A: You can find more information about BellRing, Post and New BellRing from the various sources described in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

SUMMARY

The following summary contains certain information described in more detail elsewhere in this prospectus. It does not contain all of the details concerning the transactions, including information that may be important to you. To better understand the transactions, you should carefully review this entire document and the documents to which it refers. Please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

The Parties (Page 58)

BellRing Brands, Inc.

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

BellRing, together with its subsidiaries, is a leader in the global convenient nutrition category, aiming to enhance the lives of its consumers by providing them with highly nutritious, great-tasting products they can enjoy throughout the day. BellRing’s primary brands, Premier Protein and Dymatize, target a broad range of consumers and compete in all major product forms, including ready-to-drink (“RTD”) protein shakes, other RTD beverages and powders. BellRing’s products are distributed across a diverse network of channels including club, food, drug and mass (“FDM”), eCommerce, specialty and convenience.

BellRing was incorporated in the State of Delaware on March 20, 2019 in connection with the initial public offering of its BellRing Class A Common Stock (the “IPO”). Upon completion of a series of transactions in connection with the IPO, BellRing LLC became the holder of Post’s active nutrition business, which, effective as of Post’s quarter ended June 30, 2015, and until the completion of BellRing’s IPO, had been comprised of Premier Nutrition Company, LLC (“Premier Nutrition”), Dymatize Enterprises, LLC (“Dymatize”), the PowerBar brand and Active Nutrition International GmbH (“Active Nutrition International”).

At the completion of the transactions, BellRing will change its name to BellRing Intermediate Holdings, Inc.

Post Holdings, Inc.

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Post is a Missouri corporation incorporated on September 22, 2011. It is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories. It participates in the private brand food category, including through its investment with third parties in 8th Avenue Food & Provisions, Inc. (“8th Avenue”). Post’s products are sold through a variety of channels, including grocery, club and drug stores, mass merchandisers, foodservice, food ingredient and eCommerce. As of September 30, 2021, Post operates in five reportable segments: Post Consumer Brands, Weetabix, Foodservice, Refrigerated Retail and BellRing Brands. The Post Consumer Brands segment includes the North American ready-to-eat (“RTE”) cereal business and Peter Pan nut butters; the Weetabix segment includes primarily the United Kingdom (the “U.K.”) RTE cereal and muesli business; the Foodservice segment includes primarily egg and potato products; the Refrigerated Retail segment includes primarily side dish, egg, cheese and sausage products; and the BellRing Brands segment includes RTD protein shakes and other RTD beverages, powders and nutrition bars.

In its year ended September 30, 2013, Post acquired Premier Nutrition, which, at the time, was a marketer and distributor of high quality protein shakes and nutrition bars under the Premier Protein brand and nutritional supplements under the Joint Juice brand. Premier Nutrition, Inc. was founded in 1997, and Joint Juice, Inc. was founded in 1999. In 2011, Joint Juice, Inc. acquired the Premier Protein brand and related assets from Premier Nutrition, Inc. via a corporate restructuring, and the resulting entity assumed the name Premier Nutrition Corporation. Effective September 30, 2019, Premier Nutrition Corporation converted to a limited liability company and changed its corporate name to Premier Nutrition Company, LLC.

In its year ended September 30, 2014, Post acquired Dymatize, which, at the time, was a manufacturer and marketer of high-quality protein powders and nutritional supplements under the Dymatize brand. Dymatize was founded in 1994.

In its year ended September 30, 2015, Post acquired the PowerBar brand and Active Nutrition International. The PowerBar brand was founded in 1986.

As of December 10, 2021, Post owned approximately 97.5 million BellRing LLC Units, representing approximately 71.4% of the economic interests in BellRing LLC. Following the completion of the transactions contemplated by the transaction agreement, Post expects to retain approximately 14.2% of the issued and outstanding shares of New BellRing Common Stock.

BellRing Distribution, LLC

BellRing Distribution, LLC

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

New BellRing is a wholly owned subsidiary of Post, formed in the State of Delaware on October 20, 2021 for the purpose of effecting the transactions. Immediately prior to the distribution, Post will cause New BellRing to convert into a Delaware corporation and the units representing limited liability company interests of New BellRing shall be converted into additional shares of New BellRing Common Stock. Prior to the completion of the transaction, Post will distribute shares of New BellRing Common Stock to holders of Post Common Stock in a spin-off, exchange offer or combination of a spin-off and an exchange offer transaction. In the merger, each holder of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of Class A Common Stock held by such holder, (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock. At the completion of the transactions, New BellRing, named BellRing Brands, Inc., will be a public company and the successor issuer to BellRing and listed under the ticker symbol “BRBR” on the NYSE.

BellRing Merger Sub Corporation

BellRing Merger Sub Corporation

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Merger Sub is a newly formed corporation, incorporated in the State of Delaware on October 20, 2021, for the purpose of effecting the merger. In the merger, Merger Sub will merge with and into BellRing with BellRing as the surviving company.

The Transaction Agreement (Page 103)

The transaction agreement provides for a separation transaction by Post, a debt exchange, a distribution and a merger. Each set of transactions is summarized below.

The Separation

Post Contribution

Pursuant to the transaction agreement and in connection with the separation, Post will contribute to New BellRing (i) all of the BellRing LLC Units held by it and the sole outstanding share of BellRing Class B Common Stock and (ii) an amount in cash equal to the amount of the Post negative capital account, in exchange for (x) New BellRing debt securities in an amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 and (y) limited liability company interests of New BellRing.

The “Post negative capital account” is an amount equal to the estimated taxable gain Post would realize if Post were to dispose of its interest in BellRing LLC for no consideration other than a release of Post’s share of BellRing LLC’s liabilities allocable to Post under the IRC, as determined by Post in its reasonable discretion. The amount of the Post negative capital account will be determined prior to the date on which the New BellRing debt financing transactions described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 are pursued, and therefore is not known as of the date of this prospectus. As of September 30, 2021, the most recent practicable date prior to the date of this prospectus, Post’s good faith estimate of the Post negative capital account, assuming the disposal of its interest in BellRing LLC occurred on such date, is approximately $569.3 million.

Pursuant to the transaction agreement, Post will also undertake certain other transactions to effect the separation as described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Separation—Other Separation Transactions.”

After giving effect to the separation, New BellRing will own the sole outstanding share of BellRing Class B Common Stock and all of the BellRing LLC Units beneficially owned by Post prior to the separation.

New BellRing Debt Financing

New BellRing Maximum Debt Amount

The aggregate principal amount of the indebtedness that will be incurred by New BellRing in connection with the transactions, including the New BellRing debt securities and the New BellRing loans (as defined below), will not exceed the New BellRing maximum debt amount. The “New BellRing maximum debt amount” is an amount, determined by Post in good faith in consultation with BellRing, not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x on a pro forma basis after giving effect to the transactions. The “New BellRing leverage ratio” is the ratio of New BellRing and its subsidiaries’ consolidated indebtedness to New BellRing and its subsidiaries’ consolidated earnings before interest, taxes, depreciation and amortization, in each case, calculated in a manner consistent with the definition of “Total Net Leverage Ratio” under the BellRing LLC credit agreement for the most recently completed four fiscal quarters of BellRing for which financial statements are available.

The New BellRing maximum debt amount will depend on various factors, including the earnings of BellRing and its subsidiaries, and will be determined prior to the date on which the New BellRing debt financing transactions are pursued. Accordingly, the New BellRing maximum debt amount is not known as of the date of this prospectus.

New BellRing Debt Securities

Pursuant to the transaction agreement, prior to the distribution, New BellRing will issue to Post the New BellRing debt securities. The aggregate principal amount of the New BellRing debt securities (the “New BellRing debt securities amount”) issued to Post will equal (i) the Post negative capital account plus (ii) (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by Post. As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, Post held approximately 71.4% of the outstanding BellRing LLC Units. Certain additional terms of the New BellRing debt securities are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Debt Securities.”

Post Debt Exchange

Following the issuance of such New BellRing debt securities but prior to the distribution, Post expects to exchange the New BellRing debt securities issued to it by New BellRing for satisfaction of certain debt obligations of Post in the debt exchange. Following the debt exchange, the exchanging parties, or their affiliates, are expected to sell the New BellRing debt securities to third-party investors. Certain additional terms of the debt exchange are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—Post Debt Exchange” beginning on page 105.

New BellRing Loans

Additionally, pursuant to the transaction agreement, New BellRing will enter into the New BellRing loans. The aggregate principal amount of the New BellRing loans will not exceed, together with the New BellRing debt securities amount, the New BellRing maximum debt amount. Certain additional terms of the New BellRing loans are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Loans.”

As a result of these financing transactions, the indebtedness of New BellRing immediately following the completion of the transactions is expected to be greater than the indebtedness of BellRing as of the date of this prospectus.

The Distribution

Following the separation, and prior to the effective time of the merger, Post will undertake the exchange offer described in this prospectus. See the section of this prospectus entitled “The Exchange Offer” beginning on page 60 for additional information regarding this exchange offer.

In addition, within twelve months following this exchange offer, Post may, in its sole discretion, transfer any or all of its remaining shares of New BellRing Common Stock for certain debt obligations or otherwise to its shareholders in the equity exchange.

The Merger

Following the completion of the separation and distribution, Merger Sub will merge with and into BellRing, and BellRing will be the surviving corporation in the merger. As a result of the merger, BellRing will become a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing.

Pursuant to the merger, holders of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of BellRing Class A Common Stock, (i) the per share cash consideration and (ii) one share of New BellRing Common Stock. The “per share cash consideration” will be an amount in cash equal to (i) the aggregate cash consideration amount divided by (ii) the number of shares of BellRing Class A Common Stock issued and outstanding as of immediately prior to the merger effective time. The “aggregate cash consideration amount” will be an amount equal to (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by BellRing. An example calculation of the per share cash consideration under certain assumed conditions is set forth under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107.

The separation, debt exchange, distribution and merger are referred to collectively as the “transactions.” The terms of the transactions are set forth in the transaction agreement, which is described in this prospectus.

Closing Conditions

Completion of the transactions is subject to a number of conditions, including, among others:

•	the separation and distribution have been completed in accordance with the transaction agreement and applicable law;

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	no law, injunction, judgment or ruling prohibiting the completion of the transactions or merger or making the completion of the transactions or merger illegal is in effect;

•	the New BellRing registration statements having been declared effective by the SEC and not being subject to any stop order or initiated or threatened proceedings seeking a stop order;

•

the shares of New BellRing Common Stock deliverable to certain stockholders of BellRing in the merger, as contemplated in the transaction agreement, having been approved for listing on the NYSE, subject to official notice of issuance;

•

BellRing’s receipt of the BellRing tax opinion that the merger (or the alternative transaction structure under circumstances described in the transaction agreement) will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC; and

•

Post’s receipt of the 355 tax opinion that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free reorganization within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC, and that the debt exchange and equity exchange will each qualify as a distribution in connection with the separation and distribution eligible for nonrecognition under Section 361(c) of the IRC.

Termination

The transaction agreement may be terminated:

•	by mutual consent of New BellRing and BellRing;

•	by any of the parties if the merger has not been completed by July 26, 2022;

•	by any of the parties if the merger is permanently enjoined;

•	by any of the parties if the BellRing stockholder approval is not obtained;

•

by BellRing, on the one hand, and Post or New BellRing, on the other hand, upon an incurable material breach of the transaction agreement by the other party or parties, or upon a material breach of the transaction agreement by the other party or parties that is not cured within 30 days; or

•	by Post or New BellRing if the BellRing Special Committee withdraws or modifies its recommendation to the BellRing stockholders regarding the merger.

BellRing’s Reasons for the Transactions

In the course of reaching their decision to approve and declare advisable the transaction agreement and the transactions contemplated thereby, the BellRing Special Committee considered a number of factors in their deliberations. Those factors are described in the section of this prospectus entitled “The Transactions—Recommendations of the BellRing Special Committee and BellRing Board of Directors and Reasons for the Transactions” beginning on page 88.

Accounting Treatment (Page 97)

After the completion of the transactions, BellRing’s Up-C structure will no longer be in place. As a result, New BellRing’s consolidated statements of operations will no longer reflect net earnings attributable to noncontrolling interests, which will result in a higher effective tax rate more closely aligned with other C-corporations in the U.S. Furthermore, the noncontrolling interest amount on New BellRing’s consolidated balance sheet immediately prior to completion of the transactions will be reclassified, resulting in a decrease to stockholders’ deficit.

Material U.S. Federal Income Tax Consequences of the Distribution (Page 99)

As discussed, one condition to the distribution is the receipt of the 355 tax opinion (as defined on page 17) to the effect that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free reorganization within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC. Assuming such treatment, the material U.S. federal income tax consequences to a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 99) will generally be as follows:

•

the distribution will not result in the recognition of income, gain or loss to Post (except in respect of any distributions of cash or property in excess of tax basis, and except in respect of any provisions under the IRC providing for recapture or acceleration of any income or gain without regard to the qualification of the distribution under Section 355 of the IRC);

•

U.S. holders of Post Common Stock will not recognize income, gain or loss on the receipt of New BellRing Common Stock in the distribution, except with respect to cash received in lieu of fractional shares;

•

tax basis of New BellRing Common Stock, including any fractional shares deemed received and exchanged for cash, received in the exchange offer in the hands of a holder of shares of Post Common Stock who exchanges Post Common Stock for New BellRing Common Stock in the exchange offer will be, immediately after the exchange offer, the same as the tax basis of the shares of Post Common Stock exchanged therefor, and each Post shareholder’s holding period in the New BellRing Common Stock received in the distribution will include the holding period of the Post Common Stock exchanged therefor;

•

the aggregate tax basis of the shares of Post Common Stock (excluding any shares of Post Common Stock exchanged for New BellRing Common Stock in the exchange offer) and New BellRing Common Stock distributed in the spin-off or the clean-up spin-off in the hands of each Post shareholder immediately after such spin-off, including any fractional shares, will be the same as the aggregate tax basis of the shares of Post Common Stock held by such holder immediately before such spin-off (excluding any shares of Post Common Stock exchanged for New BellRing Common Stock in the exchange offer), allocated between such shares of Post Common Stock and New BellRing Common Stock (including any fractional shares deemed received and exchanged for cash) in proportion to their relative fair market values immediately following such spin-off, and each Post shareholder’s holding period in the New BellRing Common Stock received in such spin-off, including any fractional shares, will include the holding period of the Post Common Stock with respect to which the New BellRing Common Stock was received; and

•

A U.S. holder who receives cash in lieu of a fractional share of New BellRing Common Stock will be treated as having received the fractional share pursuant to the distribution and then as having sold that fractional share for cash. As a result, such U.S. holder will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in such U.S. holder’s fractional share, determined as set forth above. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in its Post Common Stock exceeds one year.

A U.S. holder that has acquired different blocks of Post Common Stock at different times or at different prices should consult its tax advisor regarding the allocation of its aggregate tax basis in, and the holding period of, the New BellRing Common Stock distributed with respect to such blocks of Post Common Stock.

Voting by Directors and Executive Officers of BellRing (Page 95)

As of the close of business on December 10, 2021, the most recent practicable date prior to the date of this prospectus, BellRing’s directors, executive officers and their respective affiliates held 329,867 shares of BellRing Class A Common Stock (including any RSUs that vest within 60 days of December 10, 2021, any vested RSUs deferred by directors until retirement from the board of directors of BellRing (the “BellRing Board of Directors”) and shares of BellRing Class A Common Stock which could be acquired upon the exercise of vested options or options that vest within 60 days of December 10, 2021) and zero shares of BellRing Class B Common Stock. This is expected to represent less than 1% of the voting power of the shares of BellRing Common Stock expected to be outstanding and entitled to vote as of the record date for the special meeting of BellRing stockholders (the “special meeting”) to, among other things, consider and vote on a proposal to adopt the transaction agreement in accordance with its terms and the DGCL. BellRing currently expects that its directors and executive officers will vote their shares of BellRing Common Stock in favor of the proposals to be considered at the special meeting, although none of them is obligated to do so.

Interests of Directors and Executive Officers in the Transactions (Page 95)

You should be aware that some of the directors and officers of BellRing have interests in the merger that may be in addition to or differ from those of BellRing’s stockholders, including:

•	the continued employment of BellRing’s executive officers as New BellRing’s executive officers and the continued service of BellRing’s directors as directors of New BellRing;

•	the indemnification, advancement and exculpation of officers and directors of BellRing by New BellRing for their services as such up to the time of the completion of the merger;

•

the fact that Robert V. Vitale is a member of the board of directors of Post (the “Post Board of Directors”), and President and Chief Executive Officer of Post, as well as the Executive Chairman of the BellRing Board of Directors. As of December 10, 2021, Post held approximately 97.5 million BellRing LLC Units, equal to approximately 71.4% of the economic interest in BellRing LLC, and one share of BellRing Class B Common Stock, which represented 67% of the total voting power of the outstanding BellRing Common Stock;

•	the fact that Jennifer Kuperman is a member of the Post Board of Directors as well as a member of the BellRing Board of Directors; and

•

the fact that Mr. Vitale is expected to remain Executive Chairman of the board of directors of New BellRing (the “New BellRing Board of Directors”), and Ms. Kuperman is expected to remain a member of the New BellRing Board of Directors, following the completion of the transactions.

Listing (Page 97)

If the merger is completed, New BellRing will be a successor issuer to BellRing and New BellRing stock will be listed on the NYSE and BellRing Common Stock will cease to be listed. It is anticipated that shares of New BellRing will be listed on the NYSE under the ticker symbol “BRBR.”

Regulatory Approvals (Page 97)

The completion of the transactions is not subject to the receipt of any regulatory approvals.

Appraisal Rights (Page 108)

Holders of shares of BellRing Class A Common Stock that are issued and outstanding immediately prior to the effective time of the merger are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”). If a stockholder successfully exercises and perfects its, his or her appraisal rights under Section 262, such stockholder’s shares will not be converted into the right to receive the merger consideration contemplated by the transaction agreement, and instead will solely be entitled to the appraisal rights granted under Section 262. Additionally, if a stockholder fails to properly exercise and perfect its appraisal rights pursuant to Section 262, such stockholder’s shares of BellRing Class A Common Stock will be converted solely into the right to receive the merger consideration contemplated by the transaction agreement, without interest.

Visual Representation of the Transactions

Current Structure

Separation

Distribution

(1)	Sole outstanding share of BellRing Class B Common Stock will be automatically cancelled upon completion of the distribution.

Merger

(1)	Each Share of BellRing Class A Common Stock will be automatically converted into the right to receive the per share cash consideration and one share of New BellRing Common Stock.

Structure Following the Transaction

Terms of this Exchange Offer

Post is offering holders of shares of Post Common Stock the opportunity to exchange their shares for New BellRing Common Stock. You may tender all, some or none of your shares of Post Common Stock. This prospectus and related documents are being sent to persons who directly held shares of Post Common Stock on                , 2022 and brokers, banks and similar persons whose names or the names of whose nominees appear on Post’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Post Common Stock.

Shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) will be accepted for exchange at the exchange ratio determined as described in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60, on the terms and conditions of this exchange offer and subject to the limitations described in this prospectus, including the proration provisions.

Post will promptly return any shares of Post Common Stock that are not accepted for exchange following the expiration of this exchange offer and the determination of the final proration factor, if any, described below. After the expiration of this exchange offer, shares accepted by Post may not be withdrawn; provided, however, that such shares may be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer if this exchange offer has not then been completed.

For the purposes of illustration, the table below indicates the number of shares of New BellRing Common Stock that you would receive per share of Post Common Stock you validly tender in this exchange offer (and do not properly withdraw), calculated on the basis described in the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60 and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer, assuming a range of averages of the daily VWAP of shares of Post Common Stock and BellRing Common Stock on the valuation dates. The first row of the table below shows the indicative calculated per-share value of Post Common Stock, the indicative calculated per-share value of New BellRing Common Stock and the indicative exchange ratio that would have been in effect following the official close of trading on the NYSE on                , 2022 based on the daily VWAPs of Post Common Stock and BellRing Common Stock on                , 2022,                 , 2022 and                 , 2022. The table also shows the effects of a 10% increase or decrease in either or both the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock based on changes relative to the values as of                , 2022.

Post Common Stock	BellRing Class A Common Stock	Calculated per-share value of Post Common Stock (A)	Calculated per-share value of New BellRing Common Stock (before the % discount) (B)	Shares of New BellRing Common Stock to be received per share of Post Common Stock tendered (the exchange ratio) (C)	Calculated Value Ratio(1)
As of , 2022	As of , 2022
Down 10%	Up 10%
Down 10%	Unchanged
Down 10%	Down 10%
Unchanged	Up 10%
Unchanged	Down 10%(2)(3)
Up 10%	Up 10%
Up 10%	Unchanged(2)(4)
Up 10%	Down 10%(2)(5)

(A)	As of , 2022, the calculated per-share value of Post Common Stock equals the simple arithmetic average of daily Post Common Stock VWAPs on each of the three prior full trading dates ($ , $ and $ ).
(B)

As of                , 2022, the calculated per-share value of New BellRing Common Stock equals the simple arithmetic average of daily BellRing Class A Common Stock VWAPs on each of the three prior full trading dates ($        , $        and $        ).

(C)	(i) Calculated as A / (B* %) or (ii) equal to the upper limit, whichever is less.
(1)	Calculated as ((B)*(C)) / (A), rounded to the nearest four decimal points.

(2)

In this scenario, Post would announce that the upper limit on the number of shares of New BellRing Common Stock that can be received for each share of Post Common Stock tendered is in effect at the expiration of the exchange offer period no later than                ,                 Time on the last full trading day prior to the expiration date, that the exchange ratio will be fixed at the upper limit and that this exchange offer will be automatically extended until                ,                 Time on the second trading day following the expiration date.

(3)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been                 shares of New BellRing Common Stock per share of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $         in value of New BellRing Common Stock for each $         in value of Post Common Stock, and such difference could be material.

(4)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been shares of New BellRing Common Stock per share of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $         in value of New BellRing Common Stock for each $         in value of Post Common Stock, and such difference could be material.

(5)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been                 shares of New BellRing Common Stock per share of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $         in value of New BellRing Common Stock for each $         in value of Post Common Stock, and such difference could be material.

During the three-month period of                , 2021 through                , 2022, the highest closing price of Post Common Stock on the NYSE was $        and the lowest closing price of BellRing Class A Common Stock on the NYSE was $        . If the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock equaled these closing prices, the exchange ratio would have been                , and the value of such New BellRing Common Stock, based on the BellRing Class A Common Stock price, would have been approximately $        of New BellRing Common Stock for each $        of Post Common Stock accepted for exchange.

Extension; Termination

This exchange offer, and your withdrawal rights, will expire at                ,                Time on                , 2022, unless this exchange offer is extended or terminated. You must tender your shares of Post Common Stock prior to this time if you want to participate in this exchange offer. Post may extend, terminate or amend this exchange offer as described in this prospectus.

Post will issue a press release or other public announcement no later than                ,                Time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date.

Mandatory Extension

If the upper limit on the number of shares of New BellRing Common Stock that can be received for each share of Post Common Stock tendered is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                ,                Time on the second trading day following the originally contemplated expiration date.

In case of an extension of this exchange offer (mandatory or otherwise), Post will publicly announce the extension by press release no later than                ,                Time, on the first business day following the previously scheduled expiration date.

Conditions to Completion of this Exchange Offer

Post’s obligation to exchange shares of New BellRing Common Stock for shares of Post Common Stock is subject to the conditions listed in the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75, including the satisfaction of conditions to the transactions and other conditions. These conditions include:

•	the separation shall have been completed substantially in accordance with the separation plan contemplated in the transaction agreement;

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	the shares of New BellRing Common Stock deliverable in the distribution have been approved for listing on the NYSE, subject to official notice of issuance;

•	the debt exchange shall have been completed in accordance with the transaction agreement;

•

the Post Board of Directors shall have received, and BellRing shall have been furnished a copy of, an opinion by an independent nationally recognized appraisal firm as to the solvency of New BellRing and Post, in each case after giving effect to the separation, the issuance of the New BellRing debt and the completion of the distribution; and

•	no market disruption event has occurred, which Post has determined in its reasonable judgment has impaired the benefits of this exchange offer to Post.

For a description of the material conditions precedent to the transactions, please see the section of this prospectus entitled “The Transaction Agreement—Conditions to Completion of the Transactions—Conditions to Completion of the Merger” beginning on page 114.

Post may waive any of the conditions to this exchange offer prior to the expiration of this exchange offer. New BellRing has no right to waive any of the conditions to this exchange offer. BellRing has no right to waive any of the conditions to this exchange offer (except that it may waive certain of the conditions to BellRing’s obligations to complete the merger, which conditions are also conditions to this exchange offer).

Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock

If, upon the expiration of this exchange offer, Post shareholders have validly tendered in this exchange offer (and not properly withdrawn) more shares of Post Common Stock than Post is able to accept for exchange (taking into account the exchange ratio and the total number of shares of New BellRing Common Stock being exchanged by Post in this exchange offer), Post will accept for exchange the shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) by each tendering shareholder on a pro rata basis, based on the proportion that the total number of shares of Post Common Stock to be accepted bears to the total number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) (rounded to the nearest whole number of shares of Post Common Stock, and subject to any adjustment necessary to ensure the exchange of all shares of New BellRing Common Stock being owned by Post), except for tenders of odd-lots, as described below.

Post will announce the preliminary proration factor for this exchange offer at                 and separately by press release promptly after the expiration of this exchange offer. Upon determining the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), Post will announce the final results of this exchange offer, including the final proration factor for this exchange offer.

Beneficial holders of less than 100 shares of Post Common Stock who validly tender in this exchange offer (and do not properly withdraw) all of their shares may elect not to be subject to proration by completing the section in the applicable letter of transmittal entitled “Odd-Lot Shares.” If your odd-lot shares are held by a broker for your account, you can contact the broker and request this preferential treatment. All of your odd-lot shares will be accepted for exchange without proration if Post completes this exchange offer.

Fractional Shares

No fractional shares will be distributed or credited to book-entry authorization representing the shares of New BellRing Common Stock in connection with the distribution, and any such fractional share interests to which a holder of shares of Post Common Stock would otherwise be entitled will not entitle such record holder to vote or to any other rights as a stockholder of New BellRing. Instead, following the distribution date the exchange agent or transfer agent will aggregate all fractional shares allocable to any holder of shares of Post Common Stock, and will sell any whole shares obtained as a result of such aggregation for cash in the open market at the then prevailing prices (with the transfer agent or exchange agent, as applicable, in its sole and absolute discretion, determining when, how and through which broker dealer and at what price to make such sales), and will distribute such cash to each record holder of shares of Post Common Stock who would otherwise be entitled to receive a fractional share of New BellRing Common Stock in an amount equal to each such holder’s ratable share, after deducting any taxes required to be withheld and applicable transfer taxes, and after deducting the costs and expenses of such sale and distribution, including brokers fees and commissions. None of Post, New BellRing or the transfer agent or exchange agent, as applicable, will be required to guarantee any minimum sale price for the fractional shares of New BellRing Common Stock sold in accordance with this section. Neither Post nor New BellRing will be required to pay any interest on the proceeds from the sale of fractional shares.

Procedures for Tendering

For you to validly tender your shares of Post Common Stock in this exchange offer, prior to the expiration of this exchange offer:

•

If you hold certificates representing shares of Post Common Stock, or if your shares of Post Common Stock are held in book-entry via the DRS, you must deliver to the exchange offer agent a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents. If you hold certificates representing shares of Post Common Stock, you must also deliver to the exchange offer agent the certificates representing the shares of Post Common Stock tendered. Since certificates are not issued for DRS shares, you do not need to deliver any certificates representing those shares to the exchange offer agent.

•

If you hold shares of Post Common Stock through a broker, you should receive instructions from your broker on how to participate in this exchange offer. In this situation, do not complete a letter of transmittal to tender your Post Common Stock. Please contact your broker directly if you have not yet received instructions. Some financial institutions may also effect tenders by book-entry transfer through The Depository Trust Company.

•

If you hold shares of Post Common Stock through one of the 401(k) Plans, you should receive instructions from Vanguard (via Computershare) on how to participate in this exchange offer. You should complete and deliver any documents as instructed.

Delivery of New BellRing Common Stock

Upon the completion of this exchange offer, Post will deliver to the exchange offer agent, and the exchange offer agent will hold, for the account of the relevant Post shareholders, a book-entry authorization representing (a) all of the shares of New BellRing Common Stock being exchanged in this exchange offer, with irrevocable instructions to hold the shares of New BellRing Common Stock as agent for the holders of shares of Post Common Stock validly tendered in this exchange offer and not properly withdrawn and, (b) in the case of a pro rata distribution, if any, the shares of New BellRing Common Stock being distributed to Post shareholders whose shares of Post Common Stock remain outstanding after the completion of this exchange offer. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Exchange of Shares of Post Common Stock” beginning on page 67.

Withdrawal Rights

Shares of Post Common Stock validly tendered in this exchange offer may be withdrawn at any time before                ,                Time on the expiration date by following the procedures described herein. If you change your mind again, you may re-tender your Post Common Stock by again following this exchange offer procedures prior to the expiration of this exchange offer.

No Appraisal Rights

No appraisal rights are available to holders of Post Common Stock in connection with this exchange offer or any pro rata spin-off distribution (in the event this exchange offer is not fully subscribed) of shares of New BellRing Common Stock.

Distribution of New BellRing Common Stock Remaining After this Exchange Offer

In the event this exchange offer is not fully subscribed, shares of New BellRing Common Stock owned by Post, up to the distributed amount, that are not exchanged in this exchange offer will be distributed as a pro rata spin-off distribution, up to the distributed amount, to holders of Post Common Stock whose shares of Post Common Stock remain outstanding after the completion of this exchange offer. The record date for the pro rata distribution, if any, will be announced by Post. Any Post shareholder who validly tenders in this exchange offer (and does not properly withdraw) shares of Post Common Stock for shares of New BellRing Common Stock will waive its rights with respect to such shares to receive, and forfeit any rights to, shares of New BellRing Common Stock distributed on a pro rata basis to Post shareholders in the event this exchange offer is not fully subscribed.

If this exchange offer is completed, the exchange offer agent will calculate the exact number of shares of New BellRing Common Stock not exchanged in this exchange offer to be distributed on a pro rata basis, and that number of shares of New BellRing Common Stock will be held by the exchange agent as agent for holders of Post Common Stock entitled thereto.

If this exchange offer is terminated by Post without the exchange of shares, but the conditions to completion of the transactions have otherwise been satisfied, Post intends to distribute a number of shares of New BellRing Common Stock up to the distributed amount and owned by Post on a pro rata basis to holders of Post Common Stock, with a record date to be announced by Post.

Legal Limitations; Certain Matters Relating to Non-U.S. Jurisdictions

This prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of New BellRing Common Stock, shares of Post Common Stock or shares of BellRing Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. After the completion of this exchange offer and prior to the merger, it will not be possible to trade the New BellRing Common Stock. Countries outside of the U.S. generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Post, BellRing or New BellRing has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Post Common Stock or New BellRing Common Stock outside of the U.S. Accordingly, the ability of any non-U.S. person to tender shares of Post Common Stock in this exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in this exchange offer without the need for Post, BellRing or New BellRing to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in this exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Post Common Stock, BellRing Common Stock or New BellRing Common Stock that may apply in their home countries. None of Post, BellRing or New BellRing can provide any assurance about whether such limitations may exist. For additional information about limitations on this exchange offer outside of the U.S., please see the section of this prospectus entitled “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions” beginning on page 77.

Risk Factors

In deciding whether to tender your shares of Post Common Stock in this exchange offer, you should carefully consider the matters described in the section of this prospectus entitled “Risk Factors” beginning on page 39, as well as other information included in this prospectus and the other documents to which you have been referred.

Recent Developments

As disclosed in BellRing’s Annual Report on Form 10-K for the year ended September 30, 2021 filed on November 19, 2021 (the “BellRing Form 10-K”), on November 12, 2020, the BellRing Board of Directors approved a $60 million share repurchase authorization. Repurchases of BellRing Class A Common Stock may be made from time to time in the open market, private purchases, through forward, derivative, alternative, accelerated repurchase or automatic purchase transactions, or otherwise.

On December 7, 2021, BellRing entered into a 10b5-1 plan, through which it intends to repurchase up to $25 million of shares of BellRing Class A Common Stock, not to exceed 1 million shares of BellRing Class A Common stock, pursuant to the share repurchase authorization, subject to a maximum price of $25.00 per share and other volume limitations. As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, BellRing has deployed approximately $12.3 million to repurchase approximately 541,774 shares of BellRing Class A Common Stock through a combination of open market transactions and the 10b5-1 plan. As of the date of this prospectus, all shares repurchased are held as treasury stock.

SUMMARY HISTORICAL FINANCIAL DATA

Summary Historical Consolidated Financial Data of Post

The following tables present summary historical financial data of Post and its consolidated subsidiaries, and should be read in conjunction with Post’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related footnotes thereto incorporated by reference into this prospectus.

Effective October 21, 2019, the financial results of BellRing and its subsidiaries were consolidated within Post’s financial results and a portion of the consolidated net income and net assets of BellRing and its subsidiaries representing the portion of the economic interest in BellRing LLC held by BellRing (and therefore indirectly held by the public stockholders of BellRing through their ownership of the BellRing Class A Common Stock), is allocated to noncontrolling interest (“NCI”), which portion, as of October 21, 2019, was 28.8%.

The condensed consolidated statements of operations and cash flows data for the years ended September 30, 2021, 2020 and 2019, and the condensed consolidated balance sheets data as September 30, 2021 and 2020, have been derived from the audited consolidated financial statements of Post included in the Annual Report on Form 10-K for the year ended September 30, 2021 filed on November 19, 2021 (the “Post Form 10-K”) and related notes incorporated by reference into this prospectus.

	Year Ended September 30,
	2021 (a)	2020 (a)	2019 (a)
Statements of Operations Data
Net sales	$6,226.7	$5,698.7	$5,681.1
Cost of goods sold	4,412.4	3,911.3	3,889.0

Gross profit	1,814.3	1,787.4	1,792.1
Selling, general and administrative expenses	974.1	934.3	911.6
Amortization of intangible assets	194.4	160.3	161.3
Gain on sale of business (b)	—	—	(126.6)
Impairment of goodwill and other intangible assets (c)	—	—	63.3
Other operating (income) expenses, net (d)	(9.9)	(7.7)	1.5

Operating profit	655.7	700.5	781.0
Interest expense, net	375.8	388.6	322.4
Loss on extinguishment and refinancing of debt, net (e)	94.8	72.9	6.1
Income (expense) on swaps, net (f)	(122.8)	187.1	306.6
Other income, net	(29.3)	(11.5)	(13.2)

Earnings before income taxes and equity method loss	337.2	63.4	159.1
Income tax expense (benefit) (g)	86.6	3.5	(3.9)
Equity method loss, net of tax (h)	43.9	30.9	37.0

Net earnings including noncontrolling interests	206.7	29.0	126.0
Less: Net earnings attributable to noncontrolling interests (h)	40.0	28.2	1.3

Net earnings	166.7	0.8	124.7
Less: Preferred stock dividends	—	—	3.0

Net earnings available to common shareholders	$166.7	$0.8	$121.7

	Year Ended September 30,
	2021 (a)	2020 (a)	2019 (a)
Earnings Per Common Share
Basic	$2.42	$0.01	$1.72
Diluted	$2.38	$0.01	$1.66
Statements of Cash Flows Data
Depreciation and amortization	$420.2	$370.3	$379.6
Cash provided by (used in):
Operating activities	$588.2	$625.6	$688.0
Investing activities	(793.6)	(218.5)	26.7
Financing activities	(167.5)	(272.0)	(652.4)

	As of September 30,
	2021	2020
Balance Sheet Data
Cash and cash equivalents	$817.1	$1,187.9
Working capital (excluding cash, cash equivalents, restricted cash and current portion of long-term debt)	330.1	184.9
Total assets	12,414.7	12,146.7
Debt, including current portion	7,040.2	7,023.9
Other liabilities	519.6	599.8
Total shareholders’ equity	2,754.2	2,829.0

(a)

The data in these columns include results from acquisitions from the respective date of acquisition through September 30, 2021, as well as results from divestitures through the date of sale or deconsolidation. For more information on Post’s fiscal years 2021, 2020 and 2019 transactions, see Notes 5 and 7 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(b)	For information about “Gain on sale of business” for fiscal year 2019, see Note 7 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.
(c)

For information about “Impairment of goodwill and other intangible assets” for fiscal years 2021, 2020 and 2019, see “Critical Accounting Estimates” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of the Post Form 10-K and Notes 2 and 8 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(d)

In fiscal years 2021 and 2020, “Other operating (income) expenses, net” was impacted by the recognition of gains on bargain purchase in connection with the acquisitions of the private label ready-to-eat cereal business from TreeHouse Foods, Inc. and Henningsen Foods, Inc., respectively. For more information on the acquisitions and the related gains on bargain purchase, see Note 5 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(e)

For information about “Loss on extinguishment and refinancing of debt, net” for fiscal years 2021, 2020 and 2019, see Note 17 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(f)

For information about “Income (expense) on swaps, net” for fiscal years 2021, 2020 and 2019, see Note 14 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(g)

In fiscal year 2021, the effective income tax rate was impacted by enacted tax law changes in the United Kingdom. In fiscal year 2020, the Company’s accounting for income taxes was impacted by the Coronavirus Aid, Relief, and Economic Security Act, which was enacted on March 27, 2020. For information about “Income tax expense (benefit),” see Note 9 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

(h)	For information about equity interests, see Note 4 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

Summary Historical Consolidated and Combined Financial Data of BellRing

The following tables present summary historical financial data of BellRing and should be read in conjunction with BellRing’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related footnotes thereto incorporated by reference into this prospectus.

Effective October 21, 2019, the financial results of BellRing LLC and its subsidiaries are consolidated with BellRing, and 71.2% of the consolidated net earnings of BellRing LLC are allocated to the redeemable NCI. The calculation of the NCI is based on Post’s ownership percentage of BellRing LLC Units during each period and reflects the historical entitlement of Post to a portion of the consolidated net earnings of BellRing LLC.

The condensed consolidated and combined statements of operations and cash flows data for the year ended September 30, 2021, 2020 and 2019, and the condensed consolidated balance sheets data as September 30, 2021 and 2020, have been derived from the audited consolidated financial statements of BellRing included in the BellRing Form 10-K and related notes incorporated by reference into this prospectus. The summary historical financial information included below is not necessarily indicative of New BellRing’s future performance.

We have not presented summary historical condensed financial and other data for New BellRing because New BellRing is a newly formed entity and has not had any corporate activity since its formation other than the issuance of limited liability company interests in connection with its initial capitalization, has had no business transactions or activities to date, and had no assets or liabilities during the periods presented in this section. Following the transactions described in this prospectus, New BellRing will be the successor issuer to BellRing and its ownership interest in BellRing and its subsidiaries will be its sole material asset.

	Year Ended September 30,
dollars in millions	2021	2020	2019
Statements of Operations Data
Net sales	$1,247.1	$988.3	$854.4
Cost of goods sold	860.9	650.3	542.6

Gross profit	386.2	338.0	311.8
Selling, general and administrative expenses	167.1	151.8	127.1
Amortization of intangible assets	51.2	22.2	22.2
Other operating income, net	(0.1)	—	—

Operating profit	168.0	164.0	162.5
Interest expense, net	43.2	54.7	—
Loss on refinancing of debt (a)	1.6	—	—

Earnings before income taxes	123.2	109.3	162.5
Income tax expense	8.8	9.2	39.4

Net earnings including redeemable noncontrolling interest	114.4	100.1	123.1
Less: Net earnings attributable to redeemable noncontrolling interest	86.8	76.6	123.1

Net earnings available to Class A common stockholders	$27.6	$23.5	$—

Earnings Per Share of Class A Common Stock
Basic	$0.70	$0.60	$—
Diluted	$0.70	$0.60	$—

	Year Ended September 30,
dollars in millions	2021	2020	2019
Statements of Cash Flows Data
Depreciation and amortization	$53.7	$25.3	$25.3
Cash provided by (used in):
Operating activities	$226.1	$97.2	$98.3
Investing activities	(1.6)	(2.1)	(3.2)
Financing activities	(120.9)	(52.6)	(100.2)

	As of September 30,
	2021	2020
Balance Sheet Data
Cash and cash equivalents	$152.6	$48.7
Working capital (excluding cash, cash equivalents and current portion of long-term debt)	100.5	152.2
Total assets	696.5	653.5
Debt, including current portion	597.5	686.4
Other liabilities	21.9	29.8
Total stockholders’ deficit (b)	(3,062.8)	(2,182.6)

(a)

During the year ended September 30, 2021, BellRing recognized $1.6 million of losses related to refinancing fees incurred in conjunction with the refinancing of the BellRing LLC credit agreement. See Note 15 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus for additional information on the debt.

(b)

On October 21, 2019, BellRing completed the IPO. For additional information about the IPO, see Note 1 within “Notes to Consolidated Financial Statements” incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the following risks, together with the other information contained or incorporated by reference into this prospectus and the exhibits hereto. Some of the risks described below relate principally to the business and the industry in which BellRing will operate after the transactions, while others relate principally to the transactions. The remaining risks relate principally to the securities markets generally and ownership of shares of BellRing Common Stock. For a discussion of additional uncertainties associated with forward-looking statements in this prospectus, please see the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, you should consider the risks associated with Post’s business and BellRing’s business that appear in the Post Form 10-K and the BellRing Form 10-K, respectively, each of which is incorporated by reference into this prospectus.

Risks Related to this Exchange Offer

Tendering Post shareholders may receive a reduced premium or may not receive any premium in this exchange offer.

This exchange offer is designed to permit you to exchange your shares of Post Common Stock for shares of New BellRing Common Stock at a                % discount to the per-share value of New BellRing Common Stock, calculated as set forth in this prospectus and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The existence of a discount may negatively affect the market price of BellRing Class A Common Stock. Stated another way, for each $                of your Post Common Stock accepted in this exchange offer, you will receive approximately $                of New BellRing Common Stock (subject to the exception described below). The value of the Post Common Stock will be based on the calculated per-share value of Post Common Stock on the NYSE and the value of the shares of New BellRing Common Stock will be based on the calculated per-share value of BellRing Class A Common Stock on the NYSE, in each case determined by reference to the simple arithmetic average of the daily VWAP of Post Common Stock and BellRing Class A Common Stock, respectively, on each of the valuation dates.

The number of shares you can receive is, however, subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. As a result, you may receive less than $                of New BellRing Common Stock for each $                of Post Common Stock, depending on the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock at the expiration date. Because of the upper limit on the number of shares of New BellRing Common Stock you will receive in this exchange offer, if there is a drop of sufficient magnitude in the trading price of BellRing Class A Common Stock relative to the trading price of Post Common Stock, and/or if there is an increase of sufficient magnitude in the trading price of Post Common Stock relative to the trading price of BellRing Class A Common Stock, you may not receive $                of New BellRing Common Stock for each $                of Post Common Stock. In such scenario, the amount of New BellRing Common Stock received by a shareholder could be materially less than $                .

For example, if the calculated per-share value of Post Common Stock was $                (the highest closing price for Post Common Stock on the NYSE during the three-month period prior to commencement of this exchange offer) and the calculated per-share value of New BellRing Common Stock was $                (the lowest closing price for BellRing Class A Common Stock on the NYSE during that three-month period), the value of New BellRing Common Stock, based on the BellRing Class A Common Stock price, received for Post Common Stock accepted for exchange would be approximately $                for each $                of Post Common Stock accepted for exchange.

This exchange offer does not provide for a minimum exchange ratio. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer” beginning on page 60. If the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                 ,                 Time, on the second trading day following the originally contemplated expiration date to permit shareholders to validly tender or properly withdraw their shares of Post Common Stock during those days. Any changes in the prices of Post Common Stock or BellRing Class A Common Stock on those additional days of this exchange offer will not, however, affect the exchange ratio.

For example, if the trading price of Post Common Stock were to increase during the period of the valuation dates or after the date the final exchange ratio is set, the average price of Post Common Stock used to calculate the exchange ratio would likely be lower than the closing price of shares of Post Common Stock on the last full trading day prior to the expiration date of this exchange offer. As a result, you would receive fewer shares of New BellRing Common Stock for each $                of shares of Post Common Stock than you would have if the average price of Post Common Stock were calculated on the basis of the closing price of shares of Post Common Stock on the last full trading day prior to the expiration date of this exchange offer or on the basis of an averaging period that includes the last two full trading days prior to the expiration of the exchange offer period. Similarly, if the trading price of BellRing Class A Common Stock were to decrease during the period of the valuation dates or after the date the final exchange ratio is set, the average BellRing Class A Common Stock price used to calculate the exchange ratio would likely be higher than the closing price of BellRing Class A Common Stock on the last full trading day prior to the expiration date. This could also result in your receiving fewer shares of New BellRing Common Stock for each $                of Post Common Stock than you would otherwise receive if the average BellRing Class A Common Stock price were calculated on the basis of the closing price of BellRing Class A Common Stock on the last full trading day prior to the expiration date or on the basis of an averaging period that included the last two full trading days prior to the expiration of the exchange offer period.

In addition, there is no assurance that holders of shares of Post Common Stock that are exchanged for shares of New BellRing Common Stock in this exchange offer will be able to sell such shares at prices comparable to the calculated per-share value of New BellRing Common Stock at the expiration date. For example, in the event that this exchange offer is not fully subscribed, Post will distribute its remaining shares of New BellRing Common Stock in the clean-up spin-off. Post shareholders who receive New BellRing Common Stock as a result of the clean-up spin-off may not want to be holders of New BellRing Common Stock holders and may sell those shares immediately in the public market. Although Post has no actual knowledge of any plan or intention of any significant shareholder of Post to sell the New BellRing Common Stock it receives as a result of any such spin-off, it is possible that some Post shareholders will sell the New BellRing Common Stock they receive if, for reasons such as New BellRing’s business profile or market capitalization, New BellRing does not fit their investment objectives or, in the case of index funds, New BellRing is not a participant in the index in which they are investing. The sales of significant amounts of New BellRing Common Stock relating to the above events or the perception in the market that such sales will occur may decrease the market price of New BellRing Common Stock.

The trading prices of BellRing Class A Common Stock may not be an appropriate proxy for the prices of New BellRing Common Stock.

The calculated per-share value for New BellRing Common Stock is based on the trading prices for BellRing Class A Common Stock, which may not be an appropriate proxy for the prices of New BellRing Common Stock. There is currently no trading market for New BellRing Common Stock. Post believes, however, that the trading prices for BellRing Class A Common Stock are an appropriate proxy for the trading prices of New BellRing Common Stock because (i) following the merger, New BellRing’s sole material asset will be the shares of BellRing, which will become a direct, wholly owned subsidiary of New BellRing, and New BellRing will become the new public parent company of BellRing and the successor issuer to BellRing, and (ii) at the valuation dates, it is expected that all of the major conditions to the completion of the transactions will have been satisfied and the merger will be expected to be completed shortly, such that investors should be expected to be valuing

BellRing Class A Common Stock based on the expected value of New BellRing Common Stock immediately after the merger. There can be no assurance, however, that New BellRing Common Stock after the transactions will trade on the same basis as BellRing Class A Common Stock trades prior to the transactions. In addition, it is possible that the trading prices of BellRing Class A Common Stock prior to completion of the transactions will not fully reflect the anticipated value of New BellRing Common Stock after the transactions. For example, trading prices of BellRing Class A Common Stock on the valuation dates could reflect some uncertainty as to the timing or completion of the transactions or could reflect trading activity by investors seeking to profit from market arbitrage.

As a result of the pricing mechanism utilized in the exchange offer, the exchange ratio for the exchange offer will not be fixed prior to the launch of the exchange offer, but will be instead determined while the exchange offer is open, creating a risk of arbitrage trading during the exchange offer that could impact the final exchange ratio.

The exchange offer does not set forth a fixed exchange ratio at the outset of the exchange offer. Rather, the exchange offer price is expressed as a ratio of New BellRing Common Stock for each $                of Post Common Stock validly tendered in this exchange offer (and not withdrawn), subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The exchange offer’s pricing mechanism (the “pricing mechanism”) will calculate the values of Post Common Stock and New BellRing Common Stock by reference to a simple arithmetic average of daily VWAPs of Post Common Stock and BellRing Class A Common Stock, respectively, over the three valuation dates. The per-share values for Post Common Stock will be determined by Post by reference to the simple arithmetic average of the daily VWAP of shares of Post Common Stock on the NYSE over the three valuation dates. Similarly, the per-share values for New BellRing Common Stock will be determined by Post by reference to the simple arithmetic average of the daily VWAP of shares of BellRing Class A Common Stock on the NYSE over the valuation dates. If the exchange offer is extended, the valuation dates will reset to the period of three consecutive trading days ending on and including the second trading day preceding the revised expiration date, as may be extended. The final exchange ratio will be available at                      and announced by press release by                ,                Time, on                , 2022, the last full trading day prior to the expiration date, as may be extended. Please see the section of this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer—Pricing Mechanism” beginning on page 61.

As the pricing mechanism results in the final exchange ratio being fixed prior to the expiration of the exchange offer, the value of Post Common Stock and BellRing Class A Common Stock may change after the final exchange ratio is fixed by the pricing mechanism. The difference between the changing prices of publicly traded Post Common Stock and BellRing Class A Common Stock and the fixed exchange ratio could allow for investors to engage in arbitrage trading during the final business day prior to the expiration of the exchange offer or, in the event of a mandatory extension, three business days prior to the expiration of the exchange offer, which could affect the price of Post Common Stock, BellRing Class A Common Stock or both. Such trading could impact the value of the consideration received by holders of Post Common Stock participating in the exchange offer.

Post shareholders’ investment will be subject to different risks after this exchange offer regardless of whether they elect to participate in this exchange offer.

•

If Post shareholders exchange all of their shares of Post Common Stock and this exchange offer is not oversubscribed, then they will no longer have an interest in Post, but instead they will directly own an interest in New BellRing. As a result, their investment will be subject exclusively to risks associated with New BellRing and not risks associated solely with Post.

•

If Post shareholders exchange all of their shares of Post Common Stock and this exchange offer is oversubscribed, then the offer will be subject to the proration procedures described below and, unless their odd-lot tender is not subject to proration, such Post shareholders will own an interest in both Post and New BellRing. As a result, their investment will be subject to risks associated with both Post and New BellRing.

•

If Post shareholders exchange some, but not all, of their shares of Post Common Stock, then regardless of whether this exchange offer is fully subscribed, the number of shares of Post Common Stock they own will decrease (unless they otherwise acquire shares of Post Common Stock), while the number of shares of New BellRing Common Stock they own will increase. As a result, their investment will be subject to risks associated with both Post and New BellRing.

•

In addition to the consequences of this exchange offer described above, in the event that this exchange offer is not fully subscribed, Post shareholders that remain shareholders of Post following the completion of this exchange offer will receive shares of New BellRing Common Stock when Post completes the clean-up spin-off described in the section of this prospectus entitled “The Exchange Offer—Distribution of New BellRing Common Stock Remaining After this Exchange Offer” beginning on page 77. As a result, their investment may be subject to risks associated with both Post and New BellRing.

Whether or not Post shareholders tender their shares of Post Common Stock, any shares of Post Common Stock they hold after the completion of this exchange offer will reflect a different investment from the investment they previously held because Post will no longer control BellRing.

Risks Related to the Transactions

The completion of the transactions is subject to numerous conditions, which may not be satisfied or waived, and the transactions may not occur.

The obligations of BellRing and Post to complete the transactions are subject to a number of conditions, including, among other things: (i) the adoption of the transaction agreement by (x) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (y) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates), (ii) the absence of any law or order from any court or governmental authority restraining, enjoining or prohibiting the transactions, (iii) receipt of opinions with respect to the intended tax treatment of the merger, (iv) the applicable registration statements of New BellRing having become effective under the Securities Act, and (v) the shares of New BellRing Common Stock to be distributed in the distribution and issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance. No assurance can be given that any of the foregoing conditions or the other conditions set forth in the transaction agreement will be satisfied or waived. For more information regarding the conditions to the completion of the transactions, please see the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Conditions to Completion of the Transactions” beginning on page 114.

BellRing and Post may not be able to complete the proposed transactions on the terms described in this prospectus or on other acceptable terms or at all because of a number of factors, including, among other things: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, (ii) the failure to obtain adequate financing sources for the New BellRing debt securities to be issued to Post and to be used to fund the cash portion of the per share cash consideration payable to BellRing stockholders in the merger, (iii) any other failure of BellRing or Post to satisfy the conditions described above or other conditions set forth in the transaction agreement, and (iv) the effect of the announcement of the transactions on the ability of BellRing to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

BellRing may be unable to achieve some or all of the benefits that it expects to achieve through the transactions.

BellRing may be unable to achieve the full strategic and financial benefits expected to result from the transactions, or such benefits may be delayed or may never occur at all. The transactions are expected to provide the following benefits, among others:

•

the increase in BellRing’s independence of ownership, eliminating Post’s majority voting control of BellRing Common Stock and the BellRing Board of Directors, as well as Post’s majority ownership of the BellRing LLC Units;

•

the enhanced independence of governance by BellRing, permitting BellRing to increase or accelerate growth and investment plans, make independent cash flow deployment decisions and consider other strategic alternatives such as mergers and acquisitions;

•

the enhanced liquidity of BellRing Common Stock in the public trading market by increasing the float of New BellRing’s shares immediately after the transactions are completed as compared to the number of beneficial owners of BellRing Common Stock prior to the transactions;

•

the removal of the perceived “overhang” with respect to the BellRing Common Stock that currently exists as a result of Post’s majority voting control of BellRing Common Stock, including the fact that such overhang could be depressing the market price of the BellRing Common Stock;

•	the simplification of BellRing’s capital structure and reduction in the reporting and administrative burden of maintaining an additional class of equityholders in BellRing LLC;

•

the transactions will allow Post to dispose of a substantial portion of its ownership in BellRing and BellRing LLC in an orderly manner that should be less disruptive to the public trading market for the shares of BellRing Common Stock than open market sales;

•	the enhanced attractiveness of BellRing’s equity-based compensation plans, thereby increasing BellRing’s ability to attract and retain quality executives and other employees;

•	the ability of BellRing to take advantage of the robust debt financing markets in connection with the incurrence of indebtedness by New BellRing in the transactions;

•	the fact that a portion of the merger consideration in connection with the transactions with be payable in cash to holders of BellRing Class A Common Stock; and

•

the fact that New BellRing should become eligible for index inclusion because it is expected that, following the completion of the transactions, New BellRing will satisfy the S&P Index criteria related to public float that BellRing does not currently satisfy.

BellRing may not achieve these or other anticipated benefits for a variety of reasons, including, among others:

•	New BellRing will likely incur significant indebtedness in connection with the transactions, with New BellRing incurring indebtedness resulting in pro forma net leverage of up to 4.00x;

•	the transactions will require meaningful amounts of time and effort which could divert management’s attention from the operation and growth of BellRing’s business and other strategic endeavors;

•

New BellRing will be required to bear a number of non-recurring costs in connection with the transactions, including financial, legal and other advisory fees, financing fees, SEC filing fees and expenses, printing expenses and other related charges; and

•

after a certain period following the completion of the transactions, New BellRing will no longer benefit from certain services provided by Post to New BellRing under a master services agreement, including certain legal, finance, internal audit, treasury, information technology, support, human resources, insurance and tax services, meaning New BellRing’s costs and expenses related to such support functions may increase following the completion of the transactions.

In addition, following the completion of the transactions, the anticipated operational, financial, strategic and other benefits of such transaction to BellRing and its stockholders may not be achieved. An inability to realize the full extent of the anticipated benefits of the transactions, as well as any delays encountered in the process, could have an adverse effect on New BellRing’s business, financial condition, results of operations and cash flows, and also may negatively affect New BellRing’s ability to successfully execute New BellRing’s growth strategy.

For additional factors considered by the BellRing Special Committee and BellRing Board of Directors in connection with their evaluation of the transactions, please see the section of this prospectus entitled “The Transactions—Recommendations of the BellRing Special Committee and BellRing Board of Directors and Reasons for the Transactions” beginning on page 88.

The amount of the cash consideration to be paid to BellRing stockholders in the merger depends on a number of factors, some of which are outside of the control of BellRing and Post and will not be known until shortly prior to the completion of the transactions.

In the merger, each share of BellRing Class A Common Stock issued and outstanding immediately prior to the time of the merger, other than any dissenting shares and shares owned by BellRing or its subsidiaries, will be automatically converted into the right to receive (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock.

The aggregate principal amount of the New BellRing debt and the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement will be determined prior to the date on which the New BellRing debt financing transactions are pursued, and therefore are not known as of the date of this prospectus. Further, the aggregate principal amount of New BellRing’s newly issued debt securities depends, in part, on the earnings of BellRing and its subsidiaries, which depends on numerous factors and is not fully within the control of BellRing or Post.

An example calculation of the per share cash consideration under certain assumed conditions is set forth in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107.

Officers and directors of BellRing have certain interests in the merger that are different from, or in addition to, the interests of BellRing stockholders. These interests may be perceived to have affected their decision to support or approve the transactions.

BellRing officers and directors have certain interests in the merger that are different from, or in addition to, the interests of stockholders of BellRing. Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

If holders of Post Common Stock who receive New BellRing Common Stock in the transactions sell that stock immediately, it could cause a decline in the market price of New BellRing Common Stock.

All of the shares of New BellRing Common Stock to be issued in the transactions will be registered with the SEC under the registration statements, including the registration statement on Form S-4 and Form S-1 of which this prospectus forms a part, and therefore will be immediately available for resale in the public market, except with respect to shares issued in the transactions to certain affiliates (as that term is defined in Rule 405 of the Securities Act). The number of holders of shares of New BellRing Common Stock immediately after the merger will be substantially larger than the current number of holders of shares of BellRing Common Stock.

Holders of shares of Post Common Stock who are not directors, officers or affiliates of Post may elect to sell any shares New BellRing Common Stock they receive immediately after the transactions. Directors, officers and other affiliates of Post may immediately resell the New BellRing Common Stock they receive under Rule 144 of the Securities Act under certain conditions, one of which limits the amount of shares to the greater of 1% of the outstanding shares or the average weekly volume of trading of New BellRing Common Stock for the four weeks prior to their proposed sale. As a result of future sales of such common stock, or the perception that these sales could occur, the market price of New BellRing Common Stock may decline and could decline significantly before or at the time the transactions are completed, or immediately thereafter. If this occurs, or if other holders of shares of New BellRing Common Stock sell significant amounts of shares of New BellRing Common Stock immediately after the transactions are completed, it is likely that these sales would cause a decline in the market price of New BellRing Common Stock.

If the distribution by Post of New BellRing Common Stock is completed, New BellRing may be responsible for U.S. federal income tax liabilities that relate to such distribution.

The completion of the distribution by Post of New BellRing Common Stock is conditioned on the receipt by Post of the 355 tax opinion from a nationally recognized accounting firm or law firm (“distribution tax counsel,” and a nationally recognized accounting firm or law firm delivering the BellRing tax opinion, “BellRing tax counsel,” and together, “tax counsel”) to the effect that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free reorganization under Sections 368(a) and 355 of the IRC and the distribution will qualify as a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC. The completion of the distribution is also conditioned on the receipt by BellRing of the BellRing tax opinion to the effect that the merger of Merger Sub with and into BellRing (or the alternative transaction structure under circumstances described in the transaction agreement) will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC. An opinion of tax counsel is not binding on the IRS. Accordingly, the IRS may reach conclusions with respect to the distribution that are different from the conclusions reached in the opinions. The opinions will be based on certain factual statements and representations, which, if incomplete or untrue in any material respect, could alter tax counsel’s conclusions. We are not aware of any facts or circumstances that would cause any such factual statements or the opinion of tax counsel to be incomplete or untrue.

If the exchange offer were determined not to qualify for nonrecognition of gain and loss under Sections 368(a) and 355 of the IRC, each Post shareholder who receives New BellRing Common Stock in the exchange offer would generally be treated as recognizing taxable gain or loss equal to the difference between the fair market value of the New BellRing Common Stock received by the shareholder in the exchange offer and its tax basis in the shares of Post Common Stock exchanged therefor, or, in certain circumstances, as receiving a taxable distribution equal to the fair market value of the New BellRing Common Stock received by the shareholder in the exchange offer. If the clean-up spin-off or the spin-off were determined not to qualify for nonrecognition of gain and loss under Sections 368(a) and 355 of the IRC, each Post shareholder who receives New BellRing Common Stock in the clean-up spin-off or the spin-off would generally be treated as receiving a taxable distribution equal to the fair market value of the New BellRing Common Stock received by the shareholder in the clean-up spin-off or the spin-off.

If all or a portion of the distribution does not qualify as a tax-free transaction for any reason, including because any of the factual statements or representations in the legal opinions are incomplete or untrue, Post may recognize a substantial gain for U.S. federal income tax purposes.

Even if the distribution otherwise qualifies as a tax-free transaction for U.S. federal income tax purposes, the distribution will be taxable to Post (but not to Post shareholders) pursuant to Section 355(e) of the IRC if there are (or have been) one or more acquisitions (including issuances), directly or indirectly (including through acquisitions of such stock after the completion of the transactions), of New BellRing stock or the stock of Post, representing 50% or more, measured by vote or value, of the stock of any such corporation and the acquisition or acquisitions are deemed to be part of a plan or series of related transactions that include the distribution. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. In general, any acquisition of New BellRing Common Stock within two years before or after the distribution (with certain exceptions, including public trading by less-than-5% stockholders and certain compensatory stock issuances) generally will be presumed to be part of such a plan unless that presumption is rebutted. The resulting tax liability would be substantial.

New BellRing has agreed not to enter into certain transactions that could cause any portion of the distribution to be taxable to Post, including under Section 355(e) of the IRC. Pursuant to a tax matters agreement with Post (the “tax matters agreement”), New BellRing will agree to indemnify Post for any tax liabilities resulting from such transactions or other actions New BellRing takes, and Post has agreed to indemnify New BellRing for any tax liabilities resulting from transactions entered into by Post. These obligations may discourage, delay or prevent a change of control of New BellRing.

In addition, pursuant to the tax matters agreement, if and to the extent the distribution does not qualify as a tax-free transaction, such failure to qualify as a tax-free transaction gives rise to adjustments to the tax basis of assets held by New BellRing and its subsidiaries, and New BellRing is not required to indemnify Post for any tax liabilities resulting from such failure to qualify as a tax-free transaction, Post shall be entitled to periodic payments from New BellRing equal to 85% of the tax savings arising from the aggregate increase to the tax basis of assets held by New BellRing and its subsidiaries resulting from such failure and Post and New BellRing shall negotiate in good faith the terms of a tax receivable agreement to govern the calculation of such payments applying the principles of, and adhering as closely as practicable to, the existing tax receivable agreement between Post and BellRing. Please see the section of this prospectus entitled “Ancillary Agreements—Tax Matters Agreement” beginning on page 120.

Risks Related to New BellRing after Completion of the Proposed Transactions

New BellRing’s business will be subject to the same risks as BellRing’s business.

Following the merger, and the completion of the transactions, New BellRing will be the successor issuer to, and public company holding company parent of, BellRing. There are no additional assets or operations being combined with BellRing or New BellRing as a result of the transactions. As a result, the operations of New BellRing will consist entirely of the operations of BellRing and New BellRing will be subject to the same risks as BellRing. The risks of BellRing as described under “Risk Factors” in the BellRing Form 10-K are incorporated by reference into this prospectus. Please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

New BellRing will have a substantial amount of indebtedness following the transactions, which could materially adversely affect its financial condition.

New BellRing’s level of indebtedness will increase as a result of the transactions. As of September 30, 2021, BellRing had $609.9 million of indebtedness outstanding (of which $481.2 million was long-term indebtedness). On a pro forma basis after giving effect to the transactions, New BellRing will have pro forma net leverage of up to 4.00x. In connection with the transactions, New BellRing will enter into a senior secured term loan credit facility and/or revolving credit facility with respect to the New BellRing loans, and issue the New BellRing debt securities (with the aggregate principal amount of the New BellRing loans and the New BellRing debt securities not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x). For additional information regarding the New BellRing debt, please see the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104.

Following the merger, BellRing and its subsidiaries will guarantee (i) the New BellRing loans on a secured first-lien basis on the closing date of the merger and (ii) the New BellRing debt securities on a senior unsecured basis on or as promptly as practicable after the date that is two weeks following the closing date of the merger, in each case, pari passu in right of payment with other senior debt of BellRing and its subsidiaries. Despite its level of indebtedness, New BellRing expects to continue to have the ability to borrow additional debt.

After the completion of the transactions, New BellRing’s indebtedness could have important consequences to New BellRing, including:

•	limiting its ability to fund working capital and capital expenditures;

•

limiting its ability to accommodate growth by reducing funds otherwise available for other corporate purposes and to strengthen its competitive position, which in turn could prevent New BellRing from fulfilling its obligations under its indebtedness;

•	limiting its operational flexibility due to the covenants contained in its debt agreements;

•	requiring it to dispose of significant assets in order to satisfy its debt service and other obligations if it is not able to satisfy these obligations from cash from operations or other sources;

•	to the extent that New BellRing’s debt is subject to floating interest rates, increasing New BellRing’s vulnerability to fluctuations in market interest rates;

•	limiting New BellRing’s ability to buy back shares of New BellRing Common Stock or pay cash dividends;

•

limiting its flexibility in planning for, or reacting to, changes in its business or industry or economic conditions, thereby limiting its ability to compete with companies that are not as highly leveraged; and

•	increasing its vulnerability to economic downturns.

New BellRing’s ability to generate sufficient cash flow from operations to make scheduled payments on New BellRing’s debt will depend on a range of economic, competitive and business factors, many of which are outside of its control. There can be no assurance that New BellRing’s business will generate sufficient cash flow from operations to make these payments. If New BellRing is unable to meet its expenses and debt obligations, New BellRing may need to refinance all or a portion of its indebtedness before maturity, sell assets or issue additional equity. New BellRing may not be able to refinance any of its indebtedness (including pursuant to the terms of such indebtedness), sell assets or issue additional equity on commercially reasonable terms or at all, which could cause New BellRing to default on its obligations and impair its liquidity. New BellRing’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its debt obligations on commercially reasonable terms, would have a material adverse effect on New BellRing’s business, financial condition and results of operations, as well as on New BellRing’s ability to satisfy its debt obligations.

Risks Related to New BellRing’s Structure

New BellRing’s certificate of incorporation and bylaws and provisions of Delaware law may discourage or prevent strategic transactions, including a takeover of New BellRing, even if such a transaction would be beneficial to New BellRing’s stockholders.

Provisions that will be contained in New BellRing’s certificate of incorporation and bylaws and provisions of the DGCL could delay or prevent a third party from entering into a strategic transaction with us, as applicable, even if such a transaction would benefit New BellRing’s stockholders. For example, New BellRing’s certificate of incorporation and bylaws will:

•	divide the members of the New BellRing Board of Directors into three classes with staggered three-year terms, which may delay or prevent a change of New BellRing management or a change of control;

•

authorize the issuance of “blank check” preferred stock that could be issued by New BellRing upon approval of the New BellRing Board of Directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

•

provide that directors may be removed from office only for cause and that any vacancy or newly created directorships on the New BellRing Board of Directors may only be filled by a majority of New BellRing’s directors then in office, which may make it difficult for other stockholders to reconstitute the New BellRing Board of Directors;

•

provide that special meetings of the stockholders may be called only upon the request of a majority of the New BellRing Board of Directors or by the chairman of the New BellRing Board of Directors or New BellRing’s chief executive officer;

•	prohibit stockholder action by written consent and require that any action to be taken by the stockholders be taken at an annual or special meeting of stockholders; and

•	require advance notice to be given by stockholders for any stockholder proposals or director nominees.

These restrictions and provisions could keep New BellRing from pursuing relationships with strategic partners and from raising additional capital, which could impede New BellRing’s ability to expand its business and strengthen its competitive position. These restrictions also could limit stockholder value by impeding a sale of New BellRing.

Risks Related to Owning Shares of New BellRing Common Stock

An active trading market for New BellRing Common Stock may never develop or be sustained.

Prior to the closing of the transactions, there has not been a public trading market for shares of New BellRing Common Stock. There can be no assurance that an active trading market for New BellRing Common Stock will develop or, if developed, that any market will be sustained. Accordingly, there can be no assurance of the likelihood that you will be able to sell your shares of New BellRing Common Stock when you wish to do so, the prices that you may be able to obtain for your shares, or the liquidity of any trading market.

The market price of New BellRing Common Stock may be volatile and you may lose all or part of your investment.

The market price of New BellRing Common Stock could fluctuate significantly, and you may not be able to resell your shares of New BellRing Common Stock at or above the price at which your shares were acquired. Those fluctuations could be based on various factors, including those described in this prospectus in the section entitled “Risk Factors—Risks Related to the Transactions” beginning on page 42 and the following:

•	New BellRing’s operating performance and the performance of New BellRing’s competitors and fluctuations in New BellRing’s operating results;

•	the public’s reaction to New BellRing’s press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who follow New BellRing or other companies in New BellRing’s industry;

•	global, national or local economic, legal and regulatory factors unrelated to New BellRing’s performance;

•	announcements by New BellRing or its competitors of new products, services, strategic investments or acquisitions;

•	actual or anticipated variations in New BellRing’s or its competitors’ operating results, and New BellRing’s and its competitors’ growth rates;

•	failure by New BellRing or its competitors to meet analysts’ projections or guidance New BellRing or its competitors may give to the market;

•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to New BellRing’s business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the arrival or departure of key personnel;

•	the number of shares publicly traded;

•	future sales or issuances of shares of New BellRing Common Stock, including sales, distributions or issuances by New BellRing, its officers or directors and its significant stockholders; and

•	other developments affecting New BellRing, its industry or its competitors.

In addition, in recent years the stock market has experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions such as recessions or interest rate changes, may cause declines in the market price of New BellRing Common Stock and you may not realize any return on your investment in New BellRing and may lose some or all of your investment.

As it primarily operates in a single industry, New BellRing is especially vulnerable to these factors to the extent that they affect its industry or its products. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert New BellRing management’s attention and resources, and also could require New BellRing to make substantial payments to satisfy judgments or to settle litigation.

If securities or industry analysts publish inaccurate or unfavorable research about New BellRing’s business, New BellRing’s stock price and trading volume could decline.

The trading market for New BellRing Common Stock is influenced in part by the research and reports that securities or industry analysts publish about New BellRing or its business. If one or more of the analysts who cover New BellRing downgrades New BellRing Common Stock or publishes inaccurate or unfavorable research about New BellRing’s business, New BellRing’s stock price could decline. If one or more of these analysts ceases coverage of New BellRing or fails to publish reports on New BellRing regularly, demand for New BellRing Common Stock could decrease, which could cause New BellRing’s stock price and trading volume to decline.

New BellRing does not intend to pay dividends for the foreseeable future.

New BellRing may retain future earnings, if any, for future operations, expansion and debt repayment. New BellRing has not paid cash dividends to date and has no current plans to pay any cash dividends for the foreseeable future. As a result of its current dividend policy, you may not receive any return on an investment in shares of New BellRing Common Stock unless you sell shares of your New BellRing Common Stock for a price greater than that which you paid for it. Any future determination to declare and pay cash dividends will be at the discretion of the New BellRing Board of Directors and will depend on, among other things, New BellRing’s financial condition, results of operations, cash requirements, contractual restrictions and such other factors as the New BellRing Board of Directors deems relevant. New BellRing’s ability to pay dividends depends on its receipt of cash dividends from its operating subsidiaries, which may further restrict its ability to pay dividends as a result of the laws of their jurisdictions of organization or agreements of its subsidiaries, including agreements governing its indebtedness.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information included or incorporated by reference into this prospectus) contains certain statements relating to future events and each of Post’s, New BellRing’s and BellRing’s intentions, beliefs, expectations and predictions for the future, including statements concerning future business conditions and prospects, growth opportunities and estimates of growth, the outlook for each of Post’s, New BellRing’s and BellRing’s business, the expected benefits of the transactions, and the expected timing of completion of the transactions described in this prospectus based upon information currently available. Any such statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions. These forward-looking statements are based upon current assumptions and expectations of each of Post’s, New BellRing’s and BellRing’s management.

Such forward-looking statements are subject to risks and uncertainties that could cause each of Post’s, New BellRing’s and BellRing’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements included in this prospectus. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of BellRing’s control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” in this prospectus and under the caption “Risk Factors” found under Item 1A of the Form 10-K, which are incorporated by reference into this prospectus. These risks and uncertainties include risks relating to:

•	BellRing’s ability to obtain the requisite stockholder approval to complete the transactions;

•	other conditions to the completion of the transactions not being satisfied;

•	a material adverse change, event or occurrence affecting BellRing or Post prior to the completion of the transactions delaying the transactions or causing BellRing or Post to abandon the transactions;

•	the possibility that the transactions may involve unexpected costs, liabilities or delays;

•	the possibility that there may be delays in completing the transactions, or the transactions may not be completed at all;

•

the possibility that the failure to complete the transactions could adversely affect the market price of BellRing Common Stock as well as BellRing’s business, financial condition and results of operations;

•	the possibility that if completed, the transactions may not be successful or achieve their anticipated benefits;

•	the incurrence by New BellRing of significant indebtedness in connection with the transactions, resulting in pro forma net leverage of up to 4.00x;

•	the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the transactions;

•	diversion of BellRing management’s time and attention in connection with the transactions;

•	disruptions from the transactions harming relationships with customers, employees or suppliers;

•	dependence upon broad-based acceptance of New BellRing’s products and services;

•	the presence of competitors with greater financial resources than New BellRing and their strategic response to New BellRing’s products;

•

the possibility that conditions of the capital markets during the periods covered by the forward-looking statements may have an adverse effect on each company’s businesses, financial condition, results of operations and cash flows;

•

uncertainties regarding future prices, industry capacity levels and demand for each company’s products, raw materials and energy costs and availability, changes in governmental regulations or the adoption of new laws or regulations that may make it more difficult or expensive to operate each company’s businesses or manufacture its products before or after the transactions, each company’s ability to generate sufficient cash flow from its businesses before and after the transactions, future economic conditions in the specific industries to which its respective products are sold and global economic conditions;

•	future compliance with debt covenants and access to capital;

•	BellRing and New BellRing may be unable to timely satisfy all conditions to the financings required in connection with the transactions;

•	BellRing’s inability to take certain actions because such actions could jeopardize the tax-free status of the proposed distribution;

•	BellRing’s possible responsibility for U.S. federal tax liabilities related to the proposed distribution; and

•	other risks and uncertainties included under “Risk Factors” in this prospectus or listed from time to time in Post’s and BellRing’s public filings with the SEC.

In addition, other factors besides those listed here could adversely affect each of New BellRing’s and BellRing’s business and results of operations. Other unknown or unpredictable factors could also have a material adverse effect on each of New BellRing’s and BellRing’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties, please see the section of this prospectus entitled “Risk Factors” beginning on page 39. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. None of Post, New BellRing or BellRing undertakes, and each expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its respective expectations, except as required by law.

Because forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond each of Post’s, New BellRing’s and BellRing’s control or are subject to change, actual results could be materially different and any or all of these forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions each of Post, New BellRing and BellRing might make or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus and in Post’s and BellRing’s annual and quarterly reports will be important in determining future results. Consequently, none of Post, New BellRing or BellRing can assure you that expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF NEW BELLRING

The unaudited pro forma combined financial statements of New BellRing for the year ended September 30, 2021 give effect to the transactions, as described below. The unaudited pro forma combined balance sheet gives effect to the transactions as if they had occurred on September 30, 2021 and the unaudited pro forma combined statement of operations gives effect to the transactions as if they had occurred on October 1, 2020. The unaudited pro forma combined financial statements were prepared using the accounting for transactions between entities under common control under U.S. generally accepted accounting principles, or GAAP, which is subject to change and interpretation. The unaudited pro forma combined financial statements have been prepared by BellRing’s management and is based on BellRing’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma combined financial information below. The presentation of the unaudited pro forma financial statements is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

New BellRing’s historical financial information for the year ended September 30, 2021 has been derived from BellRing’s consolidated financial statements and the related notes incorporated by reference into this prospectus.

The unaudited pro forma combined financial statements have been prepared to include transaction accounting and autonomous entity adjustments to reflect the financial condition and results of operations as if New BellRing were a separate stand-alone entity.

Transaction accounting adjustments that reflect the effects of BellRing’s legal separation from Post include the following adjustments:

•	adjustments for the completion of the separation under the terms described in the transaction agreement;

•	adjustments for the (i) issuance of the New BellRing debt and (ii) the repayment of BellRing’s outstanding indebtedness under the BellRing LLC credit agreement;

•

adjustments for the dissolution of BellRing’s Up-C structure, including the reversal of the liability related to the tax receivable agreement between BellRing and Post and the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations;

•	adjustments for the distribution, by means of a spin-off, an exchange offer or as a combination of a spin-off and an exchange offer with or without a clean-up spin-off; and

•

adjustments for the merger, as a result of which, BellRing will become a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing and the successor issuer to BellRing.

Autonomous entity adjustments of incremental expense or other changes necessary to reflect the operations and financial position of BellRing as an autonomous entity when BellRing was previously part of Post include the following adjustments:

•	adjustments for incremental costs expected to be incurred under the amended and restated master services agreement between New BellRing and Post; and

•	adjustments to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.

The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and BellRing’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus. In addition, the unaudited pro forma combined financial statements were based on and should be read in conjunction with the separate audited consolidated financial statements of BellRing as of September 30, 2021 and 2020 and for the years ended September 30, 2021, 2020 and 2019, and the related notes incorporated by reference into this prospectus. Please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

The unaudited pro forma combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what New BellRing’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project New BellRing’s future financial position or operating results. In addition, the unaudited pro forma combined financial statements include adjustments which are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements prepared in accordance with the rules and regulations of the SEC. There can be no assurance that such revisions will not result in material changes.

The unaudited pro forma combined financial statements may not reflect all cost savings, operating synergies or revenue enhancements that New BellRing may achieve as a result of the transactions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma combined financial statements also do not reflect all future costs that may be incurred in the future as a result of these transactions or the costs to transition certain corporate functions from Post to BellRing.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended September 30, 2021

(in millions, except per share data)

	BellRing Historical	Transaction Accounting Adjustments			Autonomous Entity Adjustments			Pro Forma
Net Sales	$1,247.1	$—			$—			$1,247.1
Cost of goods sold	860.9	—			—			860.9

Gross Profit	386.2	—			—			386.2
Selling, general and administrative expenses	167.1	8.8	(h	)	2.8	(k	)	178.7
Amortization of intangible assets	51.2	—			—			51.2
Other operating expenses, net	(0.1)	—			—			(0.1)

Operating Profit	168.0	(8.8)			(2.8)			156.4
Interest expense, net	43.2	14.0	(i	)	—			57.2
Loss on refinancing of debt	1.6	—			—			1.6

Earnings before Income Taxes	123.2	(22.8)			(2.8)			97.6
Income tax expense	8.8	16.2	(d	)	(1.3)	(l	)	23.7

Net Earnings Including Redeemable Noncontrolling Interests	114.4	(39.0)			(1.5)			73.9
Less: Net earnings attributable to redeemable noncontrolling interests	86.8	(86.8)	(e	)	—			—

Net Earnings	$27.6	$47.8			$(1.5)			$73.9

Earnings per Share:
Basic	$0.70	—			—			$0.54
Diluted	$0.70	—			—			$0.54
Weighted-average Shares Outstanding (in millions of shares):
Basic	39.5	97.5	(j	)	—			137.0
Diluted	39.7	97.5	(j	)	—			137.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2021

(in millions, except per share data)

	BellRing Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments			Pro Forma
Current Assets
Cash and cash equivalents	$152.6	$(122.9)	(a)	$—			$29.7
Receivables, net	103.9	—		—			$103.9
Inventories	117.9	—		—			$117.9
Prepaid expenses and other current assets	13.7	—		—			$13.7

Total Current Assets	388.1	(122.9)		—			265.2
Property, net	8.9	—		—			8.9
Goodwill	65.9	—		—			65.9
Intangible assets, net	223.1	—		—			223.1
Other assets	10.5	0.6	(b)	—			11.1

Total Assets	$696.5	$(122.3)		$—			$574.2

Current Liabilities
Current portion of long-term debt	$116.3	$(116.3)	(b)	$—			$—
Accounts payable	91.9	—		—			$91.9
Other current liabilities	43.1	—		—			43.1

Total Current Liabilities	251.3	(116.3)		—			135.0
Long-term debt	481.2	460.6	(b)	—			941.8
Deferred income taxes	7.6	3.2	(d)	(7.4)	(l	)	3.4
Other liabilities	21.9	(10.2)	(c)	—			11.7

Total Liabilities	762.0	337.3		(7.4)			1,091.9
Redeemable noncontrolling interest	2,997.3	(2,997.3)	(e)	—			—
Stockholders’ Deficit
Preferred stock	—	—		—			—
Common stock	0.4	1.0	(f)	—			1.4
Accumulated deficit	(3,059.7)	2,535.1	(a,b,c, d,e,f,g)	7.4	(l	)	(517.2)
Accumulated other comprehensive loss	(3.5)	1.6	(g)	—			(1.9)

Total Stockholders’ Deficit	(3,062.8)	2,537.7		7.4			(517.7)

Total Liabilities and Stockholders’ Deficit	$696.5	$(122.3)		$—			$574.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Consolidated Financial Information

Transaction Accounting Adjustments

(a) Reflects (i) proceeds of $569.3 received in connection with the issuance by New BellRing of approximately $885.3 aggregate principal amount of New BellRing debt securities (with the remaining $316.0 representing incremental value to Post in connection with such issuance), plus (ii) $66.7 aggregate principal amount of New

BellRing loans expected to be drawn at the completion of the transactions in connection with New BellRing’s entry into a $250.0 credit agreement, less (iii) the repayment of the outstanding indebtedness under the BellRing LLC credit agreement of $609.9, net of excess cash that may be used to repay such indebtedness (including any fees and other obligations with respect thereto) on or prior to the completion of the transactions (which is estimated to be approximately $102.9), less (iv) the payment by New BellRing of an aggregate cash consideration amount of $129.0 to BellRing stockholders in connection with the merger, less (v) payment of transaction, debt issuance and deferred financing fees of $20.0.

(b) Reflects (i) the entry by New BellRing into a $250.0 credit agreement governing the New BellRing loans, of which $66.7 aggregate principal amount is expected to be drawn at the completion of the transactions, (ii) the issuance by New BellRing of approximately $885.3 aggregate principal amount of New BellRing debt securities, in each case of clauses (i) and (ii), net of aggregate debt issuance costs of $10.2, and (iii) the repayment of the outstanding indebtedness under the BellRing LLC credit agreement of $609.9, net of debt issuance costs. In connection with the New BellRing debt incurrence and the repayment of the outstanding indebtedness under the BellRing LLC credit agreement, deferred financing fees of $1.4 and $0.8 were deferred and reversed, respectively. Actual borrowings incurred may differ from these estimates. Pursuant to the transaction agreement, the amount of New BellRing debt incurred will not exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x on a pro forma basis after giving effect to the transactions. The $952.0 aggregate principal amount of New BellRing debt reflected in these unaudited pro forma combined financial statements is based on the assumption that the amount in clause (ii) of the foregoing sentence will be less than $1 billion and approximately equal to $952.0.

(c) Reflects the reversal of the liability related to the tax receivable agreement between BellRing and Post as there are no longer disproportionate allocations of tax benefits under Section 704(c) of the IRC between BellRing and Post as a result of the dissolution of the BellRing Up-C structure in connection with the transactions.

(d) Reflects the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations in the U.S. Prior to the transaction, BellRing took into account for U.S. federal, state and local income tax purposes its 28.8% distributive share of items of income, gain, loss and deduction of BellRing LLC.

(e) Reflects the removal of the noncontrolling interest in BellRing LLC, as it will be 100% owned by New BellRing upon completion of the transactions.

(f) Reflects the contribution by Post of all BellRing LLC Units to New BellRing.

(g) Reflects the removal of the unamortized interest rate swap losses associated with the BellRing LLC term loan outstanding under the BellRing LLC credit agreement.

(h) Reflects $8.4 of estimated transaction costs resulting from the separation and distribution as well as the removal of income previously recorded related to the tax receivable agreement. Actual transaction costs incurred may differ from the estimates.

(i) Reflects expense of $57.2 related to the incurrence of the New BellRing debt and the removal of expense of $43.2 related to previously outstanding indebtedness under the BellRing LLC credit agreement. For the New BellRing debt, interest expense was calculated using a weighted-average interest rate of 5.0%. An assumed 0.125% increase or decrease in the stated interest rates assumed for the New BellRing debt would increase or decrease pro forma interest expense by approximately $1.4 for the year ended September 30, 2021 (assuming the principal balance of the New BellRing debt outstanding upon completion of the transactions does not change from the amount originally incurred).

(j) Pro forma weighted-average shares for basic and diluted earnings per share were adjusted to reflect the contribution by Post of all of the BellRing LLC Units to New BellRing.

Autonomous Entity Adjustments

(k) Reflects $5.0 estimated expense under the amended and restated master services agreement to be entered into between New BellRing and Post offset by the removal of $2.2 of expense incurred under BellRing LLC’s existing master services agreement with Post.

(l) Reflects the income tax effects of pro forma adjustments related to the amended and restated master services agreement described in note (k) above and the adjustment to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.

MARKET PRICE INFORMATION

New BellRing

Historical market price information for the New BellRing Common Stock is not provided because there is no public market for the New BellRing Common Stock.

Post

The price of shares of Post Common Stock will be used to establish the exchange ratio. Shares of Post Common Stock are traded on the NYSE under the ticker symbol “POST.” The closing price of the Post Common Stock on October 26, 2021, the last trading day before announcement of the execution of the transaction agreement was $105.66. As of December 22, 2021, the most recent practicable date prior to the date of this prospectus, the closing price for the Post Common Stock was $106.40.

BellRing

The price of shares of BellRing Class A Common Stock will be used to establish the exchange ratio. Shares of BellRing Class A Common Stock are traded on the NYSE under the ticker symbol “BRBR.” The closing price of the BellRing Class A Common Stock on October 26, 2021, the last trading day before announcement of the execution of the transaction agreement was $26.48. As of December 22, 2021, the most recent practicable date prior to the date of this prospectus, the closing price for the BellRing Class A Common Stock was $27.31.

DESCRIPTION OF THE COMPANIES

BellRing Brands, Inc.

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

BellRing, together with its subsidiaries, is a leader in the global convenient nutrition category, aiming to enhance the lives of its consumers by providing them with highly nutritious, great-tasting products they can enjoy throughout the day. Its primary brands, Premier Protein and Dymatize, target a broad range of consumers and compete in all major product forms, including RTD protein shakes, other RTD beverages and powders. BellRing’s products are distributed across a diverse network of channels including club, FDM, eCommerce, specialty and convenience.

BellRing was incorporated in the State of Delaware on March 20, 2019 in connection with its IPO. Upon completion of a series of transactions in connection with the IPO, BellRing LLC became the holder of Post’s active nutrition business, which, effective as of Post’s quarter ended June 30, 2015, and until the completion of BellRing’s IPO, had been comprised of Premier Nutrition, Dymatize, the PowerBar brand and Active Nutrition International.

At the completion of the transactions, BellRing will change its name to BellRing Intermediate Holdings, Inc.

Post Holdings, Inc.

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Post is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories. Post also participates in the private brand food category, including through its investment with third parties in 8th Avenue. Post’s products are sold through a variety of channels, including grocery, club and drug stores, mass merchandisers, foodservice, food ingredient and eCommerce. As of September 30, 2021, Post operates in five reportable segments: Post Consumer Brands, Weetabix, Foodservice, Refrigerated Retail and BellRing Brands. The Post Consumer Brands segment includes the North American RTE cereal and Peter Pan nut butters; the Weetabix segment includes primarily the U.K. RTE cereal and muesli business; the Foodservice segment includes primarily egg and potato products; the Refrigerated Retail segment includes primarily side dish, egg, cheese and sausage products; and the BellRing Brands segment includes RTD protein shakes and other RTD beverages, powders and nutrition bars.

On February 3, 2012, Post completed its legal separation via a tax free spin-off from its former parent company. On February 6, 2012, Post Common Stock began trading on the NYSE under the ticker symbol “POST.”

In its year ended September 30, 2013, Post acquired Premier Nutrition, which, at the time, was a marketer and distributor of high quality protein shakes and nutrition bars under the Premier Protein brand and nutritional supplements under the Joint Juice brand. Premier Nutrition, Inc. was founded in 1997, and Joint Juice, Inc. was founded in 1999. In 2011, Joint Juice, Inc. acquired the Premier Protein brand and related assets from Premier Nutrition, Inc. via a corporate restructuring, and the resulting entity assumed the name Premier Nutrition Corporation. Effective September 30, 2019, Premier Nutrition Corporation converted to a limited liability company and changed its corporate name to Premier Nutrition Company, LLC.

In its year ended September 30, 2014, Post acquired Dymatize, which, at the time, was a manufacturer and marketer of high-quality protein powders and nutritional supplements under the Dymatize brand. Dymatize was founded in 1994.

In its year ended September 30, 2015, Post acquired the PowerBar brand and Active Nutrition International. The PowerBar brand was founded in 1986.

BellRing Distribution, LLC

BellRing Distribution, LLC

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

New BellRing is a wholly owned subsidiary of Post, formed in the State of Delaware on October 20, 2021 for the purpose of effecting the transactions. Immediately prior to the distribution, Post will cause New BellRing to convert into a Delaware corporation and the units representing limited liability company interests of New BellRing shall be converted into additional shares of New BellRing Common Stock. Prior to the completion of the transaction, Post will distribute shares of New BellRing Common Stock to holders of Post Common Stock in a spin-off, an exchange offer or as a combination of a spin-off and an exchange offer with or without a clean-up spin-off. In the merger of Merger Sub and BellRing, each holder of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of Class A Common Stock held by such holder, (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock. At the completion of the transactions, New BellRing, named BellRing Brands, Inc., will be a public company and the successor issuer to BellRing and listed under the ticker symbol “BRBR” on the NYSE.

BellRing Merger Sub Corporation

BellRing Merger Sub Corporation

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Merger Sub is a newly-formed corporation, incorporated in the State of Delaware on October 20, 2021, for the purpose of effecting the merger. In the merger, Merger Sub will merge with and into BellRing, with BellRing as the surviving company.

THE EXCHANGE OFFER

Terms of this Exchange Offer

General

Post is offering to exchange up to 80.1% of the shares of New BellRing Common Stock held by it for shares of Post Common Stock, at an exchange ratio to be calculated in the manner described below, on the terms and conditions and subject to the limitations described in this prospectus and in the letter of transmittal (including the instructions thereto) filed as an exhibit to the registration statement of which this prospectus forms a part, by                Time, on                , 2022, unless this exchange offer is extended or terminated. The last day on which tenders will be accepted, whether on                , 2022 or any later date to which this exchange offer is extended, is referred to in this prospectus as the “expiration date.” You may tender all, some or none of your shares of Post Common Stock.

An aggregate of approximately 97.5 million shares of New BellRing Common Stock are expected to be held by Post upon completion of the separation. The aggregate number of outstanding shares of New BellRing Common Stock held by Post upon completion of the separation will equal the amount of BellRing LLC Units held by Post immediately prior to the separation. As of December 10, 2021, Post owned approximately 97.5 million BellRing LLC Units, representing approximately 71.4% of the economic interests in BellRing LLC. The number of outstanding shares of New BellRing Common Stock may be appropriately adjusted as necessary relative to the number as of December 10, 2021 in the event of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction involving BellRing Class A Common Stock in order to provide Post and holders of shares of BellRing Class A Common Stock the same economic effect as contemplated by the transaction agreement prior to such event. The number of shares of Post Common Stock that will be accepted if this exchange offer is completed will depend on the final exchange ratio, the number of shares of New BellRing Common Stock offered and the number of shares of Post Common Stock tendered.

Post’s obligation to complete this exchange offer is subject to important conditions that are described in the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75.

For each share of Post Common Stock that you validly tender in this exchange offer (and do not properly withdraw), you will receive a number of shares of New BellRing Common Stock at a                % discount to the per-share value of BellRing Class A Common Stock, calculated as set forth in this prospectus and subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. The existence of a discount may negatively affect the market price of BellRing Class A Common Stock. Stated another way, subject to the upper limit described below, for each $                of Post Common Stock accepted in this exchange offer, you will receive approximately $                of New BellRing Common Stock.

The final calculated Post Common Stock per-share value and New BellRing Common Stock per-share value, as applicable, will be equal to:

1.

with respect to Post Common Stock, the simple arithmetic average of the daily VWAP of shares of Post Common Stock on the NYSE for each of the valuation dates, as reported by Bloomberg L.P. displayed under the heading Bloomberg VWAP on the Bloomberg page “                ” (or its equivalent successor page if such page is not available); and

2.

with respect to New BellRing Common Stock, the simple arithmetic average of the daily VWAP of shares of BellRing Class A Common Stock on the NYSE for each of the valuation dates, as reported by Bloomberg L.P. displayed under the heading Bloomberg VWAP on the Bloomberg page “                ” (or its equivalent successor page if such page is not available).

The daily VWAP provided by Bloomberg L.P. may be different from other sources of volume-weighted average prices or investors’ or security holders’ own calculations of volume-weighted average prices. Post will determine such calculations of the per-share value of Post Common Stock and the per-share value of New BellRing Common Stock, and such determination will be final.

If the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                ,                Time on the second trading day following the originally contemplated expiration date. Please see the section of this prospectus entitled “The Exchange Offer—Extension; Termination; Amendment—Mandatory Extension” beginning on page 75.

Upper Limit

The number of shares of New BellRing Common Stock you can receive is subject to an upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer. If the upper limit is in effect, a shareholder will receive less than $                of New BellRing Common Stock for each $                of Post Common Stock that the shareholder validly tenders in this exchange offer (and not properly withdrawn). In such scenario, the amount of New BellRing Common Stock received by a shareholder could be materially less than $                . This limit was calculated based on a                % discount for shares of New BellRing Common Stock based on the average of the daily VWAPs of Post Common Stock and BellRing Class A Common Stock on                , 2022,                , 2022 and                , 2022 (the last three full trading days ending on the second to last full trading day prior to commencement of this exchange offer). Post set this limit to ensure that an unusual or unexpected drop in the trading price of BellRing Class A Common Stock, relative to the trading price of Post Common Stock, would not result in an unduly high number of shares of New BellRing Common Stock being exchanged for each share of Post Common Stock accepted in this exchange offer.

Pricing Mechanism

The terms of this exchange offer are designed to result in your receiving $                of New BellRing Common Stock for each $                of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) based on the calculated per-share values described above. This exchange offer does not provide for a minimum exchange ratio because a minimum exchange ratio could result in the shares of New BellRing Common Stock exchanged for each $                of Post Common Stock being valued higher than approximately $                . Regardless of the final exchange ratio, the terms of this exchange offer will result in you receiving approximately $                of New BellRing Common Stock for each $                of Post Common Stock, so long as the upper limit is not in effect. Please see the table on page 64 for purposes of illustration.

Subject to the upper limit described above, for each $                of Post Common Stock accepted in this exchange offer, you will receive approximately $                of New BellRing Common Stock. The following formula will be used to calculate the number of shares of New BellRing Common Stock you will receive for shares of Post Common Stock accepted in this exchange offer:

Number of shares of New BellRing Common Stock	=	Number of shares of Post Common Stock tendered and accepted, multiplied by the lesser of:	(a) , the upper limit; and	(b)100% of the calculated per-share value of Post Common Stock divided by % of the calculated per-share value of New BellRing Common Stock (calculated as described below)

The calculated per-share value of a share of Post Common Stock for purposes of this exchange offer will equal the simple arithmetic average of the daily VWAP of shares of Post Common Stock on the NYSE on each of the valuation dates. The calculated per-share value of a share of New BellRing Common Stock for purposes of this exchange offer will equal the simple arithmetic average of the daily VWAP of shares of BellRing Class A Common Stock on the NYSE on each of the valuation dates.

To help illustrate the way this calculation works, below are two examples:

Example 1: Assuming that the average of the daily VWAP on the valuation dates is $                per share of Post Common Stock and $                per share of BellRing Class A Common Stock, you would receive                 shares of New BellRing Common Stock ($                divided by                % of $                ) for each share of Post Common Stock accepted in this exchange offer. In this example, the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer would not apply.

Example 2: Assuming that the average of the daily VWAP on the valuation dates is $                per share of Post Common Stock and $                per share of BellRing Class A Common Stock, the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer would apply and you would only receive                shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer because the upper limit is less than                 shares of New BellRing Common Stock ($                divided by                % of $                ) for each share of Post Common Stock. Because the upper limit would apply, this exchange offer would be automatically extended until                ,                Time on the second trading day following the originally contemplated expiration date, and the exchange ratio would be fixed at the upper limit.

Indicative Per-Share Values

Indicative exchange ratios, calculated per-share values of Post Common Stock and calculated per-share values of New BellRing Common Stock will be available commencing after the close of trading on the third trading day of this exchange offer by contacting the information agent at the toll-free number provided on the back cover of this prospectus on each trading day of the exchange offer period prior to the announcement of the final exchange ratio. In addition, a website will be maintained at                 that provides such indicative exchange ratios, calculated per-share values of Post Common Stock and calculated per-share values of New BellRing Common Stock.

Indicative exchange ratios will be made available commencing after the close of trading on the third trading day of this exchange offer at                 by                ,                Time, on each trading day during the exchange offer period, calculated per-share values, as applicable, calculated as though that day were the expiration date of this exchange offer, of (i) Post Common Stock, which will equal the simple arithmetic average of the daily VWAP of shares of Post Common Stock, as calculated by Post, on each of the three prior full trading days and (ii) New BellRing Common Stock, which will equal the simple arithmetic average of the daily VWAP of shares of BellRing Class A Common Stock, as calculated by Post, on each of the three prior full trading days.

On each of the valuation dates, when the per-share values of Post Common Stock and per-share values of New BellRing Common Stock are calculated for the purposes of this exchange offer, the indicative calculated per-share values of Post Common Stock and the indicative calculated per-share values of New BellRing Common Stock, as calculated by Post, will each equal (i) on the first valuation date, the intra-day VWAP during the elapsed portion of that day, (ii) on the second valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and (iii) on the third valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and with the actual daily VWAP on the second valuation date. “Intra-day VWAP” means VWAP for the period beginning at the official open of trading on the NYSE and ending as of the specific time on such day. On each of the valuation dates, the indicative calculated per-share values and indicative exchange ratio calculated using such values will be updated at 10:30 a.m., 1:30 p.m. and 4:30 p.m. Eastern Time.

Final Exchange Ratio

The final exchange ratio that shows the number of shares of New BellRing Common Stock that you will receive for each share of Post Common Stock accepted in this exchange offer will be available at                 and announced by press release by                ,                Time on                , 2022, the last full trading day prior to the expiration date, unless this exchange offer is extended or terminated.

After that time, you may also contact the information agent to obtain the final exchange ratio at its toll-free number provided on the back cover of this prospectus.

Each of the daily VWAPs, intra-day VWAPs, calculated per-share values and the final exchange ratio will be rounded to four decimal places.

If Post Common Stock or BellRing Class A Common Stock does not trade on any of the valuation dates, the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock will be determined using the daily VWAP of shares of Post Common Stock and BellRing Class A Common Stock on the preceding full trading day or days, as the case may be, on which both Post Common Stock and BellRing Class A Common Stock did trade.

Since this exchange offer is scheduled to expire at                ,                Time on the expiration date, and the final exchange ratio will be announced by                ,                Time on the last full trading day prior to the expiration date of this exchange offer, you will be able to tender or withdraw your shares of Post Common Stock after the final exchange ratio is determined. For more information on validly tendering (and properly withdrawing) your shares, please see the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” beginning on pages 67 and 72, respectively.

For the purposes of illustration, the table below indicates the number of shares of New BellRing Common Stock that you would receive per share of Post Common Stock, calculated on the basis described above and taking into account the upper limit of                described above, assuming a range of averages of the daily VWAP of shares of Post Common Stock and BellRing Class A Common Stock on the valuation dates. The first row of the table below shows the indicative calculated per-share value of Post Common Stock, the indicative calculated per-share value of New BellRing Common Stock and the indicative exchange ratio that would have been in effect following the official close of trading on the NYSE on December                , 2022, based on the daily VWAPs of Post Common Stock and BellRing Class A Common Stock on                , 2022,                , 2022 and                , 2022. The table also shows the effects of a 10% increase or decrease in either or both the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock based on changes relative to the values of                , 2022.

Post Common Stock	BellRing Class A Common Stock	Calculated per-share value of Post Common Stock (A)	Calculated per-share value of New BellRing Common Stock (before the % discount) (B)	Shares of New BellRing Common Stock to be received per share of Post Common Stock tendered (the exchange ratio) (C)	Calculated Value Ratio (1)
As of , 2022	As of , 2022
Down 10%	Up 10%
Down 10%	Unchanged
Down 10%	Down 10%
Unchanged	Up 10%
Unchanged	Down 10%(2)(3)
Up 10%	Up 10%
Up 10%	Unchanged (2)(4)
Up 10%	Down 10%(2)(5)

(A)	As of , 2022, the calculated per-share value of Post Common Stock equals the simple arithmetic average of daily Post Common Stock VWAPs on each of the three prior full trading dates ($ , $ and $ ).
(B)

As of                , 2022, the calculated per-share value of New BellRing Common Stock equals the simple arithmetic average of daily BellRing Class Common Stock VWAPs on each of the three prior full trading dates ($                , $                and $                ).

(C)	(i) Calculated as A / (B* %) or (ii) equal to the upper limit, whichever is less.
(1)	Calculated as ((B)*(C)) / (A), rounded to the nearest four decimal points.
(2)

In this scenario, Post would announce that the upper limit on the number of shares of New BellRing Common Stock that can be received for each share of Post Common Stock tendered is in effect at the expiration of the exchange offer period no later than                 ,                 Time on the last full trading day prior to the expiration date, that the exchange ratio will be fixed at the upper limit and that this exchange offer will be automatically extended until                ,                 Time on the second trading day following the expiration date.

(3)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been                shares of New BellRing Common Stock per share of Post Common Stock validly tendered and accepted in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $                 in value of New BellRing Common Stock for each $                 in value of Post Common Stock, and such difference could be material.

(4)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been                 shares of New BellRing Common Stock per share of Post Common Stock validly tendered and accepted in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $                 in value of New BellRing Common Stock for each $                 in value of Post Common Stock, and such difference could be material.

(5)

In this scenario, the upper limit is in effect. Absent the upper limit, the exchange ratio would have been                shares of New BellRing Common Stock per share of Post Common Stock validly tendered and accepted in this exchange offer (and not properly withdrawn). In this scenario, tendering Post shareholders would receive less than $                 in value of New BellRing Common Stock for each $                 in value of Post Common Stock, and such difference could be material.

During the three-month period of October                , 2021 through December                , 2021, the highest closing price of Post Common Stock on the NYSE was $                and the lowest closing price of BellRing Class A Common Stock on the NSYE was $                . If the calculated per-share value of Post Common Stock and the calculated per-share value of New BellRing Common Stock equaled these closing prices, the exchange ratio would have been                , and the value of such New BellRing Common Stock, based on the BellRing Class A Common Stock price, would have been approximately $                of New BellRing Common Stock for each $                of Post Common Stock accepted for exchange.

If the trading price of Post Common Stock were to increase during the period of the valuation dates or after the date the final exchange ratio is set, the average per-share value of Post Common Stock used to calculate the exchange ratio would likely be lower than the closing price of Post Common Stock on the expiration date of this exchange offer. As a result, you will receive fewer shares of New BellRing Common Stock for each $                of Post Common Stock than you would have if that per-share value were calculated on the basis of the closing price of Post Common Stock on the expiration date of this exchange offer. Similarly, if the trading price of BellRing Class A Common Stock were to decrease during the period of the valuation dates or after the date the final exchange ratio is set, the average per-share value of New BellRing Common Stock used to calculate the exchange ratio would likely be higher than the closing price of BellRing Class A Common Stock on the expiration date of this exchange offer. This could also result in your receiving fewer shares of New BellRing Common Stock for each $                of Post Common Stock than you would otherwise receive if that per-share value were calculated on the basis of the closing price of BellRing Class A Common Stock on the expiration date of this exchange offer.

The number of shares of Post Common Stock that may be accepted in this exchange offer may be subject to proration. Depending on the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), and the final exchange ratio, determined as described above, Post may have to limit the number of shares of Post Common Stock that it accepts in this exchange offer through a proration process. Any proration of the number of shares accepted in this exchange offer will be determined on the basis of the proration mechanics described below under the section of this prospectus entitled “The Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock” below.

This prospectus and related documents are being sent to persons who directly held shares of Post Common Stock on                 , 2022 and banks, brokers and other nominees whose names or the names of whose nominees appear on Post’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Post Common Stock.

Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock

An aggregate of approximately 97.5 million shares of New BellRing Common Stock are expected to be held by Post upon completion of the separation. The aggregate number of outstanding shares of New BellRing Common Stock held by Post upon completion of the separation will equal the amount of BellRing LLC Units held by Post immediately prior to the separation. As of December 10, 2021, Post owned approximately 97.5 million BellRing LLC Units, representing approximately 71.4% of the economic interests in BellRing LLC. The number of outstanding shares of New BellRing Common Stock may be appropriately adjusted as necessary relative to the number as of December 10, 2021 in the event of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction involving BellRing Class A Common Stock in order to provide Post and holders of shares of BellRing Class A Common

Stock the same economic effect as contemplated by the transaction agreement prior to such event. If, upon the expiration of this exchange offer, Post shareholders have validly tendered in this exchange offer (and not properly withdrawn) more shares of Post Common Stock than Post is able to accept for exchange (taking into account the exchange ratio and the total number of shares of New BellRing Common Stock owned by Post), Post will accept for exchange the Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) by each tendering shareholder on a pro rata basis, based on the proportion that the total number of shares of Post Common Stock to be accepted bears to the total number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) (rounded to the nearest whole number of shares of Post Common Stock), and subject to any adjustment necessary to ensure the exchange of all shares of New BellRing Common Stock being offered by Post in this exchange offer, except for tenders of odd-lots, as described below.

Except as otherwise provided in this section, beneficial holders (other than participants in the 401(k) Plans) of fewer than 100 shares of Post Common Stock who validly tender in this exchange offer (and do not properly withdraw) all of their shares will not be subject to proration if this exchange offer is oversubscribed. Beneficial holders of 100 or more shares of Post Common Stock are not eligible for this preference.

Any beneficial holder (other than participants in the 401(k) Plans) of fewer than 100 shares of Post Common Stock who wishes to tender all of its shares must complete the section entitled “Odd-Lot Shares” on the letter of transmittal. If your odd-lot shares are held by a broker for your account, you can contact your broker and request the preferential treatment.

Post will announce the preliminary proration factor for this exchange offer at                 and separately by press release promptly after the expiration of this exchange offer. Upon determining the number of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), Post will announce the final results, including the final proration factor for this exchange offer.

Any shares of Post Common Stock not accepted for exchange in this exchange offer as a result of proration or otherwise will be returned to the tendering shareholder promptly after the final proration factor for this exchange offer is determined.

For purposes of this exchange offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight                 Time.

Fractional Shares

No fractional shares will be distributed or credited to book-entry authorization representing the shares of New BellRing Common Stock in connection with the distribution, and any such fractional share interests to which a holder of shares of Post Common Stock would otherwise be entitled will not entitle such record holder to vote or to any other rights as a stockholder of New BellRing. Instead, following the distribution date the exchange agent or transfer agent will aggregate all fractional shares allocable to any holder of shares of Post Common Stock, and will sell any whole shares obtained as a result of such aggregation for cash in the open market at the then prevailing prices (with the transfer agent or exchange agent, as applicable, in its sole and absolute discretion, determining when, how and through which broker dealer and at what price to make such sales), and will distribute such cash to each record holder of shares of Post Common Stock who would otherwise be entitled to receive a fractional share of New BellRing Common Stock in an amount equal to each such holder’s ratable share, after deducting any taxes required to be withheld and applicable transfer taxes, and after deducting the costs and expenses of such sale and distribution, including brokers fees and commissions. None of Post, New BellRing or the transfer agent or exchange agent, as applicable, will be required to guarantee any minimum sale price for the fractional shares of New BellRing Common Stock sold in accordance with this section. Neither Post nor New BellRing will be required to pay any interest on the proceeds from the sale of fractional shares.

Exchange of Shares of Post Common Stock

Upon the terms and subject to the conditions of this exchange offer (including, if this exchange offer is extended or amended, the terms and conditions of the extension or amendment), Post will accept for exchange and will exchange, for shares of New BellRing Common Stock owned by Post, the Post Common Stock validly tendered in this exchange offer (and not properly withdrawn), promptly after the expiration date.

The exchange of Post Common Stock tendered and accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange offer agent of (i)(x) certificates representing all physically tendered shares of Post Common Stock or (y) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Post Common Stock in the exchange offer agent’s account at The Depository Trust Company, in each case pursuant to the procedures set forth in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering” below, (ii) the letter of transmittal for shares of Post Common Stock, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

For purposes of this exchange offer, Post will be deemed to have accepted for exchange, and thereby exchanged, Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) if and when Post notifies the exchange offer agent of its acceptance of the tenders of those shares of Post Common Stock pursuant to this exchange offer.

Upon the completion of this exchange offer, Post will irrevocably deliver to the exchange offer agent a book-entry authorization representing all of the shares of New BellRing Common Stock being exchanged in this exchange offer, with irrevocable instructions to hold the shares of New BellRing Common Stock as agent for holders of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) and, in the case of a pro rata distribution, if any, Post shareholders whose shares of Post Common Stock remain outstanding after the completion of this exchange offer as described in the section of this prospectus entitled “The Exchange Offer—Distribution of New BellRing Common Stock Remaining After this Exchange Offer” beginning on page 77.

Shares of New BellRing Common Stock will be delivered immediately following the completion of this exchange offer and the acceptance of Post Common Stock for exchange, pursuant to the procedures determined by the exchange offer agent.

If Post does not accept for exchange any tendered shares of Post Common Stock for any reason pursuant to the terms and conditions of this exchange offer, the exchange offer agent (i) in the case of shares of Post Common Stock held in certificated form, will return certificates representing such shares without expense to the tendering shareholder and (ii) in the case of shares tendered by book-entry transfer pursuant to the procedures set forth below in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering” below, such shares will be credited to an account maintained within The Depository Trust Company, in each case promptly following expiration or termination of this exchange offer.

Procedures for Tendering

Shares Held in Certificated Form/Book-Entry DRS

If you hold certificates representing shares of Post Common Stock, or if your shares of Post Common Stock are held in book-entry via the DRS, you must deliver to the exchange offer agent a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents. If you hold certificates representing shares of Post Common Stock, you must also deliver to the exchange offer agent the certificates representing the shares of Post Common Stock tendered. The exchange offer agent’s address is listed on the letter of transmittal. Since certificates are not issued for DRS shares, you do not need to deliver any certificates representing those shares to the exchange offer agent.

Shares Held Through a Broker, Dealer, Commercial Bank, Trust Company or Similar Institution

If you hold shares of Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution and wish to tender your shares of Post Common Stock in this exchange offer, you should follow the instructions sent to you separately by that institution. In this case, you should not use a letter of transmittal to direct the tender of your Post Common Stock. If that institution holds shares of Post Common Stock through The Depository Trust Company, it must notify The Depository Trust Company and cause it to transfer the shares into the exchange offer agent’s account in accordance with The Depository Trust Company’s procedures. The institution must also ensure that the exchange offer agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your Post Common Stock. A tender by book-entry transfer will be completed upon receipt by the exchange offer agent of an agent’s message, book-entry confirmation from The Depository Trust Company and any other required documents.

The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange offer agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares of Post Common Stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal (including the instructions thereto) and that Post may enforce that agreement against the participant.

The exchange offer agent will establish an account with respect to the shares of Post Common Stock at The Depository Trust Company for purposes of this exchange offer, and any eligible institution that is a participant in The Depository Trust Company may make book-entry delivery of shares of Post Common Stock by causing The Depository Trust Company to transfer such shares into the exchange offer agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedure for the transfer. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange offer agent.

Shares Held in the 401(k) Plans

If you participate in the Post Stock Fund through any of the 401(k) Plans, you can elect to either keep your shares of Post Common Stock or exchange some or all of your shares of Post Common Stock for shares of New BellRing Common Stock. You will receive instructions from Vanguard via letter or e-mail informing you how to make an election and the deadline for making an election. If you do not make an active election prior to the applicable deadline, none of the shares of Post Common Stock attributable to your account under any of the 401(k) Plans will be exchanged for shares of New BellRing Common Stock.

If the offer to exchange shares of Post Common Stock for New BellRing Common Stock is oversubscribed, the number of shares of Post Common Stock that you elect to exchange will be reduced on a pro rata basis. Any proration of the number of shares accepted in this exchange offer will be determined on the basis of the proration mechanics described in the section of this prospectus entitled “The Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Post Common Stock” beginning on page 65.

General Instructions

Do not send letters of transmittal and certificates representing Post Common Stock to Post, BellRing, New BellRing or the information agent. Letters of transmittal for Post Common Stock and certificates representing Post Common Stock should be sent to the exchange offer agent at an address listed on the letter of transmittal. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity who sign a letter of transmittal or any certificates or stock powers must indicate the capacity in which they are signing and must submit evidence of their power to act in that capacity unless waived by Post.

Whether you tender your Post Common Stock by delivery of certificates or through your broker, the exchange offer agent must receive the letter of transmittal for Post Common Stock and the certificates representing your Post Common Stock at the address set forth on the back cover of this prospectus prior to the expiration of this exchange offer. Alternatively, in case of a book-entry transfer of Post Common Stock through The Depository Trust Company, the exchange offer agent must receive the agent’s message and a book-entry confirmation prior to such time and date.

Letters of transmittal for Post Common Stock and certificates representing Post Common Stock must be received by the exchange offer agent. Please read carefully the instructions to the letter of transmittal you have been sent. You should contact the information agent if you have any questions regarding tendering your Post Common Stock.

Signature Guarantees

Signatures on all letters of transmittal for Post Common Stock must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which shares of Post Common Stock are tendered for the account of a U.S. eligible institution.

If the certificates representing shares of Post Common Stock are registered in the name of a person other than the person who signs the letter of transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

Guaranteed Delivery Procedures

If you wish to tender shares of Post Common Stock pursuant to this exchange offer but (i) your certificates are not immediately available, (ii) you cannot deliver the shares or other required documents to the exchange offer agent on or before the expiration date of this exchange offer or (iii) you cannot comply with the procedures for book-entry transfer through The Depository Trust Company on a timely basis, you may still tender your Post Common Stock, so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•

on or before the expiration date, the exchange offer agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Post, in the manner provided below; and

•

no later than                on the second NYSE trading day after the date of execution of such notice of guaranteed delivery, the exchange offer agent must receive: (i) (x) certificates representing all physically tendered shares of Post Common Stock and (y) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Post Common Stock in the exchange offer agent’s account at The Depository Trust Company, (ii) a letter of transmittal for shares of Post Common Stock properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

Registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of Post Common Stock) may transmit the notice of guaranteed delivery by e-mail transmission or mail it to the exchange offer agent. If you hold Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf.

Tendering Your Shares After the Final Exchange Ratio Has Been Determined

Subject to a mandatory extension, the final exchange ratio will be available no later than                ,                Time on the last full trading day prior to the expiration date of this exchange offer. If you are a registered shareholder of Post Common Stock, then it is unlikely that you will be able to deliver an original executed letter of transmittal (and, in the case of certificated shares, your share certificates) to the exchange offer agent prior to the expiration of this exchange offer at                ,                Time on the expiration date. Accordingly, in such a case, if you wish to tender your shares after the final exchange ratio has been determined, you will generally need to do so by means of delivering a notice of guaranteed delivery and complying with the guaranteed delivery procedures described above. If you hold Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must tender your shares on your behalf.

The Depository Trust Company is expected to remain open until 5:00 p.m. Eastern Time and institutions may be able to process tenders for Post Common Stock through The Depository Trust Company during that time (although there is no assurance that this will be the case). Once The Depository Trust Company has closed, participants in The Depository Trust Company whose name appears on a Depository Trust Company security position listing as the owner of Post Common Stock will still be able to tender their Post Common Stock by delivering a notice of guaranteed delivery to the exchange offer agent via e-mail.

If you hold Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf. It will generally not be possible to direct such an institution to submit a notice of guaranteed delivery once that institution has closed for the day. Shareholders should consult with the institution through which they hold shares on the procedures that must be complied with and the time by which such procedures must be completed in order for that institution to provide a notice of guaranteed delivery on such holder’s behalf prior to                ,                Time on the expiration date. In addition, any such institution, if it is not an eligible institution, will need to obtain a Medallion guarantee from an eligible institution in the form set forth in the applicable notice of guaranteed delivery in connection with the delivery of those shares.

If the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                ,                Time on the second trading day following the originally contemplated expiration date to permit shareholders to tender their Post Common Stock during those days. Any changes in the prices of Post Common Stock or BellRing Class A Common Stock on those additional days of this exchange offer will not, however, affect the exchange ratio.

Effect of Tenders

A tender of Post Common Stock pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of this exchange offer as well as your representation and warranty to Post that (i) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of Post Common Stock or other securities issued or issuable in respect of such shares), (ii) when the same are accepted for exchange, Post will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, and (iii) you own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act.

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender shares of Post Common Stock for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of Post Common Stock tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the shares of Post Common Stock tendered and such person will acquire such shares for tender by conversion, exchange or exercise and (2) will cause such shares to be delivered in accordance with the terms of this prospectus. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The exchange of Post Common Stock validly tendered and accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange offer agent of (i)(x) certificates representing all physically tendered shares of Post Common Stock or (y) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Post Common Stock in the exchange offer agent’s account at The Depository Trust Company, (ii) the letter of transmittal for shares of Post Common Stock, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

Appointment of Attorneys-in-Fact and Proxies

By executing a letter of transmittal as set forth above, you irrevocably appoint Post’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Post Common Stock tendered and accepted for exchange by Post and with respect to any and all other Post Common Stock and other securities issued or issuable in respect of the Post Common Stock on or after the expiration of this exchange offer. That appointment is effective when and only to the extent that Post deposits the shares of New BellRing Common Stock for the shares of Post Common Stock that you have tendered with the exchange offer agent. All such proxies will be considered coupled with an interest in the tendered shares of Post Common Stock and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Post’s designees will, with respect to the shares of Post Common Stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper. Post reserves the right to require that, in order for shares of Post Common Stock to be deemed validly tendered, immediately upon Post’s acceptance for exchange of those shares of Post Common Stock, Post must be able to exercise full voting rights with respect to such shares.

Determination of Validity

Post will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Post Common Stock, in Post’s sole discretion, and its determination will be final and binding. Post reserves the absolute right to reject any and all tenders of Post Common Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. In the event a shareholder disagrees with such determination, he or she may seek to challenge such determination in a court of competent jurisdiction. Post also reserves the absolute right to waive any of the conditions of this exchange offer, or any defect or irregularity in the tender of any shares of Post Common Stock. No tender of shares of Post Common Stock is valid until all defects and irregularities in tenders of shares of Post Common Stock have been cured or waived. Neither Post nor the exchange offer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any shares of Post Common Stock or will incur any liability for failure to give any such notification. Post’s interpretation of the terms and conditions of this exchange offer (including the letter of transmittal and instructions thereto) will be final and binding. Notwithstanding the foregoing, Post shareholders may challenge any such determination in a court of competent jurisdiction.

Binding Agreement

The tender of Post Common Stock pursuant to any of the procedures described above, together with Post’s acceptance for exchange of such shares pursuant to the procedures described above, will constitute a binding agreement between Post and you upon the terms of, and subject to, the conditions to this exchange offer.

The method of delivery of share certificates of Post Common Stock and all other required documents, including delivery through The Depository Trust Company, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange offer agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Partial Tenders

If you tender fewer than all of the shares of Post Common Stock evidenced by any share certificate you deliver to the exchange offer agent, then you will need to fill in the number of shares that you are tendering in the table on the second page of the letter of transmittal. In those cases, as soon as practicable after the expiration of this exchange offer, the exchange offer agent will credit the remainder of the shares of common stock that were evidenced by the certificate(s) but not tendered to a DRS account in the name of the registered holder maintained by Post’s transfer agent. Unless you indicate otherwise in your letter of transmittal, all of the shares of Post Common Stock represented by share certificates you deliver to the exchange offer agent will be deemed to have been validly tendered. No share certificates are expected to be delivered to you, including in respect of any shares delivered to the exchange offer agent that were previously in certificated form, except for share certificates representing shares not accepted in this exchange offer.

Lost, Stolen or Destroyed Certificates

If your certificate(s) representing shares of Post Common Stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, you may request assistance with the replacement of the certificate(s) by calling the Corporate Secretary of Post at (314) 644-7600. You may also need to complete an affidavit of lost, stolen or destroyed certificate(s) (that you may request by calling the Corporate Secretary of Post at (314) 644-7600, post a surety bond for your lost, stolen or destroyed shares of Post Common Stock and pay a service fee. Upon completion of the requirements for replacement of your certificate(s) and upon receipt of the completed applicable letter of transmittal your shares of Post Common Stock will be considered tendered in this exchange offer.

Withdrawal Rights

Shares of Post Common Stock validly tendered in this exchange offer may be withdrawn at any time before                ,                Time on the expiration date and, unless Post has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Post accepts Post Common Stock pursuant to this exchange offer, your tender is irrevocable.

For a withdrawal of shares of Post Common Stock to be effective, the exchange offer agent must receive from you a written notice of withdrawal, in the form made available to you, at one of its addresses or the e-mail address set forth on the back cover of this prospectus, and your notice must include your name and the number of shares of Post Common Stock to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the exchange offer agent, the name of the registered holder and the certificate numbers of the particular certificates evidencing the shares of Post Common Stock must also be furnished to the exchange offer agent, as stated above, prior to the physical release of the certificates. If shares of Post Common Stock have been tendered pursuant to the procedures for book-entry tender discussed in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering” beginning on page 67, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with the procedures of The Depository Trust Company.

Post will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision will be final and binding, subject to the rights of the tendering shareholders to challenge Post’s determination in a court of competent jurisdiction. Neither Post nor the exchange offer agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Any shares of Post Common Stock properly withdrawn will be deemed not to have been validly tendered in this exchange offer. However, you may re-tender withdrawn Post Common Stock by following one of the procedures discussed in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering” beginning on page 67 at any time prior to the expiration of this exchange offer (or pursuant to the instructions sent to you separately).

Except for the withdrawal rights described above, any tender made under this exchange offer is irrevocable.

Withdrawing Your Shares After the Close of Business on the Expiration Date

Subject to a mandatory extension, the final exchange ratio will be available no later than                ,                Time on the last full trading day prior to the expiration date of this exchange offer. If you are a registered shareholder of Post Common Stock (which includes persons holding certificated shares) and you wish to withdraw your shares after the final exchange ratio has been determined, you must deliver a written notice of withdrawal or e-mail transmission notice of withdrawal to the exchange offer agent prior to                ,                 Time on the expiration date. Medallion guarantees will not be required for such withdrawal notices. If you hold Post Common Stock through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be delivered by that institution on your behalf. Shareholders should consult with the institution through which they hold shares on the procedures that must be complied with and the time by which such procedures must be completed in order for that institution to provide a notice of withdrawal on such holder’s behalf prior to                ,                Time on the expiration date.

The Depository Trust Company is expected to remain open until                ,                Time and institutions may be able to process withdrawals of Post Common Stock through The Depository Trust Company during that time (although there can be no assurance that this will be the case). Once The Depository Trust Company has closed, if you beneficially own shares of Post Common Stock that were previously delivered through The Depository Trust Company, then in order to properly withdraw your shares the institution through which your shares are held must deliver a written notice of withdrawal or e-mail transmission notice of withdrawal to the exchange offer agent prior to                ,                Time on the expiration date. Such notice of withdrawal must be in the form of The Depository Trust Company’s notice of withdrawal, must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with The Depository Trust Company’s procedures. Shares can be properly withdrawn only if the exchange offer agent receives a withdrawal notice directly from the relevant institution that tendered the shares through The Depository Trust Company.

If the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer is in effect at the expiration of the exchange offer period, then the exchange ratio will be fixed at the upper limit and a mandatory extension of this exchange offer will be made until                 ,

                 Time on the second trading day following the originally contemplated expiration date, which will permit shareholders to properly withdraw their shares of Post Common Stock during those days.

Book-Entry Accounts

Certificates representing shares of New BellRing Common Stock will not be issued to holders of shares of Post Common Stock pursuant to the exchange offer. Rather than issuing certificates representing such shares of New BellRing Common Stock to tendering holders of shares of Post Common Stock, the transfer agent or exchange offer agent will cause the shares of New BellRing Common Stock to be credited to records maintained by the transfer agent or exchange offer agent for the benefit of the respective holders.

Extension; Termination; Amendment

Extension, Termination or Amendment by Post

Subject to its compliance with the transaction agreement, Post expressly reserves the right, in its sole discretion, at any time and from time to time to extend the period of time during which this exchange offer is open and thereby delay acceptance for payment of, and the payment for, any shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn). For example, this exchange offer can be extended if any of the conditions to completion of this exchange offer described in the section of this prospectus entitled “The Exchange Offer—Conditions to Completion of this Exchange Offer” beginning on page 75 are not satisfied or waived prior to the expiration of this exchange offer. If the exchange offer is extended, the valuation dates will reset to the period of three consecutive trading days ending on and including the second trading day preceding the revised expiration date, as may be extended.

Subject to its compliance with the transaction agreement, Post expressly reserves the right, in its sole discretion, to amend the terms of this exchange offer in any respect prior to the expiration of this exchange offer, except that Post does not intend to extend this exchange offer other than in the circumstances described above.

If Post materially changes the terms of or information concerning this exchange offer or if Post waives a material condition of this exchange offer, it will extend this exchange offer if required by law. The SEC has stated that, as a general rule, it believes that an offer should remain open for a minimum of five business days from the date that notice of the material change is first given or in the event there is a waiver of a material condition to this exchange offer. The length of time will depend on the particular facts and circumstances.

As required by law, this exchange offer will be extended so that it remains open for a minimum of 10 business days following the announcement if:

•	Post changes the method for calculating the number of shares of New BellRing Common Stock offered in exchange for each share of Post Common Stock; and

•	this exchange offer is scheduled to expire within ten business days of announcing any such change.

If Post extends this exchange offer, is delayed in accepting for exchange any shares of Post Common Stock or is unable to accept for exchange any shares of Post Common Stock under this exchange offer for any reason, then, without affecting Post’s rights under this exchange offer, the exchange offer agent may retain all shares of Post Common Stock tendered on Post’s behalf. These shares of Post Common Stock may not be withdrawn except as provided in the section of this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” beginning on page 72.

Post’s reservation of the right to delay acceptance of any shares of Post Common Stock is subject to applicable law, which requires that Post pay the consideration offered or return the shares of Post Common Stock deposited promptly after the termination or withdrawal of this exchange offer.

Post will issue a press release or other public announcement no later than                ,                Time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date.

Mandatory Extension

Post will announce whether the upper limit on the number of shares of New BellRing Common Stock for each share of Post Common Stock accepted in this exchange offer is in effect at the last full trading day prior to the expiration of the exchange offer period, at                 and by press release, no later than                ,                Time on the last full trading day prior to the expiration date. If the upper limit is in effect at that time, then the exchange ratio will be fixed at the upper limit and a mandatory extension will be made until                 ,                 Time on the second trading day following the originally contemplated expiration date to permit shareholders to tender or withdraw their shares of Post Common Stock during those days. Post will issue a press release or other public announcement no later than                ,                Time on the next business day following any such mandatory extension.

Method of Public Announcement

Subject to applicable law (including Rules 13e-4(d), 13e-4(e)(3) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with this exchange offer be promptly disclosed to shareholders in a manner reasonably designed to inform them of the change) and without limiting the manner in which Post may choose to make any public announcement, Post assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

Conditions to Completion of this Exchange Offer

Post will only be required to complete this exchange offer if, and may extend or terminate this exchange offer unless, at the scheduled expiration of this exchange offer:

•	the separation shall have been completed substantially in accordance with the separation plan contemplated in the transaction agreement;

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	the shares of New BellRing Common Stock deliverable in the distribution have been approved for listing on the NYSE, subject to official notice of issuance;

•	the debt exchange shall have been completed in accordance with the transaction agreement;

•

the Post Board of Directors shall have received, and BellRing shall have been furnished a copy, of an opinion by an independent nationally recognized appraisal firm as to the solvency of New BellRing and Post, in each case after giving effect to the separation, the issuance of the New BellRing debt and the completion of the distribution; and

•	no market disruption event has occurred, which Post has determined in its reasonable judgment has impaired the benefits of this exchange offer to Post.

Each of the foregoing conditions to the completion of this exchange offer is independent of any other condition; the exclusion of any event from a particular condition above does not mean that such event may not be included in another condition.

If any of the above conditions has not been satisfied by the scheduled expiration of this exchange offer, Post may:

•	terminate this exchange offer and promptly return all tendered shares of Post Common Stock to tendering shareholders;

•

extend this exchange offer and, subject to the withdrawal rights described in the section of this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” beginning on page 72, retain all tendered shares of Post Common Stock until the extended exchange offer expires;

•	amend the terms of this exchange offer; or

•	waive or amend any unsatisfied condition and, subject to any requirement to extend the period of time during which this exchange offer is open, complete this exchange offer.

These conditions are for the sole benefit of Post. Post may assert these conditions with respect to all or any portion of this exchange offer regardless of the circumstances giving rise to them (except any action or inaction by Post). Post expressly reserves the right, in its sole discretion, to waive any condition in whole or in part at any time prior to the expiration of this exchange offer. Post’s failure to exercise its rights under any of the above conditions does not represent a waiver of these rights (provided that the right has not otherwise become exercisable). Each right is an ongoing right which may be asserted at any time prior to the expiration of this exchange offer. All conditions to completion of this exchange offer must be satisfied or waived by Post prior to the expiration of this exchange offer.

Fees and Expenses

Post has retained Computershare Trust Company, N.A. (“Computershare”) to act as the exchange offer agent in connection with this exchange offer. The exchange offer agent may contact holders of Post Common Stock by mail, e-mail, telephone and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to this exchange offer to beneficial owners. The exchange offer agent will receive reasonable compensation for its services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against specified liabilities in connection with its services, including liabilities under the federal securities laws.

The exchange offer agent has not been retained to make solicitations or recommendations with respect to this exchange offer. The fees it receives will not be based on the number of shares of Post Common Stock tendered under this exchange offer.

Post will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Post Common Stock under this exchange offer. Post will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

No broker, dealer, bank, trust company or fiduciary will be deemed to be Post’s agent or the agent of New BellRing, the information agent, the transfer agent or the exchange offer agent, as applicable, for purposes of this exchange offer.

Legal Limitations

This prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of New BellRing Common Stock, shares of Post Common Stock or shares of BellRing Class A Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. After the completion of this exchange offer and prior to the merger, it will not be possible to trade the New BellRing Common Stock.

Certain Matters Relating to Non-U.S. Jurisdictions

Countries outside of the U.S. generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Post, BellRing or New BellRing has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Post Common Stock, BellRing Class A Common Stock or New BellRing Common Stock outside of the U.S. Accordingly, the ability of any non-U.S. person to tender shares of Post Common Stock in this exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in this exchange offer without the need for Post, BellRing or New BellRing to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in this exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Post Common Stock or New BellRing Common Stock that may apply in their home countries. None of Post, BellRing or New BellRing can provide any assurance about whether such limitations may exist.

Distribution of New BellRing Common Stock Remaining After this Exchange Offer

All shares of New BellRing Common Stock owned by Post that are not exchanged in this exchange offer will be distributed pro rata to holders of Post Common Stock in the clean-up spin-off, up to the distributed amount, whose shares of Post Common Stock remain outstanding after the completion of this exchange offer. The record date for the pro rata distribution, if any, will be announced by Post. Any Post shareholder who validly tenders in this exchange offer (and does not properly withdraw) shares of Post Common Stock for shares of New BellRing Common Stock in this exchange offer will waive its rights with respect to such shares to receive, and forfeit any rights to, shares of New BellRing Common Stock distributed on a pro rata basis to Post shareholders in the event this exchange offer is not fully subscribed.

Upon completion of this exchange offer, Post will irrevocably deliver to the exchange offer agent a book-entry authorization representing all of the shares of New BellRing Common Stock being exchanged in this exchange offer, with irrevocable instructions to hold the shares of New BellRing Common Stock as agent for the holders of shares of Post Common Stock validly tendered in this exchange offer (and not properly withdrawn) and, in the case of a pro rata distribution, if any, Post shareholders whose shares of Post Common Stock remain outstanding after the completion of this exchange offer. Please see the section of this prospectus entitled “The Exchange Offer—Terms of this Exchange Offer—Exchange of Shares of Post Common Stock” beginning on page 67.

If this Exchange Offer is terminated by Post without the exchange of shares, but the conditions to completion of the transactions have otherwise been satisfied, Post intends to distribute a number of shares of New BellRing Common Stock equal to the distributed amount, owned by Post, on a pro rata basis to holders of Post Common Stock, with a record date to be announced by Post.

In addition, within twelve months following the distribution, Post may, in its sole discretion, transfer any or all of its remaining shares of New BellRing Common Stock in exchange for certain debt obligations or otherwise to its shareholders in the equity exchange.

THE TRANSACTIONS

This section of the prospectus describes material aspects of the proposed transactions. This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the full text of the transaction agreement, and the other documents we refer you to for a more complete understanding of the transactions. In addition, important business and financial information about New BellRing and BellRing are included and incorporated by reference into this prospectus and important business. Please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

Transaction Structure

The transaction agreement provides for a separation transaction by Post, a debt exchange, a distribution and a merger. Each set of transactions is summarized below:

The Separation

Post Contribution

Pursuant to the transaction agreement and in connection with the separation, Post will contribute to New BellRing (i) all of the BellRing LLC Units held by it and the sole outstanding share of BellRing Class B Common Stock and (ii) an amount in cash equal to the amount of the Post negative capital account, in exchange for (x) New BellRing debt securities in an amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 and (y) limited liability company interests of New BellRing.

The “Post negative capital account” is an amount equal to the estimated taxable gain Post would realize if Post were to dispose of its interest in BellRing LLC for no consideration other than a release of Post’s share of BellRing LLC’s liabilities allocable to Post under the IRC, as determined by Post in its reasonable discretion. The amount of the Post negative capital account will be determined prior to the date on which the New BellRing debt financing transactions described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104 are pursued, and therefore is not known as of the date of this prospectus. As of September 30, 2021, the most recent practicable date prior to the date of this prospectus, Post’s good faith estimate of the Post negative capital account, assuming the disposal of its interest in BellRing LLC occurred on such date, is approximately $569.3 million.

Pursuant to the transaction agreement, Post will also undertake certain other transactions to effect the Separation as described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Separation—Other Separation Transactions.”

After giving effect to the separation, New BellRing will own the sole outstanding share of BellRing Class B Common Stock and all of the BellRing LLC Units beneficially owned by Post prior to the separation.

New BellRing Debt Financing

New BellRing Maximum Debt Amount

The aggregate principal amount of the indebtedness that will be incurred by New BellRing in connection with the transactions, including the New BellRing debt securities and the New BellRing loans (as defined below), will not exceed the New BellRing maximum debt amount. The “New BellRing maximum debt amount” is an amount, determined by Post in good faith in consultation with BellRing, not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x on a pro forma basis after giving effect to the transactions. The “New BellRing leverage ratio” is the ratio of New BellRing and its subsidiaries’ consolidated indebtedness to New BellRing and its subsidiaries’ consolidated earnings before interest, taxes, depreciation and amortization, in each case, calculated in a manner consistent with the definition of “Total Net Leverage Ratio” under the BellRing LLC credit agreement for the most recently completed four fiscal quarters of BellRing for which financial statements are available.

The New BellRing maximum debt amount will depend on various factors, including the earnings of BellRing and its subsidiaries, and will be determined prior to the date on which the New BellRing debt financing transactions are pursued. Accordingly, the New BellRing maximum debt amount is not known as of the date of this prospectus.

New BellRing Debt Securities

Pursuant to the transaction agreement, prior to the distribution, New BellRing will issue to Post the New BellRing debt securities. The aggregate principal amount of the New BellRing debt securities (the “New BellRing debt securities amount”) issued to Post will equal (i) the Post negative capital account plus (ii) (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by Post. As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, Post held approximately 71.4% of the outstanding BellRing LLC Units. Certain additional terms of the New BellRing debt securities are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Debt Securities.”

Post Debt Exchange

Following the issuance of such New BellRing debt securities but prior to the distribution, Post expects to exchange the New BellRing debt securities issued to it by New BellRing for satisfaction of certain debt obligations of Post in the debt exchange. Following the debt exchange, the exchanging parties, or their affiliates, are expected to sell the New BellRing debt securities to third-party investors.

New BellRing Loans

Additionally, pursuant to the transaction agreement, New BellRing will enter into the New BellRing loans. The aggregate principal amount of the New BellRing loans will not exceed, together with the New BellRing debt securities amount, the New BellRing maximum debt amount. Certain additional terms of the New BellRing loans are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing—New BellRing Loans.”

As a result of these financing transactions, the indebtedness of New BellRing immediately following the completion of the transactions is expected to be greater than the indebtedness of BellRing as of the date of this prospectus.

The Distribution

Following the separation, and prior to the effective time of the merger, Post will complete the distribution. Post may elect to distribute these shares of New BellRing Common Stock through a spin-off, an exchange offer or as a combination of a spin-off and an exchange offer with or without a clean-up spin-off.

The Merger

Following the completion of the separation and distribution, Merger Sub will merge with and into BellRing, and BellRing will be the surviving corporation in the merger. As a result of the merger, BellRing will become a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing.

Pursuant to the merger, holders of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of BellRing Class A Common Stock, (i) the per share cash consideration and (ii) one share of New BellRing Common Stock. The “per share cash consideration” will be an amount in cash equal to (i) the aggregate cash consideration amount divided by (ii) the number of shares of BellRing Class A Common Stock issued and outstanding as of immediately prior to the merger effective time. The “aggregate cash consideration amount” will be an amount equal to (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by BellRing. An example calculation of the per share cash consideration under certain assumed conditions is set forth under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107.

The separation, debt exchange, distribution and merger are referred to collectively as the “transactions.” The terms of the transactions are set forth in the transaction agreement, which is described in this prospectus.

Background of the Transactions

In November 2018, Post announced that the Post Board of Directors approved a plan to separate its Active Nutrition business into a distinct, publicly traded company. In connection with the IPO, the entities comprising Post’s Active Nutrition business were separated from Post and became direct or indirect subsidiaries of BellRing LLC. BellRing was formed on March 20, 2019 for purposes of completing the IPO and serving as a holding company with no material assets other than its ownership of BellRing LLC Units and indirect interests in the subsidiaries of BellRing LLC.

On October 21, 2019, BellRing completed the IPO, and BellRing Class A Common Stock began trading on the New York Stock Exchange under the ticker symbol “BRBR.” Upon completion of the IPO, Post owned the sole outstanding share of BellRing Class B Common Stock, which, for so long as Post or its affiliates own more than 50% of the BellRing LLC Units, would represent approximately 67% of the total voting power of the BellRing Common Stock. In the aggregate, the holders of shares of BellRing Class A Common Stock were entitled to approximately 33% of the total voting power of BellRing Common Stock. The BellRing Board of Directors was initially composed of five directors following completion of the IPO, and Post had the right to designate up to three directors as its nominees under an investors rights agreement entered into in connection with the IPO. Also, in connection with the IPO, Post and BellRing entered into various arrangements, including an employee matters agreement, a tax receivable agreement, a tax matters agreement, a limited liability company agreement with respect to BellRing LLC and a master services agreement, all of which are more fully discussed in, or filed as exhibits to, BellRing’s Annual Report on Form 10-K for the year ended September 30, 2021 filed on November 19, 2021, which is incorporated by reference into this prospectus.

Following the IPO, including throughout 2020 and the first half of 2021, the BellRing Board of Directors and BellRing’s senior management regularly reviewed and considered BellRing’s performance, strategy, competitive position, opportunities and prospects in light of the then-current business and economic environments, as well as the composition of BellRing’s stockholder base and BellRing’s resulting governance structure, as Post remained the holder of more than 50% in voting power of the outstanding shares of BellRing Common Stock throughout this period. Also during this timeframe, Post periodically considered its strategic plans and opportunities, including with respect to its ownership stake in BellRing.

On or around June 30, 2021, the Post management team began discussions with its financial advisor, J.P. Morgan Securities LLC (“J.P. Morgan”), regarding various aspects of the transaction, and asked J.P. Morgan to begin preparing illustrative transaction structures. On or around July 1, 2021, the Post management team also engaged Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”) to act as legal advisor to Post.

On July 2, 2021, Mr. Robert V. Vitale, the President and Chief Executive Officer of Post and Executive Chairman of the BellRing Board of Directors, met with Darcy Horn Davenport, the President and Chief Executive Officer of

BellRing and a member of the BellRing Board of Directors, Paul Rode, the Chief Financial Officer of BellRing, and Craig L. Rosenthal, Senior Vice President and General Counsel of BellRing, in Oakland, California. At this meeting, Mr. Vitale informed Ms. Davenport and Messrs. Rode and Rosenthal that Post was contemplating exploring a potential transaction involving the distribution of a significant portion of its interest in BellRing to shareholders of Post.

Beginning around July 16, 2021, Mr. Vitale reached out separately to each independent director on the BellRing Board of Directors to advise them of Post’s intent to distribute a large portion of Post’s ownership in BellRing, and advised them of certain steps they may wish to begin planning, including creation of a special committee of the BellRing Board of Directors to advise BellRing, and engagement of independent financial and legal advisors. Between July 16 and July 21, 2021, Mr. Vitale met with, or discussed by phone with, each BellRing Board member, to describe the potential transaction.

On August 3, 2021, the Strategy and Financial Oversight Committee of the Post Board of Directors held a regularly scheduled quarterly meeting, with members of Post management and other members of the Post Board of Directors present. Mr. Vitale presented a potential transaction involving the distribution of a significant portion of Post’s interest in BellRing to shareholders of Post, including the rationale for such transaction and next steps. Later in the day on August 3, 2021, the Post Board of Directors held a regularly scheduled quarterly meeting, with members of Post management in attendance. Mr. Vitale reviewed with the Post Board of Directors, and the Post Board of Directors approved, resolutions to evaluate, and negotiate with BellRing, the distribution of a significant portion of Post’s interest in BellRing to shareholders of Post.

On August 4, 2021, the BellRing Board of Directors held a regularly scheduled quarterly meeting, with members of BellRing management in attendance, at which Mr. Vitale presented a potential transaction that Post intended to pursue involving, among other things, the distribution of a significant portion of Post’s interest in BellRing to shareholders of Post in a transaction that would also involve the payment of cash consideration to BellRing’s stockholders. It also was noted during this discussion that Post intended to issue a press release the following day disclosing its plan to explore a distribution of a significant portion of its interest in BellRing to shareholders of Post. Following this initial discussion, to facilitate a full and fair evaluation of the potential transactions along the lines of what Post was exploring, the BellRing Board of Directors formed the BellRing Special Committee, which is comprised of Elliot H. Stein, Jr., Thomas P. Erickson and Chonda J. Nwamu, each of whom is a BellRing director, is not a member of BellRing management, is not affiliated with Post and does not otherwise have a material interest in the potential transactions. The BellRing Board of Directors authorized the BellRing Special Committee to, among other things, review, evaluate and negotiate on behalf of BellRing the terms and conditions of the potential transactions and make a recommendation to the BellRing Board of Directors relating to the potential transactions. The BellRing Board of Directors also authorized the BellRing Special Committee to retain independent financial and legal advisors, as well as other consultants or experts, as it determines are necessary or appropriate to assist and advise it in performing its responsibilities and duties.

On August 5, 2021, Post issued a press release announcing its plan to distribute a significant portion of its interest in BellRing to shareholders of Post.

Between August 6, 2021 and August 23, 2021, Mr. Stein, the Chairman of the BellRing Special Committee, and Mr. Rosenthal interviewed and evaluated potential financial and legal advisors who are independent of Post. Following these meetings, the BellRing Special Committee selected Lazard Frères & Co. LLC (“Lazard”) as its financial advisor and Simpson Thacher & Bartlett LLP (“Simpson Thacher”) as its legal advisor. The BellRing Special Committee determined to retain Lazard and Simpson Thacher based on, among other factors, their independence from Post and their qualifications, experience and reputation in advising clients in connection with mergers and acquisitions and other corporate transactions, including transactions comparable to the potential transactions announced by Post.

On August 25, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to discuss preliminary matters related to the potential transactions. The representatives of Lazard discussed with the BellRing Special Committee the trading price of BellRing Common Stock following Post’s announcement of the potential transactions and considerations regarding the post-transaction capital structure of BellRing and the refinancing of BellRing’s existing indebtedness in connection with the potential transactions. The representatives of Simpson Thacher reviewed with the BellRing Special Committee certain legal considerations and the directors’ fiduciary duties under applicable law, noting that the focus of the BellRing Special Committee would be on evaluating and negotiating the potential transactions for the benefit of BellRing stockholders other than Post.

On August 27, 2021, Post directed representatives of J.P. Morgan to send a presentation to Lazard setting forth proposed transaction steps to effectuate the potential transactions. The presentation contemplated that Post would contribute its share of BellRing Class B Common Stock, all of its membership interests of BellRing LLC and cash to a new holding company for the BellRing business, New BellRing, in exchange for all of the then-outstanding equity of New BellRing and certain newly issued New BellRing indebtedness. New BellRing then would convert to a Delaware corporation, and Post would then distribute at least 80.1% of its shares of New BellRing Common Stock to Post shareholders in a pro-rata distribution, an exchange offer or a combination of both, depending on market conditions. Also pursuant to the proposed transaction steps, upon completion of the distribution of New BellRing Common Stock to Post shareholders, Merger Sub, a wholly-owned subsidiary of New BellRing, would merge with and into BellRing, with BellRing as the surviving corporation and a wholly-owned subsidiary of New BellRing. Post would transfer the New BellRing indebtedness received in the potential transactions to certain of Post’s existing creditors in exchange for certain of Post’s outstanding indebtedness. The potential transactions outlined in the materials provided to Lazard contemplated New BellRing incurring $940 million of indebtedness, reflecting an illustrative example based on then-current estimates as to amounts of indebtedness that would result in a pro forma net leverage ratio for New BellRing equal to approximately 4.0x after the completion of the potential transactions.

Between August 27, 2021 and September 21, 2021, representatives of Lazard, Simpson Thacher, J.P. Morgan, Cleary Gottlieb and Ernst & Young LLP (“E&Y”), tax advisor to Post, held a number of discussions regarding the proposed transaction structure and related considerations.

Also during this time period, representatives of Post and BellRing periodically discussed process matters related to the potential transactions, including updates related to the work being performed by Post’s and the BellRing Special Committee’s advisors.

On September 10, 2021, representatives of Lazard and Simpson Thacher held a meeting with BellRing’s senior management regarding the proposed transaction structure and related considerations, including considerations regarding the potential capital structure of New BellRing after completion of the potential transactions.

On September 16, 2021, representatives of Cleary Gottlieb sent representatives of Simpson Thacher a draft transaction agreement. The draft transaction agreement proposed, among other things, that the transaction agreement would be unilaterally adopted by Post, as the holder of more than 50% in voting power of the outstanding shares of BellRing Common Stock, and provided for the ability of the BellRing Board of Directors to change its recommendation that BellRing stockholders vote in favor of the transaction agreement under certain circumstances. In addition, in order to maximize Post’s ability to transfer New BellRing indebtedness to Post’s creditors in a tax-free manner, the draft transaction agreement proposed that the New BellRing indebtedness incurred in connection with the potential transactions would be comprised of senior unsecured notes with a 10-year maturity and a five-year non-call period. The draft transaction agreement further proposed that Post would manage negotiations associated with the issuance of New BellRing indebtedness, including through selecting bookrunning managing placement agents and purchasers and preparing the definitive documentation for such issuance.

On September 21, 2021, representatives of Cleary Gottlieb and Simpson Thacher discussed certain terms of the draft transaction agreement and an overview of the ancillary agreements contemplated by the draft transaction agreement.

In addition, throughout the balance of September 2021, representatives of Post and BellRing held periodic meetings to discuss process matters related to the potential transactions. These representatives also discussed during some of these meetings the potential services to be provided by Post to BellRing pursuant to the amended and restated master service agreement, which Post proposed be entered into in connection with the completion of the potential transactions.

On September 24, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to discuss various updates regarding the potential transactions. The representatives of Simpson Thacher reviewed with the BellRing Special Committee legal considerations applicable to its consideration of the potential transactions, including the fiduciary duties of members of the BellRing Special Committee under applicable law and the role and responsibilities of the BellRing Special Committee in evaluating and negotiating the potential transactions. Representatives of Simpson Thacher then reviewed with the BellRing Special Committee the draft transaction agreement. In connection with this review, the BellRing Special Committee also discussed the ability of Post, as the holder of more than 50% of the voting power of the outstanding shares of BellRing Common Stock, to unilaterally adopt the potential transactions under the draft transaction agreement proposed by Post. After discussion, the BellRing Special Committee directed Simpson Thacher to continue to seek to improve the terms of the transaction agreement, including to include a condition in such agreement requiring that the potential transactions also be approved by the holders of a majority in voting power of the outstanding shares of BellRing Common Stock other than Post and its affiliates. Also during this meeting, representatives of Lazard presented to the BellRing Special Committee Lazard’s preliminary financial analysis and considerations in connection with the potential transactions, including an overview of the impact of the potential transactions on New BellRing’s capital structure as well as various strategic benefits and considerations for BellRing stockholders (other than Post and its affiliates) associated with pursuing the potential transactions, including the advantage of having a much more liquid trading market for shares of BellRing Class A Common Stock following the potential transactions and allowing Post to dispose of a substantial portion of its ownership in BellRing and BellRing LLC in an orderly manner that would be less disruptive to the public trading market for the shares of BellRing Class A Common Stock than open market sales. The BellRing Special Committee discussed with Simpson Thacher and Lazard, among other things, the proposal from Post regarding the New BellRing indebtedness to be incurred in connection with the potential transactions and the proposed terms of the BellRing debt securities and the impact that such proposed incurrence potentially would have on BellRing’s operational flexibility following the completion of the potential transactions. The BellRing Special Committee directed Lazard and Simpson Thacher to continue to seek revisions to the terms of indebtedness to be incurred by New BellRing that would allow New BellRing greater flexibility following the completion of the potential transactions. Following discussion, the BellRing Special Committee reviewed the matters presented at the meeting and potential next steps. The BellRing Special Committee then met in executive session with only management and the representatives of Simpson Thacher present, and representatives of Simpson Thacher reviewed with the BellRing Special Committee in such executive session the relationship letter that Lazard prepared for the BellRing Special Committee, which letter set forth, among other things, that Lazard had not, as of the date of the letter and during the two years prior to such date, been engaged by or received fees from Post or any of its affiliates in connection with the provision of financial advisory services.

On October 1, 2021, representatives of Simpson Thacher sent representatives of Cleary Gottlieb a revised draft transaction agreement. Based on the instruction of the BellRing Special Committee, the draft transaction agreement was revised to require, in addition to the approval of Post, approval of the holders of a majority in voting power of the outstanding shares of BellRing Common Stock other than Post and its affiliates. The revised draft transaction agreement provided that obtaining such “majority-of-the-minority” approval would be a condition to completing the transactions contemplated by the transaction agreement. The revised draft transaction agreement did not make a counterproposal as to the New BellRing indebtedness to be incurred in connection with the potential transactions because the parties’ negotiation as to the terms of the New BellRing indebtedness remained ongoing.

Also on October 1, 2021, Lazard and J.P. Morgan held a meeting to further discuss, among other things, the pro forma capital structure of New BellRing following the completion of the potential transactions.

On October 4, 2021, the BellRing Special Committee entered into an engagement letter with Lazard to formalize the retention of Lazard as financial advisor to assist the BellRing Special Committee in connection with the potential transactions.

On October 5, 2021, BellRing’s senior management and representatives of Lazard held a meeting to further review, among other things, BellRing’s organic growth initiatives, mergers-and-acquisitions pipeline and capital allocation considerations in connection with Lazard’s review of the potential pro forma capital structure of New BellRing following the potential transactions.

Also on October 5, 2021, representatives of Cleary Gottlieb and Simpson Thacher discussed terms of the draft transaction agreement and process matters related to the potential transactions.

On October 6 and 7, 2021, Lazard and J.P. Morgan held meetings to further discuss, among other things, the potential pro forma capital structure of New BellRing following the potential transactions. Representatives of Lazard continued to note during these meetings that the BellRing Special Committee was focused on seeking to ensure that any resultant capital structure of New BellRing would allow New BellRing to have sufficient flexibility following the completion of the transaction to pursue its current operational plans, as well as to capitalize on any attractive strategic alternatives that may become available in the future.

On October 7, 2021, representatives of Cleary Gottlieb sent representatives of Simpson Thacher a revised draft transaction agreement. The revised draft transaction agreement noted that Post continued to consider the proposal by the BellRing Special Committee that the transaction agreement include a “majority-of-the-minority” approval as a condition to completing the transactions contemplated by the transaction agreement.

On October 8, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to discuss further the potential transactions. The representatives of Simpson Thacher updated the Special Committee on, among other things, the terms of the revised draft transaction agreement received the day earlier from Cleary Gottlieb, reporting, among other things, that the revised draft noted that Post continued to consider the proposal by the BellRing Special Committee that the transaction agreement include a “majority-of-the-minority” approval as a condition to completing the transactions contemplated by the transaction agreement. The representatives of Lazard reviewed with the BellRing Special Committee, among other things, progress on the development by BellRing’s senior management of projected financial information to assist the BellRing Special Committee in connection with its evaluation of the potential transactions, including analyzing the implications of the indebtedness to be incurred by New BellRing in connection with the potential transactions and on the execution of BellRing’s strategic plans. In connection with this review, the BellRing Special Committee again determined that representatives of Lazard and Simpson Thacher should continue to seek revisions to the terms of indebtedness to be incurred by New BellRing that would allow New BellRing greater flexibility following the completion of the potential transactions. Also at this meeting, in an executive session, the BellRing Special Committee discussed that Mr. Vitale expressed a willingness to continue to serve as Executive Chairman of the BellRing Board of Directors following the completion of the potential transactions and the benefits of having Mr. Vitale continue in that role. Representatives of Simpson Thacher discussed with the BellRing Special Committee that compensation arrangements relating to Mr. Vitale continuing to serve as Executive Chairman would need to be determined in due course. Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

Following the meeting of the BellRing Special Committee on October 8, 2021, representatives of Cleary Gottlieb, Simpson Thacher and E&Y held a meeting to discuss certain proposed terms of the New BellRing indebtedness and possible revisions to such terms to allow New BellRing greater flexibility to repay a portion of the indebtedness prior to the expiration of the non-call period.

In the evening on October 8, 2021, representatives of Cleary Gottlieb sent representatives of Simpson Thacher drafts of the master service agreement, a registration rights agreement, an amended and restated trademark and domain name license agreement and an amended and restated legal engagement letter that Post proposed be entered into in connection with the completion of the potential transactions. The draft master service agreement provided for the provision of certain transitional services to New BellRing for a term of up to three years following the completion of the potential transactions, subject to certain termination rights.

On October 9, 2021, representatives of Cleary Gottlieb sent representatives of Simpson Thacher a draft tax matters agreement that Post proposed be entered into in connection with the completion of the potential transactions. The draft tax matters agreement proposed that New BellRing would indemnify Post if the transactions become taxable as a result of certain actions taken by BellRing or New BellRing or as a result of certain changes in ownership of the stock of BellRing or New BellRing after completion of the potential transactions. Under the draft tax matters agreement, New BellRing would also be prohibited from taking certain actions that could cause the potential transactions to become taxable, including in certain circumstances the issuance and repurchase of New BellRing equity.

On October 13, 2021, the BellRing Board of Directors held a meeting, with members of BellRing management in attendance. At the meeting, among other things, the BellRing Board of Directors noted that the BellRing Special Committee, after having engaged independent legal and financial advisors, had requested certain revisions be made to the resolutions pursuant to which the BellRing Special Committee was formed on August 4, 2021. These revisions expressly provided that the BellRing Board of Directors would not approve the potential transactions without the prior favorable recommendation of the BellRing Special Committee. Following discussion, the BellRing Board of Directors unanimously approved the resolutions as so revised.

On October 14, 2021, the Post Board of Directors reviewed the terms of the potential transactions and authorized management of Post to finalize the transaction terms and enter into the transaction agreement.

Also on October 14, 2021, based on the instruction of the BellRing Special Committee, representatives of Lazard sent Post, through representatives of J.P. Morgan, a proposal regarding the terms of the New BellRing indebtedness. The proposal contemplated various changes to what was initially proposed by Post so as to provide more flexibility within the potential post-closing New BellRing capital structure, including by providing that a portion of the indebtedness be comprised of first-lien senior secured loans that, among other things, are prepayable at any time without penalty or premium. The proposal was also designed so as to not undermine Post’s tax and business objectives that were a fundamental precept of the potential transactions, and further contemplated that the remaining portion of the indebtedness would be comprised of senior unsecured notes with a 10-year maturity and a five-year non-call period, during which period New BellRing would only be able to redeem the notes if it paid noteholders a make-whole premium.

At various times during the month of October 2021, representatives of Simpson Thacher and Lewis Rice LLC (“Lewis Rice”), an additional legal advisor to Post and BellRing, held discussions and had other communications regarding the indebtedness to be incurred by New BellRing and related matters in connection with the potential transactions.

On October 15, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to discuss various updates regarding the potential transactions. The representatives of Lazard reviewed the proposal regarding the terms of the New BellRing indebtedness that was conveyed to Post on October 14, 2021. The representatives of Lazard also updated the BellRing Special Committee on strategic capital allocation priorities of BellRing’s senior management, which priorities were expected to be discussed by Ms. Davenport and Mr. Rode at the next meeting of the BellRing Special Committee. In addition, among other matters, the Special Committee reviewed with Simpson Thacher the terms of the draft tax matters agreement, discussing, among other things, the proposed allocation of responsibility for certain tax liabilities between New BellRing and Post and the restrictions that would be imposed on New BellRing in connection with the potential transactions, in order to preserve the tax-free nature of the potential transactions, during a certain period following the completion of the potential transactions. The Special Committee, following discussion, determined that Lazard and Simpson Thacher should seek from Post additional flexibility for New BellRing under the tax matters agreement to issue equity securities in connection with acquisitions and conduct repurchases and redemptions of equity securities up to a certain threshold.

Also on October 15, 2021 and periodically throughout the balance of October until the entry into the transaction agreement, representatives of Post and BellRing met to discuss process matters related to the potential transactions.

On October 16, 2021, representatives of Simpson Thacher sent representatives of Cleary Gottlieb a revised draft transaction agreement. The revised draft transaction agreement reflected the proposal, based on the instruction of the BellRing Special Committee, that a portion of the New BellRing indebtedness incurred in connection with the potential transactions would be comprised of first-lien senior secured loans that, among other things, would be prepayable at any time without penalty or premium and that the remaining portion of the indebtedness would be comprised of senior unsecured notes with a 10-year maturity and a five-year non-call period, during which period New BellRing would be able to redeem the notes if it paid noteholders a make-whole premium. The revised draft transaction agreement contemplated the incurrence of $940 million of total indebtedness, consistent with the parties’ earlier estimates as to amounts of indebtedness that would result in a pro forma net leverage ratio for New BellRing equal to approximately 4.0x.

On October 17, 2021, representatives of Simpson Thacher sent representatives of Cleary Gottlieb a revised draft tax matters agreement. The revised draft tax matters agreement proposed exceptions from the post-transaction restrictions on New BellRing, including exceptions that would allow New BellRing to issue and repurchase its equity up to certain thresholds.

On October 18, 2021, representatives of Cleary Gottlieb and Simpson Thacher held a meeting to discuss terms of the draft transaction agreement and process matters related to the potential transactions. In this meeting, representatives of Cleary Gottlieb reported that Post would accept the proposal by the BellRing Special Committee that any transaction agreement would require, in addition to the approval of Post, approval of the holders of majority in voting power of the outstanding BellRing Common Stock other than Post and its affiliates.

Also on October 18, 2021, BellRing’s senior management and representatives of Lazard held a meeting to further discuss, among other things, strategic capital allocation priorities and pro forma leverage ratio and cash position analyses for New BellRing.

On October 20, 2021, Lazard and J.P. Morgan held a meeting to further discuss, among other things, the pro forma capital structure of New BellRing following the potential transactions, including the possible terms of any new indebtedness that may be incurred in connection with the potential transactions.

On October 21, 2021, representatives of Cleary Gottlieb and Simpson Thacher held a meeting to negotiate certain terms of the tax matters agreement. Representatives of Cleary Gottlieb noted during the course of this meeting that, for tax reasons, Post was not prepared to agree to the exceptions proposed by the BellRing Special Committee that would allow New BellRing to issue and repurchase its equity up to certain thresholds.

Later on October 21, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to review with BellRing management its strategic plan and the potential implications of the potential transactions on such strategic plan. This included discussing with Ms. Davenport, and reviewing with Simpson Thacher, the limitations under the draft tax matters agreement that would be expected to be imposed on New BellRing’s ability to engage in certain transactions following the completion of the potential transactions. Ms. Davenport and Mr. Rode discussed

BellRing’s current and near-term strategic priorities, and Mr. Rode also reviewed with the BellRing Special Committee the BellRing projected financial information prepared by management, as summarized in the section of this prospectus entitled “The Transactions—Certain Unaudited Prospective Financial Information” beginning on page 92, and the related impact of the indebtedness contemplated to be incurred in the transactions on New BellRing’s operational flexibility. Finally, Mr. Rosenthal updated the BellRing Special Committee on the terms of the draft amended and restated master services agreement and how such terms differed from or were similar to the master services agreement in place at that time. Also during this meeting, among other things, the members of the BellRing Special Committee, together with representatives of Lazard, discussed various potential benefits and considerations for BellRing stockholders (other than Post and its affiliates) presented by the potential transactions. Following discussion, the BellRing Special Committee determined that its advisors should seek to finalize negotiations of mutually agreeable definitive documentation for its review and potential approval.

Between October 21, 2021 and October 26, 2021, representatives of Simpson Thacher, Cleary Gottlieb and Lewis Rice exchanged a number of drafts of, and had a number of discussions regarding, the draft transaction agreement, the draft tax matters agreement, the draft amended and restated master services agreement and other ancillary agreements and continued to negotiate various issues in such draft agreements, including the mechanism for determining the amount of indebtedness to be incurred by New BellRing, the terms of the New BellRing indebtedness and the nature of the role of Post and New BellRing in negotiating and implementing the New BellRing indebtedness. Also, on October 23, 2021, representatives of Cleary Gottlieb, Simpson Thacher, Lazard, J.P. Morgan and E&Y met to discuss various aspects of the proposed structure of the potential transactions, including details as to the potential transaction steps, the terms of the New BellRing indebtedness and the impact of such indebtedness on New BellRing and Post. The representatives discussed the overall amount of New BellRing indebtedness contemplated and the terms of the indebtedness that would allow New BellRing flexibility to repay a portion of such indebtedness early, either without penalty or subject to a make-whole payment. In connection with these negotiations during this timeframe, the draft transaction agreement was revised to impose an overall limit on the amount of New BellRing indebtedness that could be incurred in connection with the transaction, capping indebtedness at either $1 billion or a pro forma net leverage ratio for New BellRing equal to 4.0x, whichever amount is less.

On the evening of October 26, 2021, the BellRing Special Committee held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to consider, among other things, the proposed transaction agreement provided to the BellRing Special Committee prior to such meeting, subject to stockholder approval. The representatives of Lazard presented updated analyses of the pro forma capital structure of New BellRing following the completion of the potential transactions, including the impact of the anticipated leverage profile of New BellRing on its operational flexibility, and also discussed with the BellRing Special Committee various issues including the potential benefits and considerations for BellRing stockholders (other than Post and its affiliates) presented by the potential transactions, as described under the section of this prospectus entitled “The Transactions—Recommendations of the BellRing Special Committee and BellRing Board of Directors and Reasons for the Transactions” beginning on page 88. The representatives of Simpson Thacher reviewed with the BellRing Special Committee considerations applicable to its consideration of the potential transactions, including the fiduciary duties of members of the BellRing Special Committee under applicable law and the role and responsibilities of the BellRing Special Committee in evaluating and negotiating the potential transactions. The BellRing Special Committee also reviewed with Simpson Thacher the terms of the proposed transaction agreement and ancillary agreements, discussing, among other things, the limitation in the proposed transaction agreement on the amount of indebtedness that New BellRing was expected to incur in connection with the potential transactions and other contractual parameters regarding the terms of the New BellRing debt securities. Following further discussion, the BellRing Special Committee unanimously determined that the transaction agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates), declared advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates) that BellRing enter into the transaction agreement and recommended that the BellRing Board of Directors approve and declare advisable the transaction agreement and approve the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and recommend to BellRing stockholders that they adopt the transaction agreement.

Also on October 26, 2021, following the meeting of the BellRing Special Committee, the BellRing Board of Directors held a meeting, with members of BellRing management and representatives of Lazard and Simpson Thacher in attendance, to consider and act upon, among other things, the recommendation of the BellRing Special Committee with respect to the proposed transaction agreement. The meeting was a joint meeting with the board of managers of BellRing LLC. Mr. Vitale presided over the meeting, and a representative of Simpson Thacher reviewed for the BellRing Board of Directors the role and mandate of the BellRing Special Committee and the process undertaken by the BellRing Special Committee, together with its advisors, in evaluating the potential transactions. The representative of Simpson Thacher reviewed the terms of the proposed transaction agreement, which was being recommended for approval by the BellRing Special Committee, and responded to questions from the directors. Following further discussion, based on the recommendation of the BellRing Special Committee, the BellRing Board of Directors unanimously determined that the transaction agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of BellRing and its stockholders, approved and declared advisable the transaction agreement and approved the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and directed that the transaction agreement be submitted to BellRing stockholders for adoption and recommended that stockholders of BellRing adopt the transaction agreement.

Following the meeting of the BellRing Board of Directors, Post, BellRing, New BellRing and Merger Sub entered into the transaction agreement.

On October 27, 2021, before the commencement of stock exchange trading hours, Post and BellRing issued a joint press release announcing their entry into the transaction agreement.

Recommendations of the BellRing Special Committee and BellRing Board of Directors and Reasons for the Transactions

Recommendation of the BellRing Special Committee

The BellRing Special Committee was formed for the purpose of evaluating the transactions contemplated by the transaction agreement. The BellRing Special Committee, with the advice and assistance of Simpson Thacher and Lazard, its own independent legal and financial advisors, evaluated and negotiated the terms of the transactions over the course of almost three months of deliberations.

On October 26, 2021, the BellRing Special Committee unanimously (i) determined that the transaction agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates), (ii) declared advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates) that BellRing enter into the transaction agreement and (iii) recommended that the BellRing Board of Directors approve and declare advisable the transaction agreement and approve the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and recommend to BellRing stockholders that they adopt the transaction agreement.

In reaching these determinations and recommendations, the BellRing Special Committee consulted with BellRing management and received advice from Simpson Thacher and Lazard, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the increase in BellRing’s independence of ownership, eliminating Post’s majority voting control of BellRing Common Stock and the BellRing Board of Directors, as well as Post’s majority ownership of the BellRing LLC Units;

•

the enhanced independence of governance by BellRing, permitting BellRing to increase or accelerate growth and investment plans, make independent cash flow deployment decisions and consider other strategic alternatives such as mergers and acquisitions;

•

the enhanced liquidity of BellRing Common Stock in the public trading market by increasing the float of New BellRing’s shares immediately after the transactions are completed as compared to the number of beneficial owners of BellRing Common Stock prior to the transactions;

•

the removal of the perceived “overhang” with respect to the BellRing Common Stock that currently exists as a result of Post’s majority voting control of BellRing Common Stock, including the fact that such overhang could be depressing the market price of the BellRing Common Stock;

•	the simplification of BellRing’s capital structure and reduction in the reporting and administrative burden of maintaining an additional class of equityholders in BellRing LLC;

•

the transactions will allow Post to dispose of a substantial portion of its ownership in BellRing and BellRing LLC in an orderly manner that should be less disruptive to the public trading market for the shares of BellRing Common Stock than open market sales;

•	the enhanced attractiveness of BellRing’s equity-based compensation plans, thereby increasing BellRing’s ability to attract and retain quality executives and other employees;

•	the ability of BellRing to take advantage of the robust debt financing markets in connection with the incurrence of indebtedness by New BellRing in the transactions;

•	the fact that a portion of the merger consideration in connection with the transactions will be payable in cash to holders of BellRing Class A Common Stock; and

•

the transactions should allow New BellRing to become eligible for index inclusion because it is expected that, following the completion of the transactions, New BellRing will satisfy the S&P Index criteria related to public float that BellRing does not currently satisfy.

The BellRing Special Committee also considered the following uncertainties, risks and potentially negative factors in its deliberations concerning the transactions, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the incurrence by New BellRing of indebtedness in connection with the transactions could limit New BellRing’s ability to fund working capital, capital expenditures and other general corporate purposes, to accommodate growth by reducing funds otherwise available for other corporate purposes, and to compete and plan for, or react to, changes in its business or industry or economic conditions;

•	the restrictions under the New BellRing indebtedness that do not provide New BellRing with maximum flexibility with regard to paying down such indebtedness;

•	the risk that the full strategic and financial benefits expected to result from the transactions may not be realized fully or at all or may take longer to realize than expected;

•	the provisions of the transaction agreement placing restrictions on BellRing’s operations during the period between the signing of the transaction agreement and the completion of the transactions;

•

under the restrictions to be agreed to by New BellRing under the tax matters agreement with Post, including the restrictions that for the two-year period following completion of the transactions, and subject to certain exceptions, New BellRing (i) would be prohibited from entering into any agreement, understanding, arrangement or substantial negotiations pursuant to which any person or persons would, directly or indirectly, acquire or have the right to acquire New BellRing equity interests and (ii) would be prohibited from selling or transferring, or ceasing to actively engage in, its active trade or business for purposes of Section 355(b) of the IRC;

•	by becoming independent from Post, BellRing would lose any positive perceptions from which it may benefit as a result of being associated with a company of Post’s stature and industry recognition;

•	the possible diversion of management’s time and attention from BellRing’s ongoing business due to the substantial time and effort necessary to complete the transactions;

•	the fact that the negotiation, consideration and performance of the transactions have required and will require BellRing to incur various costs and expenses; and

•

the fact that certain executive officers and directors of BellRing have or may have interests with respect to the transactions in addition to their interests as stockholders of BellRing. Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

The BellRing Special Committee concluded, however, that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits.

The BellRing Special Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the transactions, including those discussed below, each of which it believed supported its determination and recommendation and provided assurance of the fairness of the transactions to BellRing’s stockholders (other than Post and its affiliates):

•

the fact that the BellRing Special Committee was established by the BellRing Board of Directors and was authorized and was delegated all of the power and authority of the BellRing Board of Directors to investigate, evaluate and negotiate the transactions;

•	the fact that the BellRing Special Committee is comprised solely of independent and disinterested directors, who are not officers or employees of BellRing or representatives of Post;

•

the fact that the BellRing Special Committee had no obligation to recommend that the BellRing Board of Directors approve the transactions and had the power to “say no” to any proposal from Post and/or to terminate any and all negotiations with Post at any time;

•

the fact that the BellRing Special Committee held six formal meetings during the course of negotiations with Post to discuss the status of the negotiations with Post and to review the terms of the proposed transaction agreement and the ancillary agreements contemplated by the transactions and that during such time the BellRing Special Committee had, together with Simpson Thacher and Lazard, full access as needed to BellRing management;

•	the fact that the BellRing Special Committee was aware that it had no obligation to recommend the transactions;

•	the fact that the BellRing Special Committee considered the scope of the due diligence investigation of BellRing and Post conducted by members of BellRing management and evaluated the results thereof;

•

the fact that, at the direction of the BellRing Special Committee, with the assistance of Simpson Thacher and Lazard, active negotiations occurred with representatives of Post regarding the transaction agreement and the ancillary agreements contemplated by the transactions;

•

the fact that, in its view, the material terms of the transaction agreement and the ancillary agreements, taken as a whole, were reasonable for an arms’-length transaction of this type, including as it relates to the representations and warranties made by Post, New BellRing and BellRing in the transaction agreement, the restrictions on the operation of BellRing’s business from the signing of the transaction agreement until the completion of the transactions and the other covenants of BellRing in the transaction agreement and the conditions to each party’s obligation to complete the transactions;

•

the fact that the transactions are conditioned on the adoption of the transaction agreement by holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates); and

•

the fact that, under the transaction agreement, the BellRing Special Committee has the ability, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendations that stockholders vote to adopt the transaction agreement.

In considering the recommendation of the BellRing Special Committee that the BellRing Board of Directors approve the transaction agreement, BellRing stockholders should be aware that certain executive officers and directors of BellRing have or may have interests with respect to the transactions in addition to their interests as stockholders of BellRing. Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

The above discussion of the information and factors considered by the BellRing Special Committee is not intended to be exhaustive and may not include all factors considered, but indicates the material positive and negative factors considered by the BellRing Special Committee. In view of the wide variety of factors considered in connection with their evaluation of the transactions, and the complexity of these matters, in reaching its determination and recommendation, the BellRing Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the BellRing Special Committee may have considered various factors differently. The BellRing Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the BellRing Special Committee may have given differing weights to differing factors. The BellRing Special Committee based its unanimous recommendation on the totality of the information presented to it and the factors they considered. It should be noted that this explanation of the reasoning of the BellRing Special Committee and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 50.

Recommendation of the BellRing Board of Directors

On October 26, 2021, following the meeting of the BellRing Special Committee, the BellRing Board of Directors, based on the recommendation of the BellRing Special Committee, unanimously (i) determined that the transaction agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of BellRing and its stockholders, (ii) approved and declared advisable the transaction agreement and approved the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and (iii) directed that the transaction agreement be submitted to BellRing stockholders for adoption and recommended that stockholders of BellRing adopt the transaction agreement.

In reaching these determinations and recommendations, the BellRing Board of Directors considered the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the BellRing Special Committee unanimously (i) determined that the transaction agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates), (ii) declared advisable and in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates) that BellRing enter into the transaction agreement and (iii) recommended that the BellRing Board of Directors approve and declare advisable the transaction agreement and approve the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and recommend to BellRing stockholders that they adopt the transaction agreement; and

•

the fact that the BellRing Special Committee consists solely of BellRing directors who are not members of BellRing management, who are not and will not be (or are not expected to be) affiliated with Post and who do not otherwise have a material interest in the transaction, other than their interests described under the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

In considering the recommendation of the BellRing Board of Directors, based on the recommendation of the BellRing Special Committee, to vote at the special meeting for the proposal to adopt the transaction agreement in accordance with its terms and the DGCL, BellRing stockholders should be aware that certain executive officers and directors of BellRing have or may have interests with respect to the transactions in addition to their interests as stockholders of BellRing. Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

The above discussion of the information and factors considered by the BellRing Board of Directors is not intended to be exhaustive and may not include all factors considered, but indicates the material positive and negative factors considered by the BellRing Board of Directors. In view of the wide variety of factors considered in connection with their evaluation of the transactions, and the complexity of these matters, in reaching its determination and recommendation, the BellRing Board of Directors did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the BellRing Board of Directors may have considered various factors differently. The BellRing Board of Directors did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the BellRing Board of Directors may have given differing weights to differing factors. The BellRing Board of Directors based its unanimous recommendation on the totality of the information presented to it and the factors they considered. It should be noted that this explanation of the reasoning of the BellRing Board of Directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 50.

Post’s Reasons for the Transactions

In making its determination to enter into the transaction agreement and to agree to complete the transactions, Post considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	offering Post shareholders the opportunity to own New BellRing Common Stock directly rather than indirectly through Post; and

•

Post’s enhanced resources to pursue acquisition opportunities of businesses aligned with Post’s portfolio strategies resulting from retirement of outstanding debt from the debt exchange and anticipated equity exchange.

Certain Unaudited Prospective Financial Information

While BellRing periodically provides public guidance to investors regarding certain financial performance metrics, such guidance is typically limited to the then-current fiscal year, and BellRing does not, as a matter of course, make public projections as to future sales, earnings or other results for extended periods due to, among other reasons, the uncertainty, unpredictability, and subjectivity of the underlying assumptions and estimates. In connection with the BellRing Special Committee’s evaluation of the transactions, however, at the direction of the BellRing Special Committee, senior management of BellRing prepared and supplied to the BellRing Special Committee in connection with its evaluation of the transactions and Lazard for its use in connection with its financial analyses certain projected financial information which is summarized below. The inclusion of any such projected financial information in this prospectus should not be regarded as an indication that BellRing (or New BellRing), the BellRing Board of Directors or the BellRing Special Committee considered, or now considers, such projected financial information to be a reliable predictor of future results. Readers of this prospectus should not place undue reliance on such projected financial information. There can be no assurances that such projected financial information will be realized, and actual results may differ materially from those included in this prospectus.

The BellRing projected financial information was prepared solely for use in connection with evaluating and analyzing the transactions and not with a view toward public disclosure or soliciting proxies, or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of projected financial information, or GAAP. The BellRing projected financial information included in this prospectus has been prepared by, and is the responsibility of, BellRing’s senior management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the BellRing projected financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP reports incorporated by reference in this prospectus relate to BellRing’s previously issued financial statements. The PricewaterhouseCoopers LLP reports do not extend to the BellRing projected financial information and should not be read to do so.

Although senior management of BellRing believes that there is a reasonable basis for the BellRing projected financial information it has prepared, based on information available at the time it was prepared, BellRing cautions stockholders that future results could be materially different from those included in this prospectus. The BellRing projected financial information is subjective in many respects and, as a result, is subject to multiple interpretations and periodic revisions, based on actual experience and prevailing industry and general economic conditions. Because the BellRing projected financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The BellRing projected financial information is based upon numerous estimates, judgments, and assumptions that are inherently uncertain, difficult to predict, and beyond BellRing’s control. Although such estimates, judgments, and assumptions were considered reasonable by BellRing’s senior management as of the date of preparation of the BellRing projected financial information, actual results may differ for any number of reasons, including general economic and industry conditions, competition and the risks discussed in this prospectus under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 50 and 39, respectively. The BellRing projected financial information also reflects assumptions as to certain business decisions that are subject to change. There can be no assurance that the underlying assumptions will be achieved or that the projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the BellRing projected financial information, whether or not the transactions are completed. As a result, the BellRing projected financial information cannot be considered a reliable predictor of future operating results, and this information should not be relied on as such.

The BellRing projected financial information does not take into account the possible financial and other effects on BellRing or New BellRing of the transactions and does not attempt to predict or suggest future results following the transactions. The BellRing projected financial information does not give effect to the transactions, including the impact of negotiating or executing the transaction agreement, the expenses that may be incurred in connection with completing the transactions, the effect on BellRing of any business or strategic decision or action that has been or will be taken as a result of the transaction agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the transaction agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the transactions. Further, the BellRing projected financial information does not take into account the effect on BellRing of any possible failure of the transactions to occur. For the foregoing reasons, and considering that the special meeting will be held several months after the BellRing projected financial information was prepared, as well as the uncertainties inherent in any forecasting information, readers of this prospectus are cautioned not to place undue reliance on the financial projections. BellRing urges all BellRing stockholders to review its most recent SEC filings for a description of its reported financial results. For a description of, and instructions as to how to obtain, this information, please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

The inclusion of the BellRing projected financial information in this prospectus will not be deemed an admission or representation by BellRing that such information is viewed by BellRing as material information of BellRing (either before or after completion of the transactions). The BellRing projected financial information is being included in this prospectus because it was provided to the BellRing Special Committee in connection with its evaluation of the transactions and Lazard for its use in connection with its financial analyses.

The BellRing projected financial information contains certain non-GAAP financial measures that management of BellRing believes are helpful in understanding BellRing’s financial performance. Financial measures included in projections provided to a board of directors or a financial advisor in connection with a business combination transaction, such as the BellRing projected financial information, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore such financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the BellRing Special Committee in connection with its evaluation of the transactions. Accordingly, no reconciliation of the financial measures included in the BellRing projected financial information is provided in this prospectus.

None of BellRing or any of its affiliates (including New BellRing), or their respective advisors, officers, directors or other representatives, can provide any assurance that actual results will not differ from the BellRing projected financial information, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the BellRing projected financial information to reflect circumstances existing after the date the BellRing projected financial information was prepared or to reflect the occurrence of future events. Except as required by applicable securities laws, neither BellRing nor New BellRing intends to make publicly available any update or other revision to the BellRing projected financial information, even in the event that any or all of the underlying assumptions upon which they were based prove to be inaccurate or inappropriate for any reason.

None of BellRing or any of its affiliates (including New BellRing), or their respective advisors, officers, directors or other representatives, has made or makes any representation to any BellRing stockholder or any other person regarding the ultimate performance of BellRing or New BellRing. BellRing has made no representation to Post, in the transaction agreement or otherwise, concerning the BellRing projected financial information.

The BellRing projected financial information for fiscal year 2022 that BellRing senior management made available to the BellRing Special Committee in connection with its evaluation of the transactions and Lazard for its use in connection with its financial analyses assumed, consistent with BellRing’s public guidance to investors regarding certain financial performance metrics, that net sales and Adjusted EBITDA each would grow 9% to 13% over fiscal year 2021, resulting in a net sales range of $1.36 billion to $1.41 billion and an Adjusted EBITDA range of $255 million to $265 million. The BellRing projected financial information for fiscal years 2023, 2024 and 2025 that BellRing senior management made available to the BellRing Special Committee in connection with its evaluation of the transactions and Lazard for its use in connection with its financial analyses assumed that net sales growth and Adjusted EBITDA would be within BellRing’s long-term algorithm, which provides for organic net sales growth of approximately 10% to 12% and Adjusted EBITDA margin of approximately 18% to 20% of net sales, applying the same assumed growth rates to future years as the assumed growth rates for fiscal year 2022 included in BellRing’s public guidance to investors regarding certain financial performance metrics. Information regarding certain financial measures used by BellRing, and BellRing’s public guidance to investors regarding certain financial performance metrics, can be found in annual, quarterly and current reports, proxy statements and other information that BellRing has filed with the SEC. For a description of, and instructions as to how to obtain, this additional information, please see the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

Using the BellRing projected financial information, Lazard calculated net leverage of New BellRing, which calculations were approved by BellRing management for use by Lazard for purposes of its financial analyses.

This information was also used by the BellRing Special Committee for purposes of its evaluation of the transactions.

Year Ended September 30,
	At Closing	2022E	2023E	2024E	2025E
Net Leverage(1)	4.0x	3.6x	2.6x	1.7x	0.9x

(1)

Net leverage for a particular year is calculated as the total debt net of cash and cash equivalents divided by Adjusted EBITDA, in each case, as of September 30 of such year, and assumes that (i) BellRing does not incur additional indebtedness incremental to the indebtedness incurred at the completion of the transactions and (ii) any excess cash flow generated by BellRing is not distributed to its stockholders or used in connection with strategic transactions.

Voting by Directors and Executive Officers of BellRing

As of the close of business on December 10, 2021, the most recent practicable date prior to the date of this prospectus, BellRing’s directors, executive officers and their respective affiliates held 329,867 shares of BellRing Class A Common Stock (including any RSUs that vest within 60 days of December 10, 2021, any vested RSUs deferred by directors until retirement from the BellRing Board of Directors and shares of BellRing Class A Common Stock which could be acquired upon the exercise of vested options or options that vest within 60 days of December 10, 2021) and zero shares of BellRing Class B Common Stock. This is expected to represent less than 1% of the voting power of the shares of BellRing Common Stock expected to be outstanding and entitled to vote as of the record date for the special meeting. BellRing currently expects that its directors and executive officers will vote their shares of BellRing Common Stock in favor of the proposals to be considered at the special meeting, although none of them is obligated to do so.

Interests of Directors and Executive Officers in the Transactions

The directors of New BellRing following the completion of the transactions will consist of the following six members who are the same as the current BellRing directors: Robert V. Vitale, Executive Chairman, Darcy Horn Davenport, Thomas P. Erickson, Jennifer Kuperman, Chonda J. Nwamu and Elliot H. Stein, Jr. The executive officers of BellRing immediately prior to the effective time of the transactions will be the initial executive officers of New BellRing.

In considering the recommendation of the BellRing Board of Directors, based on the recommendation of the BellRing Special Committee, to vote for the transaction agreement proposal, stockholders of BellRing should be aware that members of the BellRing Board of Directors and members of BellRing’s executive management teams have relationships, agreements or arrangements that provide them with interests in the transactions that may be in addition to or differ from those of BellRing’s stockholders, including:

•	the continued employment of BellRing’s executive officers as New BellRing’s executive officers and the continued service of BellRing’s directors as directors of New BellRing;

•	the indemnification, advancement and exculpation of officers and directors of BellRing by New BellRing for their services as such up to the time of the completion of the merger;

•

the fact that Robert V. Vitale is a member of the Post Board of Directors, and President and Chief Executive Officer of Post, as well as the Executive Chairman of the BellRing Board of Directors. As of December 10, 2021, Post held approximately 97.5 million BellRing LLC Units, equal to approximately 71.4% of the economic interest in BellRing LLC, and one share of BellRing Class B Common Stock, which represented 67% of the total voting power of the outstanding BellRing Common Stock;

•	the fact that Jennifer Kuperman is a member of the Post Board of Directors as well as a member of the BellRing Board of Directors; and

•

the fact that Mr. Vitale is expected to remain Executive Chairman of the New BellRing Board of Directors, and Ms. Kuperman is expected to remain a member of the New BellRing Board of Directors, following the completion of the transactions.

As compensation for continuing to serve as Executive Chairman of the BellRing Board of Directors, Mr. Vitale is expected to receive a New BellRing equity grant as well as director retainer fees. BellRing has retained a compensation consultant to advise on potential compensation structures for Mr. Vitale, including the potential size and terms of any such equity grant and any such director retainer fees. Mr. Vitale’s compensation for continuing to serve as Executive Chairman of the BellRing Board of Directors is expected to be set following the completion of the transactions.

Nonqualified options to purchase Post Common Stock held by Ms. Davenport have vested by their terms. It is contemplated, however, that the employee matters agreement will provide that, to the extent that such options remain outstanding at the completion of the transactions, BellRing may determine it is advisable and permissible under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “2019 BellRing LTIP”) to convert Ms. Davenport’s Post options into nonqualified options to purchase New BellRing Common Stock, as described in the section of this prospectus entitled “Ancillary Agreements—Amended and Restated Employee Matters Agreement” beginning on page 121. It is also contemplated that, in lieu of such action, Ms. Davenport’s vested Post options may instead be amended to extend their exercise period to 10 years from the date of grant of such options. As of the date of this prospectus, no determination as to the treatment of Ms. Davenport’s Post options has been made.

Cash-settled Post RSUs held by Mr. Rode vest by their terms when BellRing is no longer an affiliate of Post. It is contemplated, however, that the employee matters agreement will provide that such awards may, alternatively, be accelerated upon the completion of the transactions or converted into cash-settled BellRing RSUs under the 2019 BellRing LTIP, as described in the section of this prospectus entitled “Ancillary Agreements—Amended and Restated Employee Matters Agreement” beginning on page 121. As of the date of this prospectus, no determination as to the treatment of Mr. Rode’s cash-settled Post RSUs has been made.

Additionally, stock-settled Post RSUs held by Ms. Davenport, Mr. Rode, Douglas J. Cornille and Robin Singh vest by their terms on April 22, 2022, and in the event of the termination of the grantee’s employment from the Post group (which occurs at such time as Post and BellRing are no longer affiliated), the grantee will forfeit all RSUs that are not vested as of the time of termination. It is further contemplated that the employee matters agreement will provide that such awards may be accelerated in connection with the transactions if such awards do not vest by their terms prior to completion of the transactions, as described in the section of this prospectus entitled “Ancillary Agreements—Amended and Restated Employee Matters Agreement” beginning on page 121. As of the date of this prospectus, no determination as to the treatment of the stock-settled Post RSUs held by certain BellRing executive officers has been made.

The BellRing Special Committee was aware of these relationships, agreements and arrangements during its evaluation of the transactions and in making its decision to recommend that the BellRing Board of Directors approve and declare advisable the transaction agreement and approve the execution, delivery and performance of the transaction agreement and the completion of the transactions contemplated therein, including the merger, and recommend to BellRing stockholders that they adopt the transaction agreement.

Item 402(t) of Regulation S-K under the Exchange Act requires disclosure with respect to named executive officers of an acquiring company and a target company of “golden parachute” or similar compensation arrangements between such officers and such companies concerning compensation that will be received by such officers based on or otherwise relating to a merger transaction. No determination has been made as to compensation arrangements that may be received by any of BellRing’s named executive officers based on or otherwise relating to the transactions, and no disclosure is required under Item 402(t) of Regulation S-K.

Accounting Treatment

After the completion of the transactions, BellRing’s Up-C structure will no longer be in place. As a result, New BellRing’s consolidated statements of operations will no longer reflect net earnings attributable to noncontrolling interests, which will result in a higher effective tax rate more closely aligned with other C corporations in the U.S. Furthermore, the noncontrolling interest amount on BellRing’s consolidated balance sheet immediately prior to completion of the transactions will be reclassified, resulting in a decrease to stockholders’ deficit.

Dividend Policy

New BellRing does not anticipate any payment of quarterly dividends for the foreseeable future. The declaration and payment of dividends will be at the discretion of the New BellRing board of directors and will be dependent upon its future earnings, financial condition and capital requirements.

Listing

It is a condition to the merger that the shares of New BellRing Common Stock to be issued in the merger shall have been authorized for listing on the NYSE. If the merger is completed, New BellRing will be the successor issuer to BellRing and New BellRing Common Stock will be listed on the NYSE and BellRing Common Stock will cease to be listed.

Regulatory Approvals

The completion of the transactions is not subject to the receipt of any regulatory approvals.

BOARD OF DIRECTORS AND MANAGEMENT OF NEW BELLRING FOLLOWING THE PROPOSED TRANSACTIONS

The New BellRing Board of Directors following the merger will consist of the following six members that are the same as the current BellRing directors: Robert V. Vitale, Executive Chairman, Darcy Horn Davenport, Thomas P. Erickson, Jennifer Kuperman, Chonda J. Nwamu and Elliot H. Stein, Jr.

The executive officers of BellRing immediately prior to the effective time of the merger will be the initial executive officers of New BellRing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the U.S. federal income tax consequences of the distribution to U.S. holders (as defined below) of Post Common Stock. The following discussion is based on the IRC, the Treasury Regulations promulgated under the IRC, and interpretations of such authorities by the courts and the U.S. Internal Revenue Service (the “IRS”), all as they exist as of the date of this prospectus, and all of which are subject to change or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion assumes that the distribution will be completed in accordance with the transaction agreement and as further described in this prospectus. None of Post, BellRing or New BellRing intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the distribution. Consequently, no assurance can be given that the IRS will not challenge the conclusions described in this discussion or that a court would not sustain such a challenge.

This discussion is limited to holders of shares of Post Common Stock that are U.S. holders and hold such stock as a capital asset within the meaning of Section 1221 of the IRC (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, nor does it apply to U.S. holders subject to special treatment under U.S. federal income tax laws, such as: tax-exempt entities; partnerships, S corporations or other pass-through entities; “controlled foreign corporations;” “passive foreign investment companies;” former citizens or long-term residents of the U.S.; persons who acquired their shares of Post Common Stock in connection with the performance of services pursuant to the exercise of employee stock options or otherwise as compensation; persons that hold their shares of Post Common Stock in a tax-deferred account (such as an individual retirement account or a plan qualifying under Section 401(k) of the IRC); banks, insurance companies and other financial institutions; regulated investment companies and real estate investment trusts; dealers or brokers in securities, commodities or foreign currencies; traders who elect to apply a mark-to-market method of accounting; persons who have a functional currency other than the U.S. dollar; persons who hold their shares of Post Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes; persons required to accelerate the recognition of any item of gross income with respect to their shares of Post Common Stock as a result of such income being recognized on an applicable financial statement; persons who actually or constructively own more than 5% of Post Common Stock or persons that are otherwise subject to special treatment under the IRC.

This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences.

For purposes of this discussion, a U.S. holder is a beneficial owner of shares of Post Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the IRC) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Post Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, any entity treated as a partnership for U.S. federal income tax purposes that holds shares of Post Common Stock, and any partners in such partnerships, should consult their tax advisors regarding the tax consequences of the distribution.

Post shareholders should consult their own tax advisors about the tax consequences of the transactions in light of their own particular circumstances, including the tax consequences under state, local, non-U.S., estate and gift and other tax laws and the possible effects of any changes in applicable tax laws.

Tax Opinions

Completion of the distribution, merger and certain related transactions are conditioned on, among other things, (i) the receipt by Post of the 355 tax opinion and (ii) the receipt by BellRing of the BellRing tax opinion. The 355 tax opinion and BellRing tax opinion (collectively, the “tax opinions”) will be based on certain assumptions and on representation letters provided by Post, BellRing and New BellRing to be delivered at the time of the completion of the distribution and merger. In addition, tax counsel’s ability to provide the tax opinions will depend on the absence of changes in existing facts or law between the date of the registration statement of which this prospectus forms a part and the closing date of the merger. The failure of any factual representation or assumption to be true, correct and complete in all material respects, or any undertaking to be fully complied with, could result in tax counsel being unable to deliver the tax opinions or could affect the validity of the tax opinions, and the tax consequences of the distribution could differ from those described below.

The tax opinions will not be binding on the IRS. As discussed above, none of Post, BellRing or New BellRing intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the distribution or merger, and there is no guarantee that the IRS or a court will agree with the conclusions set forth in the tax opinions.

In addition, Post’s obligations to effect the distribution (and Post’s obligations to complete the merger) are subject to the satisfaction or, to the extent permitted by law, waiver by Post of receipt by Post of the 355 tax opinion. BellRing’s obligations to complete the distribution (and BellRing’s obligations to complete the merger) are similarly subject to the satisfaction or, to the extent permitted by law, waiver by BellRing of its receipt of the BellRing tax opinion. It is not currently anticipated that the condition to obtain the 355 tax opinion or BellRing tax opinion will be waived.

Treatment of the Distribution

As discussed, one condition to the distribution is the receipt of the 355 tax opinion to the effect that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free reorganization within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC. Assuming such treatment, in general, for U.S. federal income tax purposes:

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the distribution will not result in the recognition of income, gain or loss to Post (except in respect of any distributions of cash or property in excess of tax basis, and except in respect of any provisions under the IRC providing for recapture or acceleration of any income or gain without regard to the qualification of the distribution under Section 355 of the IRC);

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U.S. holders of Post Common Stock will not recognize income, gain or loss on the receipt of New BellRing Common Stock in the distribution, except with respect to any cash received in lieu of fractional shares;

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the tax basis of New BellRing Common Stock, including any fractional shares deemed received and exchanged for cash, received in the exchange offer in the hands of a holder of shares of Post Common Stock who exchanges Post Common Stock for New BellRing Common Stock in the exchange offer will be, immediately after the exchange offer, the same as the tax basis of the shares of Post Common Stock exchanged therefor, and each Post shareholder’s holding period in the New BellRing Common Stock received in the distribution will include the holding period of the Post Common Stock exchanged therefor;

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the aggregate tax basis of the shares of Post Common Stock (excluding any Post Common Stock exchanged for New BellRing Common Stock in the exchange offer) and New BellRing Common Stock distributed in the spin-off or the clean-up spin-off, in the hands of each Post shareholder immediately after such spin-off, including any fractional shares, will be the same as the aggregate tax basis of the shares of Post Common Stock held by such holder immediately before such spin-off (excluding any Post Common Stock exchanged for New BellRing Common Stock in the exchange offer), allocated between such shares of Post Common Stock and New BellRing Common Stock (including any fractional shares deemed received and exchanged for cash) in proportion to their relative fair market values immediately following such spin-off, and each Post shareholder’s holding period in the New BellRing Common Stock received in such spin-off, including any fractional shares, will include the holding period of the Post Common Stock with respect to which the New BellRing Common Stock was received; and

•

a U.S. holder who receives cash in lieu of a fractional share of New BellRing Common Stock will be treated as having received the fractional share pursuant to the distribution and then as having sold that fractional share for cash. As a result, such U.S. holder will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in such U.S. holder’s fractional share, determined as set forth above. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in its Post Common Stock exceeds one year.

A U.S. holder that has acquired different blocks of Post Common Stock at different times or at different prices should consult its tax advisor regarding the allocation of its aggregate tax basis in, and the holding period of, the New BellRing Common Stock distributed with respect to such blocks of Post Common Stock.

Even if the distribution otherwise qualifies as a tax-free transaction for U.S. federal income tax purposes, the distribution will be taxable to Post (but not to Post shareholders) pursuant to Section 355(e) of the IRC if there are (or have been) one or more acquisitions (including issuances), directly or indirectly (including through acquisitions of such stock after the completion of the transactions), of New BellRing stock or the stock of Post, representing 50% or more, measured by vote or value, of the stock of any such corporation and the acquisition or acquisitions are deemed to be part of a plan or series of related transactions that include the distribution. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. In general, any acquisition of New BellRing Common Stock within two years before or after the distribution (with certain exceptions, including public trading by less-than-5% stockholders and certain compensatory stock issuances) generally will be presumed to be part of such a plan unless that presumption is rebutted. For purposes of this test, while acquisitions of publicly traded stock effected on an exchange are generally not considered to be part of a plan or a series of related transactions, acquisitions by 10% shareholders (or a coordinating group of persons treated as 10% shareholders under Section 355 of the IRC), even if done on an exchange, could be so treated. In addition, for purposes of this test, the merger will be treated as part of a plan, but because Post shareholders will collectively own more than 50% of New BellRing’s common stock following the transactions, the merger alone will not cause the distribution to be taxable to Post under Section 355(e) of the IRC. Nevertheless, if the IRS were to determine that other acquisitions of Post Common Stock or New BellRing Common Stock, either before or after the distribution, were part of a plan or series of related transactions that included the distribution, the resulting tax liability would be substantial. In such an event, New BellRing may be required to indemnify Post for the tax on such gain pursuant to the tax matters agreement. In connection with the 355 tax opinion, Post and New BellRing will each represent that the distribution is not part of any such plan or series of related transactions (other than the merger).

If, however, the distribution and certain related transactions do not qualify as a tax-free “reorganization” within the meaning of Sections 368(a) and 355 of the IRC and the distribution does not qualify as a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC, in general, for U.S. federal income tax purposes:

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Post would generally be subject to tax as if it sold the New BellRing Common Stock in a taxable transaction, and would recognize taxable gain in an amount equal to the excess of (i) the total fair market value of the shares of New BellRing Common Stock distributed in the distribution over (ii) Post’s aggregate tax basis in such shares of New BellRing Common Stock (and New BellRing may be required to indemnify Post for the tax on such gain pursuant to the tax matters agreement, which may be substantial).

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Each U.S. holder who receives New BellRing Common Stock in the exchange offer would generally be treated as recognizing taxable gain or loss equal to the difference between the fair market value of the New BellRing Common Stock received by the shareholder in the exchange offer and the U.S. holder’s tax basis in the shares of Post Common Stock exchanged therefor, or, in certain circumstances, as receiving a taxable distribution equal to the fair market value of the New BellRing Common Stock received by the U.S. holder in the exchange offer. If the clean-up spin-off or the spin-off were determined not to qualify for nonrecognition of gain and loss under Sections 368(a) and 355 of the IRC, each U.S. holder who receives New BellRing Common Stock in the clean-up spin-off or the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the New BellRing Common Stock received by the U.S. holder in the distribution. In the event that a Post shareholder is treated as receiving a taxable distribution pursuant to the exchange offer, clean-up spin-off and/or spin-off, such distribution would generally be taxable as a dividend to the extent of such Post shareholder’s allocable share of Post’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the distribution exceeds such earnings and profits, the distribution would generally constitute a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its shares of Post Common Stock, with any remaining amount of the distribution taxed as capital gain.

Information Reporting

U.S. Treasury regulations require certain U.S. holders who are “significant distributees” (generally, a U.S. holder of Post Common Stock that owns at least 5% of the outstanding Post Common Stock (by vote or value) immediately before the distribution) and who receive New BellRing Common Stock pursuant to the distribution to attach to their U.S. federal income tax returns for the taxable year in which the distribution occurs a statement setting forth certain information with respect to the transaction. U.S. holders of Post Common Stock should consult their tax advisors to determine whether they are significant distributees required to provide the foregoing statement.

HOLDERS OF POST COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

THE TRANSACTION AGREEMENT AND PLAN OF MERGER

The following summary describes the material provisions of the transaction agreement and is qualified in its entirety by reference to the complete text of the transaction agreement. The provisions of the transaction agreement are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about the transaction agreement that is important to you. We encourage you to read the transaction agreement carefully in its entirety for a more complete understanding of the transaction agreement.

The transaction agreement and this summary of its terms have been included with this prospectus to provide you with information regarding the terms of the transaction agreement and are not intended to provide any other factual information about Post, BellRing, New BellRing or Merger Sub. Information about Post, BellRing, New BellRing and Merger Sub can be found elsewhere in this prospectus.

Overview

On October 26, 2021, BellRing, Post, New BellRing and Merger Sub entered into the transaction agreement, which provides for, among other things:

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the contribution of Post’s interest in BellRing LLC to New BellRing, which is described in further detail under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Separation” beginning on page 103;

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the incurrence by New BellRing of certain indebtedness, which is described in further detail under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” beginning on page 104;

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the distribution of Post’s interest in New BellRing to Post shareholders, which is described in further detail under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Distribution” beginning on page 106; and

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the merger of Merger Sub with and into BellRing, with BellRing surviving and becoming a subsidiary of New BellRing, a new public holding company and the successor issuer to BellRing, which is described in further detail under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—The Merger” beginning on page 107.

Pursuant to the merger, holders of shares of BellRing Class A Common Stock will receive, with respect to each share of Class A Common Stock held by each such holder, (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock.

Immediately following the completion of the transactions, assuming that Post distributes 80.1% of the shares of New BellRing Common Stock held by it in connection with the distribution, (i) holders of shares of BellRing Class A Common Stock as of immediately prior to the merger are expected to own approximately 28.6% of the outstanding shares of New BellRing Common Stock, (ii) holders of shares of Post Common Stock as of immediately prior to the distribution are expected to own approximately 57.2% of the outstanding shares of New BellRing Common Stock, and (iii) Post is expected to own approximately 14.2% of the outstanding shares of New BellRing Common Stock.

The Separation

Post Contribution

Pursuant to the transaction agreement and in connection with the separation, Post will contribute to New BellRing (i) all of the BellRing LLC Units held by it and the sole outstanding share of BellRing Class B

Common Stock and (ii) an amount in cash equal to the amount of the Post negative capital account, in exchange for (x) New BellRing debt securities in an amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” below and (y) limited liability company interests of New BellRing.

The “Post negative capital account” is an amount equal to the estimated taxable gain Post would realize if Post were to dispose of its interest in BellRing LLC for no consideration other than a release of Post’s share of BellRing LLC’s liabilities allocable to Post under the IRC, as determined by Post in its reasonable discretion. The amount of the Post negative capital account will be determined prior to the date on which the New BellRing debt financing transactions described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Debt Financing” below are pursued, and therefore is not known as of the date of this prospectus. As of September 30, 2021, the most recent practicable date prior to the date of this prospectus, Post’s good faith estimate of the Post negative capital account, assuming the disposal of its interest in BellRing LLC occurred on such date, is approximately $569.3 million.

Other Separation Transactions

Pursuant to the transaction agreement, Post will also undertake the following transactions in connection with the separation:

•	New BellRing Tax Election. Prior to the completion of the debt exchange, New BellRing will make an election to be taxed as a corporation.

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BellRing LLC Loan. Immediately prior to the distribution, New BellRing will lend to BellRing LLC an amount in cash equal to (i) the BellRing LLC debt repayment amount minus (ii) BellRing LLC’s cash and cash equivalents in excess of the amount of cash and cash equivalents required for its ordinary course working capital needs and any fees and expenses incurred in connection with the transactions. The “BellRing LLC debt repayment amount” is the repayment amount, as of the completion of the transactions, of all principal, interest, penalties, fees and other obligations with respect to BellRing LLC’s outstanding indebtedness under the BellRing LLC credit agreement. As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, assuming the completion of the transactions occurred on such date, the BellRing LLC debt repayment amount would have been $520 million (which was the BellRing LLC debt repayment amount as of such date minus any repayments required to be made under the BellRing LLC credit agreement on or prior to December 31, 2021).

•

New BellRing Conversion. Immediately prior to the distribution, Post will cause New BellRing to convert into a Delaware corporation and the limited liability company interests of New BellRing will be converted into shares of New BellRing Common Stock.

New BellRing Debt Financing

New BellRing Maximum Debt Amount

The aggregate principal amount of the indebtedness that will be incurred by New BellRing in connection with the transactions, including the New BellRing debt securities and the New BellRing loans, will not exceed the New BellRing maximum debt amount. The “New BellRing maximum debt amount” is an amount, determined by Post in good faith in consultation with BellRing, not to exceed the lesser of (i) $1 billion and (ii) the maximum amount of indebtedness that would result in the New BellRing leverage ratio not exceeding 4.00x on a pro forma basis after giving effect to the transactions. The “New BellRing leverage ratio” is the ratio of New BellRing and its subsidiaries’ consolidated indebtedness to New BellRing and its subsidiaries’ consolidated earnings before interest, taxes, depreciation and amortization, in each case, calculated in a manner consistent with the definition of “Total Net Leverage Ratio” under the BellRing LLC credit agreement for the most recently completed four fiscal quarters of BellRing for which financial statements are available.

The New BellRing maximum debt amount will depend on various factors, including the earnings of BellRing and its subsidiaries, and will be determined prior to the date on which the New BellRing debt financing transactions are pursued. Accordingly, the New BellRing maximum debt amount is not known as of the date of this prospectus.

New BellRing Debt Securities

Pursuant to the transaction agreement, prior to the distribution, New BellRing will issue to Post the New BellRing debt securities. The aggregate principal amount of the New BellRing debt securities (the “New BellRing debt securities amount”) issued to Post will equal (i) the Post negative capital account plus (ii) (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by Post.

As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, Post held approximately 71.4% of the outstanding BellRing LLC Units.

Pursuant to the transaction agreement, the New BellRing debt securities will have a term of ten years. Additionally, during the first five years of this term, the New BellRing debt securities will be redeemable by New BellRing in whole or in part only if New BellRing pays holders of such securities a make whole premium, calculated with a discount rate based on U.S. Treasury notes with a maturity closest to the date that is five years after the date the New BellRing debt securities are issued plus 50 basis points. The New BellRing debt securities will also be subject to covenants and other terms and conditions that are consistent in all material respects with market practice for issuers with the investment rating assigned to New BellRing taking into account the transactions (including (x) the requirement of New BellRing to offer to repurchase the New BellRing debt securities from holders at 101% of the aggregate principal amount, plus accrued and unpaid interest thereon, in connection with certain change of control transactions, (y) customary mandatory offer provisions associated with asset sales and other similar events, subject to reinvestment provisions) and (z) customary “cleanup” redemptions of New BellRing in connection with certain change of control transactions).

Following the merger, BellRing and its subsidiaries will guarantee the New BellRing debt securities on a senior unsecured basis on or as promptly as practicable after the date that is two weeks following the closing date of the merger, pari passu in right of payment with other senior debt of BellRing and its subsidiaries.

Post Debt Exchange

Following the issuance of such New BellRing debt securities but prior to the distribution, Post expects to exchange the New BellRing debt securities issued to it by New BellRing for satisfaction of certain debt obligations of Post in the debt exchange. Following the debt exchange, the exchanging parties, or their affiliates, are expected to sell the New BellRing debt securities to third-party investors.

New BellRing Loans

Additionally, pursuant to the transaction agreement, New BellRing will enter into the New BellRing loans. The aggregate principal amount of the New BellRing loans will not exceed, together with the New BellRing debt securities amount, the New BellRing maximum debt amount described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—New BellRing Maximum Debt Amount” beginning on page 104.

As a result of these financing transactions, the indebtedness of New BellRing immediately following the completion of the transactions is expected to be greater than the indebtedness of BellRing as of the date of this prospectus.

Pursuant to the transaction agreement, the New BellRing loans will be senior secured first-lien borrowings that have a term of four or five years and will be prepayable at any time, without premium or penalty. The New BellRing loans will be subject to covenants and other terms and conditions that are consistent in all material respects with market practice for borrowers with the investment rating assigned to New BellRing taking into account the transactions (including (i) a customary provision to the effect that a change of control transaction constitutes an event of default giving lenders the right to cause the principal amount of the borrowings and any accrued but unpaid interest thereon immediately due and payable and (ii) other customary prepayment provisions).

Following the merger, BellRing and its subsidiaries will guarantee the New BellRing loans on a secured first-lien basis on the closing date of the merger, pari passu in right of payment with other senior debt of BellRing and its subsidiaries.

Terms and Conditions of the New BellRing Debt Financing

Post will manage the negotiations in connection with the borrowing and/or issuance and offering, syndication and/or sale of the New BellRing debt securities and New BellRing loans in consultation with BellRing, except that the precedent documentation for the New BellRing debt securities and New BellRing loans and the terms and conditions of the New BellRing Debt Securities and New BellRing loans, including the guarantee structure, covenants, registration rights and “baskets,” shall be subject to prior written approval by BellRing. Please see the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Covenants Relating to the New BellRing Debt Financing” beginning on page 113.

As a result of these financing activities, New BellRing will have substantial indebtedness following the completion of the transactions, which will be an increase from BellRing’s current level of indebtedness. The documentation governing the New BellRing debt has not been finalized and, accordingly, the actual terms of the New BellRing debt may differ from those described in this prospectus. There can be no assurance that all or any portion of the New BellRing debt and the debt exchange may occur on terms favorable to New BellRing, or at all.

The Distribution

Following the separation, and prior to the effective time of the merger, Post will complete the distribution. Post may elect to distribute these shares of New BellRing Common Stock through a spin-off, an exchange offer or as a combination of a spin-off and an exchange offer with or without a clean-up spin-off. Post will consult with BellRing in good faith in connection with making such election. The registration statement of which this prospectus forms a part registers such spin-off, exchange offer or combination of spin-off and exchange offer with or without a clean-up spin-off. Upon the distribution, the sole outstanding share of BellRing Class B Common Stock will be automatically cancelled and will no longer exist, without consideration given to New BellRing.

To the extent the distribution is effected as a spin-off, Post will cause a number of shares of New BellRing Common Stock equal to the distributed amount (or a lesser amount as may be available for distribution in the event of a clean-up spin-off) to be distributed pro rata to the holders of the Post Common Stock, with no action of such holders necessary to receive such distribution.

Post may alternatively, or in conjunction with a spin-off, elect to effect the distribution as an exchange offer. To the extent the distribution is effected as an exchange offer, each Post shareholder may elect to exchange a number of shares of Post Common Stock in exchange for shares of New BellRing Common Stock, at the exchange ratio set by Post. If the exchange offer is not fully subscribed, Post will distribute the remaining shares of New BellRing Common Stock, up to the distributed amount, to Post shareholders in a clean-up spin-off.

The Merger

Following the completion of the separation and distribution, Merger Sub will merge with and into BellRing, and BellRing will be the surviving corporation in the merger. As a result of the merger, BellRing will become a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing.

Merger Consideration

Pursuant to the merger, holders of shares of BellRing Class A Common Stock will be entitled to receive, with respect to each share of BellRing Class A Common Stock, (i) the per share cash consideration and (ii) one share of New BellRing Common Stock.

The “per share cash consideration” will be an amount in cash equal to (i) the aggregate cash consideration amount divided by (ii) the number of shares of BellRing Class A Common Stock issued and outstanding as of immediately prior to the merger effective time. The “aggregate cash consideration amount” will be an amount equal to (x) the excess of the aggregate principal amount of the New BellRing debt over the BellRing LLC debt repayment amount multiplied by (y) the percentage of the outstanding BellRing LLC Units that is held by BellRing.

As of December 10, 2021, the most recent practicable date prior to the date of this prospectus, BellRing held approximately 28.6% of the outstanding BellRing LLC Units.

The following table sets forth the per share cash consideration under the “Illustrative Per Share Cash Consideration” column in the table below based on an assumed aggregate principal amount of the New BellRing debt under the “Principal Amount of New BellRing Debt” column set forth opposite such amount. Each of the illustrative per share cash consideration amounts is also based on the following additional assumptions:

•

the BellRing LLC debt repayment amount will be $520 million (which was the BellRing LLC debt repayment amount as of December 10, 2021, the most recent practicable date prior to the date of this prospectus, minus repayments required to be made under the BellRing LLC credit agreement on or prior to December 31, 2021);

•

the percentage of the outstanding BellRing LLC Units that is held by BellRing will be approximately 28.6%, which was the percentage held by BellRing as of December 10, 2021, the most recent practicable date prior to the date of this prospectus; and

•

the number of shares of BellRing Class A Common Stock issued and outstanding will be 38,928,477, which was the number of issued and outstanding shares as of December 10, 2021, the most recent practicable date prior to the date of this prospectus.

There can be no assurance that these assumptions will prove to be accurate, and the actual per share cash consideration will likely differ, and may differ materially, from the per share cash consideration shown under the “Illustrative Per Share Cash Consideration” column.

Principal Amount of New BellRing Debt	Illustrative Per Share Cash Consideration
$950 million	$3.15
$975 million	$3.33
$1 billion	$3.51

Effective Time and Completion of the Merger

BellRing will file a certificate of merger with the Delaware Secretary of State no later than the second business day after the date on which the last condition to completing the merger is satisfied or, where permissible, waived or at such other time as BellRing and Post may agree. The merger will become effective at the time and on the date on which those documents are filed, or later if the parties so agree and specify in those documents.

We cannot assure you when, or if, all of the conditions to completion of the merger will be satisfied or, where permissible, waived. Please see the section of this prospectus entitled “The Transaction Agreement—Conditions to Completion of the Transactions—Conditions to Completion of the Merger” beginning on page 114. The parties intend to complete the merger as promptly as practicable, subject to receipt of the BellRing stockholder approval and the satisfaction (or waiver) of the other conditions to the completion of the merger.

Treatment of BellRing Equity Awards

At the merger effective time, New BellRing will assume all outstanding unexercised and unexpired options to purchase shares of BellRing Common Stock and outstanding RSUs or other equity awards with respect to BellRing Common Stock outstanding under the 2019 BellRing LTIP, whether or not then vested. The equity awards under the 2019 BellRing LTIP will continue to have and be subject to the same terms and conditions as set forth in the 2019 BellRing LTIP and related agreements and New BellRing will assume and perform all obligations of BellRing under the 2019 BellRing LTIP and related agreements. However, such equity awards will be in reference to the number of shares of New BellRing Common Stock equal to the number of shares of BellRing Common Stock that were subject to the BellRing equity award immediately prior to the merger effective time.

Conversion of Shares; Exchange of Certificates

At the merger effective time, each share of BellRing Class A Common Stock issued and outstanding immediately prior to the effective time of the merger, other than any dissenting shares and shares owned by BellRing or its subsidiaries, will be automatically converted into and become the right to receive (i) an amount of per share cash consideration equal to a pro rata portion of the amount by which the aggregate principal amount of the New BellRing debt exceeds the amount of cash required to repay the outstanding indebtedness of BellRing under its credit agreement as described under the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Merger Consideration” beginning on page 107 and (ii) one share of New BellRing Common Stock.

Promptly after the merger effective time, the exchange agent will mail a letter of transmittal to each holder of record of a stock certificate which, immediately prior to the merger effective time, represented outstanding shares of BellRing Class A Common Stock, which at the merger effective time were converted into the right to receive the merger consideration. This mailing will contain instructions on how to surrender shares of BellRing Class A Common Stock in exchange for the merger consideration the holder is entitled to receive under the transaction agreement. When a holder of shares of BellRing Class A Common Stock delivers BellRing Class A Common Stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, such stock certificates will be cancelled.

No dividends or other distributions with respect to BellRing Class A Common Stock with a record date after the merger effective time will be paid to the holder of any unsurrendered stock certificates with respect to the shares of New BellRing Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of any fractional shares of New BellRing Common Stock will be paid to any such holder, in each case until the holder of such stock certificate surrenders such stock certificate.

Accounts holding shares of BellRing Class A Common Stock in book-entry form will be debited as of the effective time of the merger and promptly thereafter credited with the applicable number of shares of New BellRing Common Stock. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of BellRing Class A Common Stock will not need to take any action to receive their shares of New BellRing Common Stock in the merger.

Dissenting Shares

Holders of shares of BellRing Class A Common Stock that are issued and outstanding immediately prior to the merger effective time are entitled to appraisal rights under Section 262. If a stockholder successfully exercises and perfects its appraisal rights under Section 262, its shares will not be converted into the right to receive the merger consideration contemplated by the transaction agreement, and instead, such stockholder will solely be entitled to the appraisal rights granted under Section 262. Additionally, if a stockholder fails to properly exercise and perfect its appraisal rights pursuant to Section 262, its shares of BellRing Class A Common Stock will be converted solely into the right to receive the merger consideration contemplated by the transaction agreement, without interest.

Directors and Officers after the Completion of the Transactions

The New BellRing Board of Directors following the transactions will be comprised of the members of the BellRing Board of Directors immediately prior to the transactions, which as of the date of this prospectus, are the following individuals: Robert V. Vitale, Executive Chairman, Darcy Horn Davenport, Thomas P. Erickson, Jennifer Kuperman, Chonda J. Nwamu and Elliot H. Stein, Jr.

The executive officers of BellRing immediately prior to the effective time of the transactions will be the initial executive officers of New BellRing.

The directors and executive officers of BellRing immediately prior to the merger effective time will be the directors and executive officers of the surviving corporation.

Please see the section of this prospectus entitled “The Transactions—Interests of Directors and Executive Officers in the Transactions” beginning on page 95.

Certificate of Incorporation and Bylaws of New BellRing

The certificate of incorporation and bylaws of New BellRing will be amended and restated in connection with the transactions, until thereafter amended as provided therein or by applicable law. Additional information about the certificate of incorporation and bylaws of New BellRing that will be in effect immediately after the merger is completed can be found in the sections of this prospectus entitled “Description of New BellRing Capital Stock” and “Comparison of Rights of Post Shareholders and New BellRing Stockholders Before and After the Transactions,” beginning on pages 125 and 138, respectively.

Representations and Warranties

Reciprocal Representations and Warranties

The representations and warranties made by Post, New BellRing and BellRing relate to, among other things:

•	corporate organization and similar corporate matters;

•	authorization of the transaction agreement, absence of conflicts and governmental approvals; and

•	fees payable to brokers and other advisors.

Post Representations and Warranties

In addition, the representations and warranties made by Post to BellRing relate to, among other things:

•	information supplied in connection with this prospectus and the registration statement of which it is a part;

•	ownership by Post of BellRing Class B Common Stock;

•	ownership by Post of BellRing LLC Units;

•	legal proceedings; and

•	compliance with laws.

New BellRing Representations and Warranties

In addition, the representations and warranties made by New BellRing, on behalf of itself and Merger Sub, to BellRing relate to, among other things:

•	capital structure;

•	absence of material assets and liabilities;

•	legal proceedings; and

•	compliance with laws.

BellRing Representations and Warranties

In addition, the representations and warranties made by BellRing relate to, among other things:

•	capital structure;

•	requisite corporate approvals;

•	documents filed with the SEC and absence of certain liabilities;

•	information supplied in connection with this prospectus and the registration statement of which it is a part; and

•	no interest in New BellRing Common Stock (or Post Common Stock) or rights to acquire, or other benefits or rights of, any shares of New BellRing or Post Common Stock.

The representations and warranties contained in the transaction agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction and merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to disclosures not reflected in the transaction agreement and to a contractual standard of materiality different from that generally applicable to stockholders. Furthermore, you should not rely on the covenants in the transaction agreement as actual limitations on the respective businesses of Post, BellRing, New BellRing or Merger Sub because any party may take certain actions that are either expressly permitted in the confidential disclosures to the transaction agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Conduct of Business Pending the Merger

Post has agreed not to cause or permit New BellRing to, and New BellRing has agreed not to, and not to cause or permit Merger Sub to, among other things, undertake the following actions without the written consent of BellRing (subject to certain exceptions specified in the transaction agreement), which may not be unreasonably withheld, delayed or conditioned:

•	amend the organizational documents of New BellRing or Merger Sub;

•	dispose of or encumber the share of BellRing Class B Common Stock held by Post or any BellRing LLC Units;

•	make any changes in the capital structure of New BellRing or Merger Sub;

•	enter into any transaction or any contract which is not contemplated by the transaction agreement and the transactions contemplated by the transaction agreement; or

•

take any action that would prevent, materially delay or materially impair the completion of the merger and the other transactions contemplated in the transaction agreement or the ability of New BellRing to perform in all material respects under the transaction agreement.

In addition, New BellRing may not, and may not permit Merger Sub to, except consistent with the transaction agreement or with the consent of BellRing, engage in any business or activity.

BellRing has agreed not to, and not to permit its respective subsidiaries to, among other things, undertake the following actions without the consent of Post (subject to certain exceptions specified in the transaction agreement, including as reasonably necessary or appropriate in response to the COVID-19 pandemic), which may not be unreasonably withheld, delayed or conditioned:

•

issue shares, securities, equity interests or capital stock of BellRing or any of its subsidiaries, other than in connection with existing stock-based awards pursuant to the 2019 BellRing LTIP or related agreements in the ordinary course consistent with past practice; as consideration in connection with any acquisition by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any entity or division, business or equity interest of any entity that is not prohibited by the terms of the transaction agreement; in connection with any pledge, or the creation of any lien, pursuant to the BellRing LLC credit agreement; or in connection with transactions solely between its wholly owned subsidiaries;

•	pay any dividend on the BellRing Common Stock, other than regular quarterly dividends consistent with past practice and repurchases by BellRing of BellRing Common Stock;

•	split, combine or reclassify any shares of BellRing Common Stock;

•	amend or waive any rights under, or accelerate vesting under, the 2019 BellRing LTIP or any right to acquire capital stock of BellRing or similar agreement;

•

directly or indirectly acquire any person (other than a subsidiary of BellRing) if such acquisition would reasonably be expected to materially impede or delay the ability of the parties to satisfy the conditions to the merger;

•

make any investment in any person (other than a subsidiary of BellRing) if such investment would reasonably be expected to materially impede or delay the ability of the parties to satisfy the conditions to the merger;

•

other than in the ordinary course of business consistent with past practice, enter into any contract providing for payments in excess of $100,000 that would be breached by, or would require the consent of a third party in order to continue in full force upon, or would result in the acceleration of any obligation or vesting of any benefit as a result of, the completion of the transactions; or

•	agree to take any of the foregoing actions.

BellRing Board Recommendation Change

The transaction agreement also provides that the BellRing Board of Directors (based on the recommendation of the BellRing Special Committee) may not withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Post or New BellRing, its recommendation to BellRing stockholders to vote in favor of adoption of the transaction agreement (any such withdrawal or modification, a “BellRing board recommendation change”), except that the BellRing Board of Directors (based on the recommendation of the BellRing Special Committee) may make a BellRing board recommendation change if it or the BellRing Special Committee determines in good faith (after consultation with legal counsel) that the failure to effect a BellRing board recommendation change would reasonably be likely to constitute a violation of applicable law or be expected to be inconsistent with its fiduciary duties under applicable law.

BellRing Stockholders Meeting

As soon as practicable following the date of the transaction agreement, BellRing will call and hold a meeting, whether annual or special, of its stockholders for the purpose of obtaining the BellRing stockholder approval.

The obligation to call and hold such stockholders meeting will not be affected by, among other things, a BellRing board recommendation change or the withdrawal or modification of the BellRing Board of Directors’ approval, or the BellRing Special Committee’s recommendation that such BellRing Board of Directors approve, the transactions and the merger.

Post Voting Agreement

Pursuant to the transaction agreement, Post has agreed to vote all of its beneficially owned shares of BellRing Common Stock in favor of the adoption of the transaction agreement. As of the date of this prospectus, Post beneficially owns the sole outstanding share of BellRing Class B Common Stock, which currently represents 67% of the total voting power of the outstanding BellRing Common Stock.

Director and Officer Indemnification

From and after the merger effective time, the surviving corporation will indemnify the individuals who at or prior to the merger effective time were directors or officers of BellRing, New BellRing or Merger Sub with respect to all acts or omissions by them in their capacities as such at any time prior to the merger effective time, to the fullest extent (i) required by the BellRing organizational documents, New BellRing organizational documents or New BellRing subsidiary organizational documents, as in effect on the date of the transaction agreement, (ii) required by any indemnification agreement between BellRing, New BellRing or Merger Sub and any such director or officer as in effect on the date of the transaction agreement or as of the merger effective time and (iii) permitted under applicable law. The surviving corporation will also, for six years following the merger effective time, subject to certain limitations, maintain coverage under a directors and officers liability insurance policy with respect to claims arising from facts or events that occurred on or before the completion of the transactions contemplated by the transaction agreement at a level at least equal to that which BellRing is maintaining prior to the merger.

Indemnification Obligations of Post and New BellRing

New BellRing will, on the terms and subject to the limitations set forth in the transaction agreement, from and after the closing, indemnify, defend and hold harmless Post and its affiliates from and against any losses incurred by Post and its affiliates to the extent arising out of or relating to the assets and businesses owned or operated by New BellRing and its affiliates before and after the closing, including any losses to the extent resulting from any Liability (as defined therein) of New BellRing and its affiliates, whether incurred before or after the closing. Further, Post will, from and after the closing, indemnify, defend and hold harmless New BellRing and its affiliates from and against any losses incurred by New BellRing and its affiliates to the extent arising out of or relating to the assets and businesses owned or operated by Post and its affiliates before and after the closing, including any losses to the extent resulting from any Liability of Post and its affiliates, whether incurred before or after the closing. These indemnification obligations exclude, among other things, any matters relating to taxes. For a description of the allocation of tax-related obligations, please see the section of this prospectus entitled “Ancillary Agreements—Tax Matters Agreement” beginning on page 120.

Ancillary Agreements

Post, New BellRing and BellRing have agreed (i) during the pre-closing period, to negotiate and agree in good faith to the terms of the Amended and Restated Employee Matters Agreement, and (ii) to execute and deliver, and cause their affiliates to execute and deliver, as applicable, such agreement prior to or upon the Closing. The material terms of the other ancillary agreements are summarized in the section of this prospectus entitled “Ancillary Agreements” beginning on page 119.

Post, New BellRing and BellRing agree to execute and deliver, and cause their affiliates to execute and deliver, as applicable, the tax matters agreement, the amended and restated master services agreement, the registration rights agreement, an amended and restated trademark and domain name license agreement and an amended and restated legal engagement letter, each in the forms attached as exhibits to the transaction agreement, prior to or upon the closing.

Covenants Relating to the New BellRing Debt Financing

Post will manage the negotiations in connection with the borrowing and/or issuance and offering, syndication and/or sale of the New BellRing debt securities and New BellRing loans in consultation with BellRing, except that the precedent documentation for the New BellRing debt securities and New BellRing loans and the terms and conditions of the New BellRing debt securities and New BellRing loans, including the guarantee structure, covenants, registration rights and “baskets,” shall be subject to prior written approval by BellRing.

Post Debt Exchange

The transaction agreement provides that Post will use its reasonable best efforts to cause the debt exchange to be completed in a process to be managed by Post, keep BellRing reasonably informed of all material developments related to the debt exchange, and provide BellRing with copies of the material definitive documents and other documentation relating to the debt exchange as reasonably requested by BellRing. Post will manage, in consultation with BellRing, the negotiations in connection with the completion of the debt exchange and the selection of advisors (and will keep BellRing informed of all material developments) and the advisors for Post, BellRing and New BellRing are required to take all actions reasonably necessary to facilitate the borrowing and/or issuance of the New BellRing debt, the debt exchange and any subsequent offering, syndication and/or sale of the New BellRing debt securities as reasonably directed by Post. The transaction agreement contains covenants requiring Post and BellRing to cooperate in the preparation of documents and the making of required filings and coordinate their activities in connection with the borrowing and/or issuance of the New BellRing debt, the completion of the debt exchange, any subsequent offering or sale of the New BellRing debt securities and the other components of the financing.

Alternative Transaction Structure

Pursuant to the transaction agreement, in the event that BellRing cannot obtain the BellRing tax opinion as a result of the failure of the merger to satisfy the requirements of Section 368(a)(2)(E)(ii) of the IRC (which would generally be the case if the aggregate cash consideration amount exceeds 20% of the fair market value of the cash and shares of New BellRing Common Stock received by holders of shares of BellRing Class A Common Stock), Merger Sub will form a new Delaware corporation that is a direct, wholly owned subsidiary of New BellRing (“Alternative Merger Sub”), and BellRing, Post, New BellRing and Merger Sub will undertake the transactions contemplated by the agreement in the form of (i) a merger of Alternative Merger Sub with and into BellRing, with BellRing as the surviving corporation and (ii) immediately thereafter, a merger of BellRing with and into Merger Sub, with Merger Sub as the surviving corporation (such steps (i) and (ii) together, the “alternative transaction structure”). In connection with the adoption and execution of the alternative transaction structure, BellRing, Post, New BellRing and Merger Sub will negotiate in good faith such amendments to the transaction agreement as may be reasonably required in order to execute the alternative transaction structure and each of BellRing, Post and New BellRing shall continue to use commercially reasonable efforts to obtain the BellRing tax opinion, which opinion will address the alternative transaction structure. As a result of the alternative transaction structure, Merger Sub would succeed to BellRing’s assets and liabilities and be a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of BellRing.

Additional Agreements

Post, BellRing and New BellRing have agreed to cooperate with each other and, among other things, to use reasonable best efforts to promptly:

•	take all actions necessary under the transaction agreement and applicable laws to complete the transaction and merger as soon as practicable;

•	obtain all approvals, consents, registrations, permits, authorizations and other confirmations required by applicable laws or applicable regulatory authorities; and

•	supply any information or materials required by applicable laws or applicable regulatory materials.

Notwithstanding the foregoing, pursuant to the transaction agreement, neither BellRing nor New BellRing (nor Post on behalf of New BellRing) may, without the other party’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business in furtherance of obtaining the approval of any governmental authority. The transaction agreement also contains covenants relating to cooperation in the preparation of this prospectus and additional agreements relating to, among other things, consultation regarding transition matters, access to information, confidentiality, notification of certain matters and public announcements.

Fees and Expenses

Each party will pay the fees and expenses it incurs in connection with the transaction agreement and the transactions contemplated by the transaction agreement, whether or not the merger is completed, except that Post will be responsible for all out of pocket, third party fees and expenses related to the borrowing and/or issuance of the debt exchange. In the event the merger is completed, New BellRing will be responsible for (i) fees related to the borrowing and/or issuance of the New BellRing debt (other than those incurred with respect to each party’s advisors), and (ii) fees related to printing, mailing and filing the New BellRing registration statements (including this prospectus) and other SEC filings relating to the transactions. In the event that the merger is not completed, these same fees and expenses will be borne by Post and BellRing pro rata in proportion to their indirect ownership of BellRing LLC Units as of the date of the transaction agreement.

Role of the BellRing Special Committee

Prior to the effective time of the merger, the BellRing Special Committee will be consulted regarding matters involving communications in connection with the transactions contemplated by the transaction agreement. In connection therewith, the BellRing Special Committee and its legal and financial advisors will have an opportunity to review and comment on all communication materials, including materials for rating agency presentations, road shows, bank information memoranda and other customary marketing materials. The parties to the transaction agreement will give reasonable and good faith consideration to the inclusion of comments provided by the BellRing Special Committee or its legal or financial advisors.

Conditions to Completion of the Transactions

Conditions to Completion of the Merger

Each of BellRing’s, Post’s, New BellRing’s and Merger Sub’s obligations to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the separation and distribution have been completed in accordance with the transaction agreement and applicable law (which distribution is also subject to certain conditions, which are described in the section of this prospectus entitled “The Transaction Agreement and Plan of Merger—Conditions to Completion of this Exchange Offer” beginning on page 116);

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	no law, injunction, judgment or ruling prohibiting the completion of the transactions or making the completion of the transactions illegal is in effect;

•	the New BellRing registration statements having been declared effective by the SEC and not subject to any stop order or initiated or threatened proceedings seeking a stop order; and

•

the shares of New BellRing Common Stock deliverable to certain stockholders of BellRing in the merger, as contemplated in the transaction agreement, having been approved for listing on the NYSE, subject to official notice of issuance.

BellRing’s obligations to complete the merger also are subject to the satisfaction or waiver of each of the following additional conditions:

•	the accuracy of the representations and warranties of Post and New BellRing, except as would not, individually or in the aggregate, have a material adverse effect (as defined below) on New BellRing;

•	Post’s performance in all material respects of all obligations that are required by the transaction agreement to be performed on or prior to the completion of the merger;

•

each of New BellRing and Merger Sub having performed in all material respects all of their respective obligations required by the transaction agreement to be performed on or prior to the completion of the merger;

•

each of the parties (other than BellRing and its subsidiaries) to the transaction agreement and the ancillary agreements shall have entered into such agreements and performed in all material respects all obligations required to be performed by such party under such agreements and each such agreement shall be in effect;

•

BellRing’s receipt of the BellRing tax opinion that the merger (or the alternative transaction structure under circumstances described in the transaction agreement) will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC; and

•

there shall not have been any change, circumstance, effect, development or occurrence that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a New BellRing material adverse effect.

Post’s, New BellRing’s and Merger Sub’s obligations to complete the merger also are subject to the satisfaction or waiver of each of the following additional conditions:

•	the accuracy of the representations and warranties of BellRing, except as would not, individually or in the aggregate, have a material adverse effect (as defined below) on BellRing;

•	BellRing’s performance in all material respects of all obligations that are required by the transaction agreement to be performed on or prior to the completion of the merger; and

•

Post’s receipt of the 355 tax opinion that the distribution, together with certain contributions made by Post to New BellRing, will qualify as a tax-free reorganization within the meaning of Sections 368(a) and 355 of the IRC and a distribution eligible for nonrecognition within the meaning of Sections 355 and 361 of the IRC, and that the debt exchange and equity exchange will each qualify as a distribution, in connection with the separation and distribution, eligible for nonrecognition under Section 361(c) of the IRC.

For purposes of the transaction agreement, the term “material adverse effect” means, with respect to any party, any fact, circumstance, effect, change, event, occurrence or development (an “Effect”), that, individually or in the aggregate with other Effects,

•

has, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of such party and its subsidiaries taken as a whole; or

•	materially impairs the ability of such party and its affiliates to complete, or prevents or materially impedes or delays, the transactions contemplated by the transaction agreement.

No Effect resulting from any of the following, either individually or in the aggregate, shall constitute or be taken into account in determining whether there has been a material adverse effect:

•	any change or development relating to the U.S. economy in general;

•	any change or development affecting the industry in which such party operates in general;

•	changes in any laws or regulations or applicable accounting regulations or principles or the interpretations thereof;

•	changes in GAAP or the interpretation thereof;

•

the execution and delivery of the transaction agreement or the announcement or performance of the transaction agreement and the transactions, including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of BellRing or any of its subsidiaries (in each case, other than in respect of required consents and approvals);

•	acts of war or terrorism or natural disasters or other calamities;

•

the fact, in and of itself (and not the underlying causes thereof) that New BellRing or any of its subsidiaries or BellRing failed to meet any projections, forecasts, or revenue or earnings predictions for any period;

•	any change, in and of itself (and not the underlying causes thereof) in the stock price of Post Common Stock or BellRing Class A Common Stock; or

•	any action taken or omission to take action by BellRing that is caused by, or done at the direction of, Post or its affiliates.

However, with respect to the first four bullets above, any such Effect shall be taken into account if and to the extent it disproportionally affects such party and its subsidiaries, taken as a whole, compared to other companies operating in the industries in which such party and its subsidiaries operate.

Conditions to Completion of this Exchange Offer

New BellRing and Post will not complete this exchange offer unless each of the following conditions is satisfied or waived:

•	the separation shall have been completed substantially in accordance with the separation plan contemplated in the transaction agreement;

•

the affirmative vote to adopt the transaction agreement has been received by (i) holders of a majority in voting power of the outstanding shares of BellRing Common Stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of BellRing Common Stock (other than shares held by Post, New BellRing or any of their respective affiliates);

•	the shares of New BellRing Common Stock deliverable in the distribution have been approved for listing on the NYSE, subject to official notice of issuance;

•	the debt exchange shall have been completed in accordance with the transaction agreement;

•

the Post Board of Directors shall have received, and BellRing shall have been furnished a copy, of an opinion by an independent nationally recognized appraisal firm as to the solvency of New BellRing and Post, in each case after giving effect to the separation, the issuance of the New BellRing debt and the completion of the distribution; and

•	no market disruption event has occurred, which Post has determined in its reasonable judgment has impaired the benefits of this exchange offer to Post.

Termination

New BellRing and BellRing may terminate the transaction agreement, and abandon the transactions contemplated in the transaction agreement, at any time, with the consent of the sole member or the board of directors (as applicable) of New BellRing and the BellRing Board of Directors (based on the recommendation of the BellRing Special Committee), respectively, prior to the completion of the merger, by mutual written consent.

Either BellRing, with the prior approval of the BellRing Special Committee, or New BellRing may terminate the transaction agreement by written notice to the other party:

•

if the transactions contemplated by the transaction agreement are not completed prior to July 26, 2022 (except that the right to terminate the transaction agreement based on the foregoing will not be available to any party whose action or failure to act has been the primary cause of or primarily resulted in the failure of the transactions to occur on or before such date and such action or failure to act constitutes a material breach of the transaction agreement);

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if any final, nonappealable order or injunction prohibits the completion of the transactions contemplated by the transaction agreement or a law or regulation makes the completion of such transactions illegal (except that the right to terminate the transaction agreement based on the foregoing will not be available to any party whose action or failure to act has been the primary cause of or primarily resulted in the failure of the transactions to occur on or before such date and such action or failure to act constitutes a material breach of the transaction agreement); or

•	if the BellRing stockholder approval is not obtained at the BellRing stockholders meeting or at any adjournment or postponement thereof.

BellRing may terminate the transaction agreement with the prior approval of the BellRing Board of Directors (based on the recommendation of the BellRing Special Committee) by written notice to Post and New BellRing if there has been a breach or failure by Post and/or New BellRing of any of its representations, warranties, covenants or agreements in the transaction agreement such that the related closing conditions would not be satisfied and such breach or failure is incapable of being cured by July 26, 2022 or, if capable of being cured, has not been cured by Post or New BellRing within thirty days following receipt of written notice thereof from BellRing (except that the right to terminate the transaction agreement based on the foregoing will not be available to BellRing if it is then in breach of any of its representations, warranties, covenants or agreements in the transaction agreement that would give rise to a failure of the condition to completion of the merger related to such representations, warranties, covenants or agreements).

Post or New BellRing may terminate the transaction agreement by written notice to BellRing if:

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there has been a breach or failure to perform by BellRing of any of its representations, warranties, covenants or agreements in the transaction agreement such that the related closing conditions would not be satisfied and such breach or failure cannot be cured by July 26, 2022 or, if capable of being cured, has not been cured by BellRing within thirty days following receipt of written notice thereof from New BellRing (except that the right to terminate the transaction agreement based on the foregoing will not be available to Post or New BellRing if either is in then in breach of any of its representations, warranties, covenants or agreements in the transaction agreement that would give rise to a failure of the condition to completion of the merger related to such representations, warranties, covenants or agreements); or

•	prior to the receipt of the approval of BellRing stockholders, a BellRing board recommendation change (as recommended by the BellRing Special Committee) has occurred.

Effect of Termination

In the event the transaction agreement is terminated as described above, the transaction agreement will become null and void and none of Post, BellRing, New BellRing or Merger Sub, or their respective directors, officers and affiliates, will have any liability under the transaction agreement, other than liability for fraud or any willful breach of the transaction agreement. Certain designated provisions of the transaction agreement, including the payment of fees and expenses and confidentiality restrictions, will survive the termination of the transaction agreement.

Amendment, Extension and Waiver

The transaction agreement may be amended in writing by action taken or authorized by BellRing’s, Post’s and New BellRing’s respective boards of directors or sole member, as applicable (but in the case of BellRing, only following approval thereof by the BellRing Special Committee), at any time before or after receipt of the BellRing stockholder approval. Following approval of the transactions by the stockholders of BellRing, however, there cannot be any amendment which by law would require further approval of the transaction agreement by BellRing stockholders.

At any time before the completion of the merger, BellRing, Post, New BellRing or Merger Sub may, by written action taken or authorized by their respective boards of directors (and, in the case of BellRing, following approval by the BellRing Special Committee), to the extent legally allowed:

•	waive any inaccuracies in the representations and warranties contained in the transaction agreement;

•	extend the time for the performance of any of the obligations or other acts provided for in the transaction agreement; and

•	waive compliance with any of the agreements or conditions contained in the transaction agreement.

ANCILLARY AGREEMENTS

Amended and Restated Master Services Agreement

In connection with the transactions, Post, the surviving corporation, New BellRing, BellRing and BellRing LLC have agreed to amend and restate that certain master services agreement dated as of October 21, 2019. Pursuant to the amended and restated master services agreement, Post will continue to provide, or cause to be provided, some combination of the following services to New BellRing and its subsidiaries following the completion of the transactions:

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assistance with certain finance, internal audit, treasury, information technology support, insurance, accounting and tax matters, including assistance with certain public company reporting obligations;

•	the use of office space;

•	payroll processing and benefits administration services;

•	tax compliance services; and

•	such other services as to which Post and New BellRing may agree.

The fees for such services will be negotiated and mutually agreed upon by Post and BellRing prior to the closing. In general, the services to be provided by Post will begin on the date of the closing and will continue for the periods specified in the amended and restated master services agreement, but not to exceed three years, subject to any subsequent extension or earlier termination as agreed to by the parties.

The parties may, by mutual written agreement, effect changes to the services provided for in the amended and restated master services agreement. In addition, Post may terminate (i) the amended and restated master services agreement or any services provided thereunder in the event of a change of control of Post, or a change of control of New BellRing or the sale of all or substantially all of the consolidated assets of Post or New BellRing, (ii) the amended and restated master services agreement or any services provided thereunder upon six months’ notice, or, if Post stops providing a service for its own operations, upon 60 days’ notice, (iii) any services provided to a subsidiary of New BellRing in the event of a change of control of the subsidiary or the sale of all or substantially all of its assets, (iv) any services provided to a business line or operating division of New BellRing or its subsidiaries in the event of a sale of such business line or operating division and (v) any services, if any, provided by Post’s Canadian subsidiary, Post Foods Canada Inc., in the event of a change in control of Post Foods Canada Inc. New BellRing may terminate the amended and restated master services agreement with respect to one or more particular services being received upon such notice as provided for in the amended and restated master services agreement.

Registration Rights Agreement

As part of the transactions and the merger, BellRing and Post will terminate that certain Investor Rights Agreement, effective as of October 21, 2019, and New BellRing will enter into a registration rights agreement with Post (the “registration rights agreement”). The registration rights agreement will provide Post with certain demand, shelf and piggyback registration rights with respect to its shares of New BellRing Common Stock, including the following:

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Post and its affiliates will have the right to cause New BellRing to conduct up to two demand registrations in any twelve-month period, subject to certain customary restrictions, which demand registrations may take the form of a shelf registration;

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Post and its affiliates will have the right to cause New BellRing to use commercially reasonable efforts to file and have declared effective a shelf registration statement on Form S-3 with respect to all of their shares of New BellRing Common Stock; and

•	Post and its affiliates will have the right to participate in certain registered offerings by New BellRing.

The registration rights agreement also will contain customary provisions relating to cooperation with the registration process, black-out periods and customary securities law indemnity provisions in favor of the selling stockholders. With certain customary exceptions, New BellRing will be required to bear all registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the registration rights agreement. Registration rights may be transferred by Post and its affiliates, subject to certain restrictions. No predetermined penalties or liquidated damages will be payable by New BellRing if it fails to comply with the registration rights agreement.

The registration rights agreement will terminate when Post holds less than 2.5% of the total number of outstanding shares of New BellRing Common Stock.

Tax Matters Agreement

In connection with the transactions, Post, BellRing and New BellRing will enter into the tax matters agreement. The tax matters agreement will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the transactions to qualify for their intended tax treatment. The tax matters agreement will address U.S. federal, state, local and non-U.S. tax matters, and sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. This summary is qualified in its entirety by reference to the form of tax matters agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

In general, the tax matters agreement will govern the rights and obligations of Post, on the one hand, and New BellRing, on the other hand, after the distribution with respect to taxes for both pre-distribution and post-distribution periods. Under the tax matters agreement, Post will generally be responsible for pre-distribution taxes relating to both its retained business and certain pre-distribution taxes of New BellRing. New BellRing will generally be responsible for post-distribution taxes attributable to the Active Business (as defined in the tax matters agreement). In addition, in certain circumstances and subject to certain conditions, each party will be responsible for taxes imposed on Post that arise from the failure of the distribution, the merger and certain related transactions to qualify as tax-free transactions to the extent such failure to qualify is attributable to certain actions taken by such party (or, in certain circumstances, is attributable to actions taken by other persons) as described below.

Pursuant to the tax matters agreement, New BellRing is expected to indemnify Post for (i) all taxes for which New BellRing is responsible, as described above, and (ii) all taxes incurred by reason of certain actions or events, or by reason of any breach by New BellRing or any of its subsidiaries of any of its respective representations, warranties or covenants under the tax matters agreement that, in each case, affect the intended tax-free treatment of the transactions.

Pursuant to the tax matters agreement, Post is expected to (i) indemnify New BellRing for the taxes for which Post is responsible, as described above, and (ii) taxes attributable to a failure of the transactions to qualify as tax free, to the extent incurred by any action or failure to take any action within the control of Post.

The tax matters agreement will prohibit Post, BellRing and New BellRing from taking actions (or refraining from taking actions) that could reasonably be expected to cause the transactions to fail to qualify for their intended tax treatment. In particular, for two years after the distribution, New BellRing in general may not:

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issue any equity securities or securities that could be converted into New BellRing’s equity securities, including as acquisition currency for a merger or acquisition (but excluding certain equity compensation for New BellRing employees), redeem or repurchase New BellRing equity securities or New BellRing debt, or enter into any transaction pursuant to which New BellRing stock would be acquired, whether by merger or otherwise;

•	cease, or permit certain of its wholly owned subsidiaries to cease, the active conduct of the Active Business or from holding certain assets held at the time of the distribution;

•	dissolve, liquidate or take any action that is a liquidation for U.S. federal income tax purposes, (other than pursuant to the merger);

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approve or allow an extraordinary contribution to New BellRing by its stockholders in exchange for stock, redeem or otherwise repurchase (directly or indirectly) any of the New BellRing Common Stock or amend its certificate of incorporation or other organizational documents if such amendment or other action would affect the relative voting rights of its capital stock, or redeem or otherwise repurchase (directly or indirectly) any of the debt obligations issued pursuant to the Debt Exchange; or

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sell or transfer 30% or more of the gross assets of the Active Business, other than pursuant to sales or transfers of assets in the ordinary course of business, cash acquisitions of assets from unrelated persons in arm’s-length transactions, transfers to a person that is disregarded as an entity separate from the transferor for U.S. federal income tax purposes, mandatory or optional repayment (or pre-payment) of any indebtedness of New BellRing or its subsidiaries or a sale or transfer among New BellRing and its subsidiaries.

Nevertheless, New BellRing may be permitted to take any of the actions described above during the two-year period following the distribution if Post obtains an IRS private letter ruling or, in certain circumstances, BellRing tax counsel delivers an unqualified “will”-level tax opinion in form and substance reasonably satisfactory to Post to the effect that the action will not affect the tax-free status of the transactions. Notwithstanding the above, under the tax matters agreement, New BellRing may make certain stock issuances that meet certain safe harbors provided in Section 1.355-7(d) of the Treasury Regulations so long as such issuances are not inconsistent with any applicable formal or informal written guidance provided by the IRS in connection with any IRS ruling request or any applicable assumptions, representations and warranties, covenants or certificates relied upon in any unqualified “will”-level tax opinion.

The tax matters agreement will be binding on and inure to the benefit of any permitted assignees and any successor to any of the parties of the tax matters agreement. The tax matters agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the tax matters agreement to exercise a right operates as a waiver thereof.

Amended and Restated Employee Matters Agreement

As part of the contemplated transactions, BellRing, New BellRing and BellRing LLC will enter into an amended and restated employee matters agreement with Post (the “employee matters agreement”). The terms of the employee matters agreement have not yet been finalized. The employee matters agreement is expected to cover a wide range of compensation and benefits matters, including the matters described below. Changes to these terms, some of which may be material, may be made prior to the completion of the transactions.

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RSU awards and nonqualified stock option awards issued to employees of BellRing, BellRing LLC or their subsidiaries (or their predecessors) under certain Post equity incentive plans, which remain unsettled or outstanding as of the date of the transactions will (i) if determined advisable and permissible under the 2019 BellRing LTIP by BellRing, convert into BellRing equity awards with substantially similar terms and conditions and issued under the 2019 BellRing LTIP, (ii) accelerate in connection with the transactions, (iii) vest or be forfeited, in each case, based on their original terms, or (iv) in the case of options, be amended to extend their exercise period to 10 years from the date of grant of such options; provided that BellRing will reimburse Post for the accounting cost of any acceleration and settlement or exercise and will bear the monthly actual expense, the employer-related payroll expense, and any other financial obligations relating to any such outstanding awards while outstanding and due to their settlement or exercise. Any such awards denominated in Post Common Stock will be adjusted in a manner consistent with other equity awards issued by Post under its equity incentive plans.

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BellRing, New BellRing, BellRing LLC and Post will, and will cause their respective subsidiaries to, take such commercially reasonable actions with regard to benefit and payroll carriers and vendors, and contracts regarding the same, as may be reasonably necessary or appropriate in order to transition relevant contracts, to fulfill their respective obligations under the amended and restated master services agreement and to ensure continuity of employee benefits for employees of BellRing or its subsidiaries.

•	The BellRing Brands, Inc. Employee Benefits Trustees Committee will determine the future treatment of the Post Common Stock fund held in the BellRing Brands, Inc. 401(k) Plan.

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BellRing, New BellRing, BellRing LLC and Post will work in good faith to determine the appropriate treatment of notional accounts held by certain employees of BellRing or its subsidiaries under the Post Holdings, Inc. Deferred Compensation Plan for Key Employees and the Post Holdings, Inc. Executive Savings Investment Plan.

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Except as otherwise provided in the employee matters agreement, BellRing, New BellRing and BellRing LLC will, or will cause their subsidiaries to, assume or retain, pay, perform, fulfill and discharge: (i) all liabilities under all employee benefit plans and arrangements sponsored or maintained or contributed to by BellRing, New BellRing or BellRing LLC, and all employee benefit plans and arrangements assumed or adopted by BellRing, New BellRing or BellRing LLC, and (ii) all liabilities, whenever incurred, with respect to the employment or termination of employment of BellRing, New BellRing and BellRing LLC employees and former BellRing, New BellRing and BellRing LLC employees and their dependents and beneficiaries.

Additionally, under the employee matters agreement, BellRing, New BellRing and BellRing LLC will use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the 2019 BellRing LTIP or any successor plan, and any equity awards issued thereunder.

BellRing, New BellRing, BellRing LLC and Post may terminate the employee matters agreement by mutual consent, and Post may terminate the employee matters agreement in the event of a change of control of Post, or a change of control of BellRing or the sale of all or substantially all of its consolidated assets.

CERTAIN INFORMATION RELATING TO NEW BELLRING AND BELLRING

New BellRing’s business and operations after the completion of the transactions will be substantially the same as those of BellRing. Certain information relating to BellRing is incorporated by reference into this prospectus from BellRing’s publicly available SEC filings. As such, investors should carefully review the following sections:

•	The description of BellRing’s Business, found under Item 1 of the BellRing Form 10-K;

•	Certain Risk Factors describing the major risks to BellRing’s business, found under Item 1A of the BellRing Form 10-K;

•	Management’s Discussion and Analysis, found under Item 7 of the BellRing Form 10-K;

•	Directors, Executive Officers and Corporate Governance, found under Item 10 of the BellRing Form 10-K;

•	Compensation of Officers and Directors, found in the Proxy Statement for BellRing’s 2022 Annual Meeting of Stockholders;

•	Security Ownership of Certain Stockholders, found in the Proxy Statement for BellRing’s 2022 Annual Meeting of Stockholders;

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Certain Relationships and Related Transactions, and Corporate Governance – Director Independence and Role of the Independent Lead Director, found in the Proxy Statement for BellRing’s 2022 Annual Meeting of Stockholders; and

•	Audited Consolidated Financial Statements of BellRing as of September 30, 2021 and 2020 and for the years ended September 30, 2021, 2020 and 2019, found under Item 8 of the BellRing Form 10-K.

If you desire copies of any of these documents, you may contact BellRing at its address or telephone number indicated under the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

CERTAIN INFORMATION RELATING TO POST

Certain information relating to Post is incorporated by reference into this prospectus from Post’s publicly available SEC filings. Investors should carefully review the following sections:

•	The description of Post’s Business, found under Item 1 of the Post Form 10-K;

•	Certain Risk Factors describing the major risks to Post’s business, found under Item 1A of the Post Form 10-K; and

•	Audited Consolidated Financial Statements of Post as of September 30, 2021 and 2020 and for the years ended September 30, 2021, 2020 and 2019, found under Item 8 of the Post Form 10-K.

If you desire copies of any of these documents, you may contact Post at its address or telephone number indicated under “Where You Can Find More Information; Incorporation by Reference” beginning on page 144.

DESCRIPTION OF NEW BELLRING CAPITAL STOCK

The following is a summary description of the registered securities of New BellRing as of the effective time of the merger. This description is not complete and is qualified in its entirety by reference to the full text of the New BellRing certificate of incorporation and to the full text of the New BellRing bylaws, and the applicable provisions of Delaware law. In connection with its conversion into a Delaware corporation and the merger of Merger Sub with and into BellRing, New BellRing will change its name to BellRing Brands, Inc. and BellRing will change its name to BellRing Intermediate Holdings, Inc.

Capital Stock

After giving effect to the conversion of New BellRing from a limited liability company to a corporation, the New BellRing certificate of incorporation will provide that New BellRing may issue up to 500 million shares of common stock of New BellRing, par value $0.01 per share, and 50 million shares of preferred stock of New BellRing, par value $0.01 per share. New BellRing Common Stock is expected to be listed on the NYSE under the ticker symbol “BRBR.”

Common Stock

Voting

The holders of New BellRing Common Stock will be entitled to one vote for each share held by such holder on the applicable record date, on all matters on which stockholders are generally entitled to vote.

Dividends

The holders of New BellRing Common Stock will be entitled to receive dividends when, as and if declared by the New BellRing Board of Directors out of legally available funds.

Liquidation or Dissolution

Upon New BellRing’s liquidation or dissolution, the holders of New BellRing Common Stock will be entitled to share ratably in those of New BellRing’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the special rights and preferences, if any, of any holders of preferred stock then outstanding.

Other Matters

New BellRing Common Stock will have no preemptive rights pursuant to the terms of the New BellRing certificate of incorporation. There will be no redemption or sinking fund provisions applicable to New BellRing Common Stock. After giving effect to the conversion of New BellRing from a limited liability company to a corporation, the outstanding shares of New BellRing Common Stock will be fully paid and non-assessable.

Preferred Stock

The rights of holders of New BellRing Common Stock may be materially limited or qualified by the rights, powers and preferences of any preferred stock that New BellRing may issue in the future.

New BellRing will be authorized to issue up to 50 million shares of preferred stock. The New BellRing Board of Directors will be authorized, subject to limitations prescribed by Delaware law and the New BellRing certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including voting powers), designations, preferences and rights of the shares. The New BellRing Board of Directors will also be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by New BellRing’s stockholders, subject to applicable rules of the NYSE and Delaware law.

Authorizing the New BellRing Board of Directors to establish preferred stock eliminates delays associated with seeking stockholder approval of the creation of a particular class or series of preferred stock. The rights of the holders of New BellRing Common Stock will be subject to the rights of holders of any preferred stock issued at any time, including in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of New BellRing and may adversely affect the voting and other rights of the holders of New BellRing Common Stock, which could have an adverse impact on the market price of New BellRing Common Stock. These provisions also could make it more difficult for New BellRing’s stockholders to effect certain corporate actions, including the election of directors.

Corporate Opportunities

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation renouncing any interests or expectancy of a corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or to one or more of its directors, officers or stockholders.

The New BellRing certificate of incorporation will include certain provisions regulating and defining the conduct of New BellRing’s affairs to the extent that they may involve Post and its directors, officers, employees, agents and affiliates (except that New BellRing and its subsidiaries are not deemed affiliates of Post or its affiliates for purposes of these provisions) and New BellRing’s rights, powers, duties and liabilities and those of its directors, officers, managers, employees and agents in connection with its relationship with Post. In general, and except as may be set forth in any agreement between New BellRing and Post, these provisions will provide that Post and its affiliates may carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as New BellRing; Post and its affiliates may do business with any of New BellRing’s customers, vendors and lessors; and Post and its affiliates may make investments in any kind of property in which New BellRing may make investments. In addition, these provisions will provide that New BellRing renounces any interest or expectancy to participate in any business of Post or its affiliates.

Moreover, the New BellRing certificate of incorporation will provide that New BellRing renounces any interests or expectancy in corporate opportunities which become known to (i) any of its directors, officers, managers, employees or agents who also are directors, officers, employees, agents or affiliates of Post or its affiliates (except that New BellRing and its subsidiaries are not deemed affiliates of Post or its affiliates for the purposes of the provision) or (ii) Post or its affiliates. The provision will generally provide that neither Post nor New BellRing’s directors, officers, managers, employees or agents who also are directors, officers, employees, agents or affiliates of Post or its affiliates will be liable to New BellRing or its stockholders for breach of any fiduciary duty solely by reason of the fact that any such person pursues or acquires any corporate opportunity for the account of Post or its affiliates, directs, recommends or transfers such corporate opportunity to Post or its affiliates or does not offer or communicate information regarding such corporate opportunity to New BellRing or any person controlled by New BellRing because such person has directed or intends to direct such opportunity to Post or one of its affiliates. This renunciation will not extend to corporate opportunities expressly offered to one of New BellRing’s directors, officers, managers, employees or agents, solely in his or her capacity as a director, officer, manager, employee or agent of New BellRing.

These provisions in the New BellRing certificate of incorporation will cease to apply at such time as (i) New BellRing and Post and its affiliates are no longer affiliates of one another and (ii) none of the directors, officers, employees, agents or affiliates of Post serve as New BellRing’s directors, officers, managers, employees or agents.

Anti-Takeover Effects of the New BellRing Certificate of Incorporation and New BellRing Bylaws

The New BellRing certificate of incorporation and the New BellRing bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the New BellRing Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of New BellRing unless such takeover or change in control is approved by the New BellRing Board of Directors.

These provisions will include:

Action by Written Consent; Special Meetings of Stockholders

The New BellRing certificate of incorporation and New BellRing bylaws will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by any consent in lieu of a meeting. The New BellRing bylaws will also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the affirmative vote of a majority of New BellRing’s entire Board of Directors, the Chairperson of the New BellRing Board of Directors or New BellRing’s President. Except as described above, stockholders are not permitted to call a special meeting or to require the New BellRing Board of Directors to call a special meeting.

Advance Notice Procedures

The New BellRing bylaws will contain provisions requiring that advance notice be delivered to New BellRing of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to the New BellRing Board of Directors. Ordinarily, the stockholder must give notice in writing to New BellRing’s Secretary not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting (and for purposes of calculating this date with respect to the first annual meeting, the annual meeting for the prior year shall be deemed to have been held on the date of the most recent annual meeting of stockholders of BellRing held before the date the merger is completed) except that, in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. For stockholder proposals, the notice must include a description of the proposal, the reasons for the proposal and other specified matters. The New BellRing Board of Directors may reject any proposals or nominations that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law. Although the New BellRing bylaws will not otherwise give the New BellRing Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the New BellRing bylaws may have the effect of precluding the conduct of certain business or the nomination of certain individuals at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Directors, and Not Stockholders, Fix the Size of the New BellRing Board of Directors

The New BellRing certificate of incorporation and New BellRing bylaws will provide that the number of New BellRing’s directors will be fixed from time to time exclusively pursuant to a resolution adopted by the New BellRing Board of Directors, but in no event will it consist of less than five nor more than twelve directors.

Vacancies and Newly-Created Directorships on the New BellRing Board of Directors

Subject to the special rights of holders of any outstanding series of preferred stock, any vacancy on the New BellRing Board of Directors occurring for any reason, and any newly created directorships which occur by reason of an increase in the number of directors, will be filled only by the majority of the remaining directors, even if less than a quorum or by a sole remaining director. These provisions could make it more difficult for stockholders to affect the composition of the New BellRing Board of Directors.

Classified Board of Directors; Removal of Directors

The New BellRing certificate of incorporation and New BellRing bylaws will provide that the New BellRing Board of Directors is divided into three classes of directors serving staggered three-year terms. The number of directors assigned to each class is as equal as reasonably possible. With respect to the members of the New BellRing Board of Directors in office as of the date of the certificate of incorporation, the first class of directors will hold office until the first annual stockholders’ meeting for election of directors, the second class of directors will hold office until the second annual stockholders’ meeting for election of directors, and the third class of directors will hold office until the third annual stockholders’ meeting for election of directors. Each class will thereafter hold office until the third annual stockholders’ meeting for election of directors following the most recent election of such class and until their successors are duly elected and qualified. With only a portion of the New BellRing Board of Directors up for election each year, the existence of a classified board of directors could render more difficult or discourage an attempt to obtain control of New BellRing because it would take more than one annual meeting to do so. In addition, the New BellRing certificate of incorporation will provide that its directors may only be removed for cause, which could also make it more difficult to change the composition of the New BellRing Board of Directors.

Authorized but Unissued Shares

New BellRing’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to applicable rules of the NYSE and Delaware law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings or private offerings to raise additional capital, corporate acquisitions and employee benefit plans and equity grants. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of New BellRing Common Stock by means of a proxy contest, tender offer, merger or otherwise. New BellRing does not intend to solicit approval of its stockholders for issuance of authorized but unissued shares of New BellRing Common Stock and preferred stock, unless the New BellRing Board of Directors believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

Amendments to Certificate of Incorporation and Bylaws

The DGCL generally provides that a corporation may amend its certificate of incorporation upon a resolution of its board of directors proposing the amendment and its submission to the stockholders for their approval upon the affirmative vote of holders of a majority of the voting power entitled to vote thereon. The New BellRing certificate of incorporation provides that it may be amended in accordance with and upon the vote prescribed by Delaware law, except that the indemnification provisions of the certificate of incorporation may be amended (or a provision inconsistent with the indemnification provisions adopted) only upon the affirmative vote of not less than 85% of all of the voting power of all of the outstanding shares of New BellRing Common Stock then entitled to vote in the election of directors, voting together as a single class.

The DGCL provides that the power to adopt, amend or repeal the bylaws of a corporation is held by the stockholders of the corporation, except that a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal its bylaws upon the board of directors of the corporation, but the fact that such power has been so conferred upon the board of directors will not divest the stockholders of such power or limit their power to adopt, amend or repeal the bylaws. New BellRing’s certificate of incorporation and bylaws provide that the board of directors may amend, alter, change or repeal any provision of the bylaws. New BellRing’s certificate of incorporation and bylaws also provide that stockholders may amend, alter, change or repeal any provision of the bylaws upon the affirmative vote of a majority of all of the voting power of New BellRing entitled to vote thereon.

Directors’ Liability; Indemnification of Directors and Officers

The DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

The DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action or suit (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees and agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The DGCL also permits corporations to advance expenses incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

The New BellRing certificate of incorporation will limit the liability of directors to the fullest extent permitted by the DGCL and provides that New BellRing will provide its directors and officers with customary indemnification and advancement. New BellRing intends to enter into customary indemnification agreements with each of its directors and certain of its executive officers that provide them, in general, with customary indemnification and advancement in connection with their service to New BellRing or on New BellRing’s behalf.

NEW BELLRING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of December 10, 2021, the most recent date for which information was available prior to the filing of this prospectus, information relating to the beneficial ownership of New BellRing Common Stock by: (i) each person known by New BellRing to own beneficially more than 5% of New BellRing, (ii) each executive officer of New BellRing and (iii) all current executive officers of New BellRing as a group. New BellRing is a member-managed Delaware limited liability company and does not have any directors or managers.

Unless otherwise indicated, the beneficial owners listed below may be contacted at New BellRing’s corporate headquarters located at 2503 S. Hanley Road St. Louis, Missouri 63144.

Name and Address of Beneficial Owner	Percentage of New BellRing Owned
Post Holdings, Inc.	100%
Robert V. Vitale, President	0%
Jeff A. Zadoks, Vice President	0%
Diedre J. Gray, Secretary	0%
Matthew J. Mainer, Treasurer	0%
All current named executive officers as a group (4 persons)	0%

BELLRING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of December 10, 2021, the most recent practicable date for which information was available prior to the filing of this prospectus, information relating to the beneficial ownership of BellRing Class A Common Stock and BellRing Class B Common Stock by: (i) each person known by BellRing to own beneficially more than 5% of the outstanding shares of BellRing Class A Common Stock or BellRing Class B Common Stock, (ii) each director of BellRing, (iii) each named executive officer of BellRing and (iv) all current directors and executives officers of BellRing as a group. As of December 10, 2021, there were 39,119,799 shares of BellRing Class A Common Stock and one share of BellRing Class B Common Stock outstanding, respectively.

Unless otherwise indicated, the beneficial owners listed below may be contacted at BellRing’s corporate headquarters located at 2503 S. Hanley Road St. Louis, Missouri 63144. Except as noted, all such persons possess, to BellRing’s knowledge, sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested or exercisable or that become vested and/or exercisable within 60 days. The percentage of votes for all classes of capital stock is based on (i) the sole share of BellRing Class B Common Stock outstanding representing 67% of the total voting power of BellRing Common Stock and (ii) the shares of BellRing Class A Common Stock outstanding representing the remaining portion of the total voting power of BellRing Common Stock.

	BellRing Class A Common Stock			BellRing Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned(17)	Number of Shares Owned	% of Class Owned(18)%
Post Holdings, Inc. 2503 S. Hanley Rd. St. Louis, Missouri 63144	97,474,180	(1)	71.3%	1	100%	67%
Route One Investment Company, L.P. One Letterman Drive Bldg D-Main, Suite DM200 San Francisco, California 94129	5,165,991	(2)	13.2%	—	—	4.4%
Vanguard Group Inc. P.O. Box 2600 Valley Forge, Pennsylvania 19482	3,795,633	(3)	9.7%	—	—	3.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,289,715	(4)	8.4%	—	—	2.8%
Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	2,742,139	(5)	7.0%	—	—	2.3%
Robert V. Vitale	10,300	(6)
Darcy Horn Davenport	165,560	(7)	*	—	—	*
Thomas P. Erickson	15,048	(8)	*	—	—	*
Jennifer Kuperman	14,034	(9)	*	—	—	*
Chonda J. Nwamu	393	(10)	*	—	—	*
Elliot H. Stein, Jr.	10,461	(11)	*	—	—	*
Paul A. Rode	39,130	(12)	*	—	—	*
Douglas J. Cornille	24,611	(13)	*	—	—	*
Craig L. Rosenthal	25,161	(14)	*	—	—	*
R. Lee Partin	10,248	(15)	*	—	—	*
Robin Singh	14,921	(16)	*	—	—	*
All executive officers and directors as a group (11 persons)	329,867		*	—	—	*

*	The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)

Represents the shares of BellRing Class A Common Stock that may be acquired upon the redemption of BellRing LLC Units held by Post. Subject to the terms of the amended and restated limited liability company agreement of BellRing LLC, BellRing LLC Units may be redeemed for, at the option of BellRing LLC (as determined by its board of managers), shares of BellRing Class A Common Stock, or for cash. The redemption of BellRing LLC Units for shares of BellRing Class A Common Stock would be at an initial redemption rate of one share of BellRing Class A Common Stock for one BellRing LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications.

(2)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 15, 2021, filed by Route One Investment Company, L.P. According to the Form 13F-HR, Route One Investment Company, L.P. exercises sole investment power with respect to all shares and has sole voting power with respect to all shares.

(3)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by Vanguard Group Inc. According to the Form 13F-HR, Vanguard Group Inc. exercises sole investment power with respect to 3,700,575 shares, shared-defined investment power for 95,058 shares, shared voting power with respect to 66,846 shares and no voting power with respect to 3,728,787 shares.

(4)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 9, 2021, filed by BlackRock Inc. According to the Form 13F-HR, BlackRock Inc. exercises sole investment power with respect to all shares, sole voting power with respect to 3,235,026 shares and no voting power with respect to 54,689 shares.

(5)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by Franklin Resources, Inc. According to the Form 13F-HR, Franklin Resources, Inc. exercises shared-defined investment power with respect to all shares, sole voting power with respect to 2,740,639 shares and no voting power with respect to 1,500 shares.

(6)	Includes 10,300 shares of BellRing Class A Common Stock outstanding.
(7)

Includes (i) 85,830 shares of BellRing Class A Common Stock outstanding and (ii) 79,730 shares of BellRing Class A Common Stock which could be acquired upon the exercise of vested options or options that vest within 60 days of December 10, 2021.

(8)

Includes (i) 4,066 RSUs that vest within 60 days of December 10, 2021, (ii) 4,395 RSUs that the director has elected to defer until retirement from the BellRing Board of Directors and (iii) 6,587 indirect interests in shares of BellRing Class A Common Stock held under BellRing’s Deferred Compensation Plan for Directors.

(9)

Includes (i) 4,066 RSUs that vest within 60 days of December 10, 2021, (ii) 4,395 RSUs that the director has elected to defer until retirement from the BellRing Board of Directors and (iii) 5,573 indirect interests in shares of BellRing Class A Common Stock held under BellRing’s Deferred Compensation Plan for Directors.

(10)	Includes 393 indirect interests in shares of BellRing Class A Common Stock held under BellRing’s Deferred Compensation Plan for Directors.
(11)

Includes (i) 2,000 shares of BellRing Class A Common Stock, (ii) 4,066 RSUs that vest within 60 days of December 10, 2021 and (iii) 4,395 RSUs that the director has elected to defer until retirement from the BellRing Board of Directors.

(12)

Includes (i) 27,593 shares of BellRing Class A Common Stock outstanding and (ii) 11,537 shares of BellRing Class A Common Stock which could be acquired upon the exercise of vested options or options that vest within 60 days of December 10, 2021.

(13)	Includes 24,611 shares of BellRing Class A Common Stock outstanding.
(14)	Includes 25,161 shares of BellRing Class A Common Stock outstanding.
(15)	Includes 10,248 shares of BellRing Class A Common Stock outstanding.
(16)	Includes 14,921 shares of BellRing Class A Common Stock outstanding.
(17)

Except for Post, the percentage of BellRing Class A Common Stock beneficially owned was calculated based upon 39,117,799 shares of Class A common stock issued and outstanding as of December 10, 2021, plus the number of RSUs that vest within 60 days of that date (12,198 shares), plus the number of vested RSUs deferred by certain directors until retirement from the BellRing Board of Directors (13,185 shares), plus the number of shares of BellRing Class A Common Stock which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (91,267 shares), by all directors and executive officers. For Post, the number of shares outstanding was increased by the addition of the number of shares of BellRing Class A Common Stock issuable upon the redemption of BellRing LLC Units held by Post.
(18)	The percentage of BellRing Class B Common Stock beneficially owned was calculated based upon one share of BellRing Class B Common Stock issued and outstanding as of December 10, 2021.

POST SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of November 22, 2021, the most recent practicable date for which information was available prior to the filing of this prospectus, information relating to the beneficial ownership of Post Common Stock by: (i) each person known by Post to own beneficially more than 5% of the outstanding shares of Post Common Stock, (ii) each director of Post, (iii) each named executive officer of Post and (iv) all current directors and executives officers of Post as a group. As of November 22, 2021, there were 62,563,659 shares of Post Common Stock outstanding.

Unless otherwise indicated, the beneficial owners listed below may be contacted at Post’s corporate headquarters located at 2503 S. Hanley Road, St. Louis, Missouri 63144. Except as noted, all such persons possess, to Post’s knowledge, sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested or exercisable or that become vested and/or exercisable within 60 days.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		% of Shares Outstanding(15)
Route One Investment Company, L.P.(2) One Letterman Drive Bldg D-Main, Suite DM200 San Francisco, California 94129	7,000,573		11.1%
Vanguard Group Inc.(3) P.O. Box 2600 V26 Valley Forge, Pennsylvania 19482	5,324,046		8.4%
BlackRock Inc.(4) 55 East 52nd Street New York, New York 10055	4,275,638		6.8%
JPMorgan Chase & Co.(5) 383 Madison Avenue New York, New York 10017	3,232,671		5.1%
William P. Stiritz	4,651,518	(6)	7.4%
Robert V. Vitale	961,562	(7)	1.5%
Dorothy M. Burwell	—		*
Edwin H. Callison	34,980	(8)	*
Gregory L. Curl	31,232	(9)	*
Thomas C. Erb	3,000		*
Robert E. Grote.	26,312	(10)	*
Ellen F. Harshman	3,200		*
David W. Kemper	28,200	(11)	*
Jennifer Kuperman	—		*
David P. Skarie	46,834	(12)	*
Jeff A. Zadoks	69,475		*
Howard A. Friedman	33,105		*
Diedre J. Gray	59,874	(13)	*
Mark W. Westphal	93,834	(14)	*
All executive officers and directors as a group (16 persons)	6,043,126		9.6%

*	The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).
(1)

In addition to the shares of Post Common Stock shown as beneficially owned, certain of Post’s directors and executive officers also beneficially owned, with sole voting and dispositive power, shares of BellRing Class A Common Stock, as also described under the section of this prospectus entitled “BellRing Security

Ownership of Certain Beneficial Owners and Management,” as follows: Jennifer Kuperman—4,395 shares (representing less than 1% of the shares outstanding) and Robert V. Vitale—10,300 shares (representing less than 1% of the shares outstanding). Collectively, Post’s directors and executive officers beneficially held 14,695 shares of BellRing Class A Common Stock, representing less than 1% of the shares outstanding. None of such shares were pledged as security, and none of Post’s directors or executive officers had a right to acquire beneficial ownership of any other shares of BellRing Class A Common Stock.
(2)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 15, 2021, filed by Route One Investment Company, L.P. According to the Form 13F-HR, Route One Investment Company, L.P. exercises sole investment power with respect to all shares and has sole voting power with respect to all shares.

(3)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by Vanguard Group Inc. According to the Form 13F-HR, Vanguard Group Inc. exercises sole investment power with respect to 5,254,037 shares, shared-defined investment power with respect to 70,009 of such shares, shared voting power with respect to 18,711 shares and no voting power with respect to 5,305,335 shares.

(4)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 9, 2021, filed by BlackRock Inc. According to the Form 13F-HR, BlackRock Inc. exercises sole investment power with respect to all shares, sole voting power with respect to 4,203,691 shares and no voting power with respect to 71,947 shares.

(5)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Form 13F-HR dated November 12, 2021, filed by JPMorgan Chase & Co. According to the Form 13F-HR, JPMorgan Chase & Co. exercises share defined investment power with respect to all shares, sole voting power with respect to 3,167,973 shares and no voting power with respect to 64,698 shares.

(6)

Includes 169,369 shares of Post Common Stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares of Post Common Stock held by his wife.

(7)

Includes (i) 290,647 shares held in trusts for the benefit of Mr. Vitale, (ii) 12,961 shares held in a trust for the benefit of his spouse, (iii) 26,388 shares held in trusts for the benefit of his children and (iv) 170,000 exercisable stock options held in a trust for the benefit of Mr. Vitale. Mr. Vitale also has shared voting and investment power with respect to 90,000 shares held by his wife.

(8)

Includes 100 shares held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 300 shares held in a family trust and 880 shares held in his daughter’s and grandchildren’s trusts. Also includes stock appreciation rights granted on an annual basis, prior to 2016, to Post’s non-management directors (other than Post’s Chairman of the Board); these stock appreciation rights became exercisable three years from the date of grant.

(9)

Includes stock appreciation rights granted on an annual basis, prior to 2016, to Post’s non-management directors (other than Post’s Chairman of the Board); these stock appreciation rights became exercisable three years from the date of grant.

(10)

Includes stock appreciation rights granted on an annual basis, prior to 2016, to Post’s non-management directors (other than Post’s Chairman of the Board); these stock appreciation rights became exercisable three years from the date of grant. Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.

(11)

Includes stock appreciation rights granted on an annual basis, prior to 2016, to Post’s non-management directors (other than Post’s Chairman of the Board); these stock appreciation rights became exercisable three years from the date of grant.

(12)

Includes stock appreciation rights granted on an annual basis, prior to 2016, to Post’s non-management directors (other than Post’s Chairman of the Board); these stock appreciation rights became exercisable three years from the date of grant. Mr. Skarie has shared voting and investment power with his wife with respect to 432 shares held in his children’s trust.

(13)	Ms. Gray has shared voting and investment power with her husband with respect to 25,938 shares held in a revocable trust.

(14)	Includes 16,139 shares held by Mr. Westphal in the Post Holdings, Inc. Savings Investment Plan.
(15)

The percentage of Post Common Stock beneficially owned was calculated based upon 62,563,659 shares of Post Common Stock issued and outstanding as of November 22, 2021, plus the number of shares of Post Common Stock which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (619,252 shares) by all directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Post, New BellRing and BellRing or their respective subsidiaries, in each case as applicable, have entered into or, in connection with the completion of the transactions, will enter into, certain agreements governing the relationship between such parties following the separation. These agreements are summarized in the section of this prospectus entitled “Ancillary Agreements” beginning on page 119.

COMPARISON OF RIGHTS OF POST SHAREHOLDERS AND NEW BELLRING STOCKHOLDERS BEFORE AND AFTER THE TRANSACTIONS

Post is a Missouri corporation. New BellRing has been formed in the state of Delaware and will be incorporated in Delaware following New BellRing’s conversion to a Delaware corporation. Post shareholders, whose rights are currently goverened by Post’s amended and restated articles of incorporation (the “Post articles of incorporation”) and Post’s amended and restated bylaws (the “Post bylaws”) and Missouri law, will, with respect to the shares validly tendered and exchanged immediately following this exchange offer, become stockholders of New BellRing, and their rights will be governed by New BellRing’s certificate of incorporation (the “New BellRing certificate of incorporation”), New BellRing’s bylaws (the “New BellRing bylaws”) and the DGCL.

The following is a description of (i) the terms of the Post Common Stock under the Post articles of incorporation and the Post bylaws and (ii) the terms of the New BellRing Common Stock under the New BellRing certificate of incorporation and New BellRing bylaws. This description is not complete and is qualified in its entirety by, and Post shareholders should read carefully, the Post articles of incorporation, the Post bylaws, the New BellRing articles of incorporation and the New BellRing bylaws, as well as Missouri law and the DGCL. The Post articles of incorporation and Post bylaws have been publicly filed with the SEC as Exhibit 3.1 (as amended, Exhibit 3.2) and Exhibit 3.3, respectively, to the Post Form 10-K. The New BellRing certificate of incorporation and the New BellRing bylaws have been publicly filed with the SEC as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part. See also the section of this prospectus entitled “Description of New BellRing Capital Stock” beginning on page 126.

Post Common Stock Under the Post Articles of Incorporation and Post Bylaws	New BellRing Common Stock Under the New BellRing Certificate of Incorporation and New BellRing Bylaws
Authorized Capital Stock
Post is authorized to issue up to 300 million shares of Post Common Stock and 50 million shares of preferred stock.	New BellRing is authorized to issue up to 500 million shares of New BellRing Common Stock and 50 million shares of preferred stock.

Voting Rights

Holders of Post Common Stock are entitled to one vote for each share of such stock held on all matters to be voted upon by the shareholders generally. Except as otherwise required by law or provided in any resolution adopted by the Post Board of Directors with respect to any shares of Post’s preferred stock, the holders of such shares will exclusively possess all voting power.

Holders of Post Common Stock vote as a single class on all matters with respect to which shareholders are generally entitled to vote under applicable law.

Holders of New BellRing Common Stock are entitled to one vote for each share of such stock held on all matters to be voted upon by the stockholders generally.

Holders of New BellRing Common Stock will vote as a single class on all matters with respect to which stockholders are generally entitled to vote under applicable law.

Dividend Rights
Subject to applicable law and any preferential rights of any outstanding series of preferred stock created by the Post Board of Directors from time to time, the Post shareholders on the applicable record date will be entitled to such dividends as may be declared from time to time by the Post Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of Post’s assets available for distribution to such holders.	Subject to applicable law and the special rights, if any, of the holders of any outstanding series of preferred stock, dividends of cash, shares of New BellRing Common Stock or property may be declared and paid on the New BellRing Common Stock out of the assets of BellRing that are by law available, at the times and in the amounts as the New BellRing Board of Directors may determine.

Post Common Stock Under the Post Articles of Incorporation and Post Bylaws	New BellRing Common Stock Under the New BellRing Certificate of Incorporation and New BellRing Bylaws
Structure and Classification of Board; Number of Directors
The number of directors constituting the entire Post Board of Directors is fixed by resolution of the Post Board of Directors, and will not be less than five nor more than twelve. The directors are divided into three classes, as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three year term (and until their respective successors shall have been elected and qualified in each class or until their earlier death, resignation or removal), so that the term of one class of directors will expire in each year.	The number of directors constituting the entire New BellRing Board of Directors will be fixed by resolution of the New BellRing Board of Directors, but will not be less than five nor more than twelve. The directors will be divided into three classes, as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three year term (and until their respective successors shall have been elected and qualified in each class or until their earlier death, resignation or removal), so that the term of one class of directors will expire in each year.

Removal of Directors
Members of the Post Board of Directors may be removed only for cause by the affirmative vote of (i) two-thirds of all members of the Post Board of Directors and (ii) the holders of all of the then outstanding shares of capital stock of Post then entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote).	Members of the New BellRing Board of Directors may be removed only for cause and only by the affirmative vote of not less than a majority of the voting power of all of the outstanding shares of capital stock of New BellRing then entitled to vote in the election of directors, voting together as a single class.

Director Vacancies and Newly Created Directorships
Subject to the rights, if any, of the holders of any class of capital stock of Post (other than the Post Common Stock) then outstanding, any vacancies in the Post Board of Directors which occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of directors, may be filled only by the Post Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum), until the next election of directors by the Post shareholders.	Subject to the rights of any outstanding series of New BellRing preferred stock, any vacancies on the New BellRing Board of Directors which occur for any reason, and any newly create directorships which occur by reason of an increase in the number of directors, may be filled only by the majority of the remaining directors (even if less than a quorum) or by a sole remaining director.

Shareholder or Stockholder Action by Written Consent
Any action required or permitted to be taken by Post shareholders may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.	Subject to the rights of any outstanding series of New BellRing preferred stock, any action required to be taken or that may be taken at an annual or special meeting of stockholders of New BellRing may be effected only at a duly called annual or special meeting of the stockholders of New BellRing and may not be effected by any consent by such stockholders.

Post Common Stock Under the Post Articles of Incorporation and Post Bylaws	New BellRing Common Stock Under the New BellRing Certificate of Incorporation and New BellRing Bylaws
Special Shareholder or Stockholder Meeting
Special meetings of the Post shareholders may be called only by (i) the affirmative vote of a majority of the Post Board of Directors, (ii) the Chairperson of the Post Board of Directors or (iii) the President of Post, by request for such a meeting in writing. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.	Special meetings of the stockholders of New BellRing may be called only by (i) the affirmative vote of a majority of the New BellRing Board of Directors, (ii) the Chairperson of the New BellRing Board of Directors or (iii) the President of New BellRing.

Restrictions on Business Combinations with Interested Shareholders or Stockholders

No business combination with an “interested shareholder” or affiliates of an interested shareholder may be consummated without first being recommended by the Post Board of Directors and approved by the affirmative vote of 85% of Post’s then outstanding voting stock of which the interested shareholder is not the beneficial owner. This approval requirement is in addition to any other requirement of applicable law, including Missouri’s “business combination statute,” “control share acquisition statute,” and “takeover bid disclosure statute.”

This approval requirement does not apply to a business combination that (i) has been approved by a majority of Post’s continuing directors, which generally include Post’s directors who were members of the Post Board of Directors prior to the time that any interested shareholder became an interested shareholder and any successors of such members who are designated as continuing directors by a majority of Post’s then continuing directors or (ii) the consideration paid in the business combination is in cash or in the same form as the interested shareholder previously paid for a majority of the shares owned by the interested shareholder, and the value of consideration received is not less than the higher of (x) the highest per share price paid by the interested shareholder for any shares in the two years immediately preceding the announcement of the business combination or (y) the market value of the shares on the date the business combination is approved by the Post Board of Directors.

New BellRing has not opted out of Section 203 of the DGCL, and therefore New BellRing will be subject to the restrictions on business combinations set forth in Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation who has not opted out of its restrictions from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock (or a person or group who is an affiliate or associate of the corporation and has owned 15% or more of the corporation’s voting stock at any time during the prior three years) for a period of three years following the date on which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
Other Rights
None of Post’s capital stock carries with it, and no holder or owner of any of Post’s capital stock have, any preferential or preemptive right to acquire any additional shares of Post’s capital stock. There are also no conversion rights or redemption or sinking fund	Following the completion of the transactions contemplated by the transaction agreement, New BellRing will not have any Class B Common Stock, and its common stock will not be affected by any units of BellRing LLC.

Post Common Stock Under the Post Articles of Incorporation and Post Bylaws	New BellRing Common Stock Under the New BellRing Certificate of Incorporation and New BellRing Bylaws
provisions with respect to such stock. Post can issue additional shares of Post Common Stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes. The existence of unissued and unreserved Post Common Stock may enable Post to issue shares to persons friendly to current management, which could discourage an attempt to obtain control of Post by means of a proxy contest, tender offer, merger or otherwise. Post will not solicit approval of Post shareholders for issuance of Post Common Stock unless the Post Board of Directors believes that approval is advisable or is required by applicable rules of the NYSE or Missouri law.

LEGAL MATTERS

The validity of the shares of New BellRing Common Stock to be distributed in this exchange offer will be passed upon for New BellRing by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

The financial statements of BellRing Brands, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to BellRing Brands, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Post Holdings, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Post Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the acquired private label RTE cereal business, the acquired Egg Beaters liquid egg brand, the acquired Almark business and the acquired Peter Pan nut butter brand because they were acquired by the Company in purchase business combinations during fiscal year 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

New BellRing has filed with the SEC this registration statement on Form S-4 and Form S-1 under the Securities Act, of which this prospectus forms a part, to register with the SEC the shares of New BellRing Common Stock to be delivered in this exchange offer to shareholders whose shares of Post Common Stock are accepted for exchange and distributed to shareholders in the subsequent pro rata spin-off distribution (in the event this exchange offer is not fully subscribed). Post will also file a Tender Offer Statement on Schedule TO with the SEC with respect to this exchange offer. This prospectus constitutes Post’s offer to exchange, in addition to being a prospectus of New BellRing.

New BellRing has filed a proxy statement that relates to the special meeting of BellRing stockholders to, among other things, consider and vote on a proposal to adopt the transaction agreement in accordance with its terms and the DGCL and to register with the SEC the issuance of the shares of New BellRing Common Stock to be issued to BellRing stockholders in the merger.

This prospectus does not contain all of the information set forth in the registration statement, the exhibits to the registration statement or the Schedule TO, selected portions of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to Post and New BellRing, reference is made to the registration statement and its exhibits.

Post and BellRing file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Post and BellRing’s public filings are available in electronic format to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov. You also can review Post’s SEC filings on its website at postholdings.com and BellRing’s SEC filings on its website at bellring.com. Information included on Post’s website and on BellRing’s website is not a part of this prospectus.

The SEC allows Post and BellRing to “incorporate by reference” information into this prospectus, which means that they can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents described below that Post and BellRing have previously filed with the SEC. These documents contain important information about Post, BellRing and their respective financial conditions.

The following documents listed below that Post has previously filed with the SEC are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K, for the fiscal year ended September 30, 2021 filed on November 19, 2021;

•	Definitive Proxy Statement for the 2022 Annual Meeting filed on December 6, 2021; and

•

Current Reports on Form 8-K filed on October 27, 2021; November  18, 2021 (only such portions that are filed and not furnished); November 22, 2021; December 13, 2021 (solely the first and third Current Reports on Form 8-K filed on such date); December  21, 2021 and December 22, 2021, respectively.

The following documents listed below that BellRing has previously filed with the SEC are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K, for the fiscal year ended September 30, 2021 filed on November 19, 2021;

•	Definitive Proxy Statement for the 2021 Annual Meeting filed on January 20, 2021; and

•	Current Reports on Form 8-K filed on October 27, 2021 and December 17, 2021, respectively.

All documents that Post and BellRing file pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this prospectus to the date that shares are accepted pursuant to this exchange offer (or the date that this exchange offer is terminated) shall also be deemed to be incorporated by reference into this prospectus. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of Post’s or BellRing’s Current Reports on Form 8-K and any other information which is furnished, but not filed, with the SEC, is not incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference into this prospectus also are available from Post or BellRing without charge, excluding all exhibits unless specifically incorporated by reference in such documents.

Post shareholders may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from Post at the following address:

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Attention: Corporate Secretary

BellRing stockholders may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from BellRing at the following address:

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Attention: Corporate Secretary

Post, New BellRing and BellRing have not authorized anyone to give any information or make any representation about this exchange offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in Post’s, New BellRing’s or BellRing’s affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

Indicative exchange ratios will be made available commencing after the close of trading on the third trading day of this exchange offer at                by                ,                 Time, on each trading day during the exchange offer period, calculated as though that day were the expiration date of this exchange offer, of (i) Post Common Stock, which will equal the simple arithmetic average of the daily VWAP of shares of Post Common Stock, as calculated by Post, on each of the three prior full trading days and (ii) New BellRing Common Stock, which will equal the simple arithmetic average of the daily VWAP of shares of BellRing Class A Common Stock, as calculated by Post, on each of the three prior full trading days.

Indicative exchange ratios, calculated per-share values of Post Common Stock and calculated per-share values of New BellRing Common Stock will be made available commencing after the close of trading on the third trading day of this exchange offer at                by                ,                 Time on each trading day during the exchange offer period, calculated as though that day were the expiration date of this exchange offer. The final exchange ratio will be available both by contacting the information agent at the toll-free number provided on the back cover of the prospectus, by press release issued by Post and at                no later than                ,                Time on the last full trading day prior to the expiration date. During the period of the valuation dates, when the per-share values of Post Common Stock and per-share values of New BellRing Common Stock are calculated for the purposes of this exchange offer, the website will show the indicative exchange ratios based on indicative calculated per-share values which will equal: (i) on the first valuation date, the intra-day VWAP during the elapsed portion of that day, (ii) on the second valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and (iii) on the third valuation date, the intra-day VWAP during the elapsed portion of that day averaged with the actual daily VWAP on the first valuation date and with the actual daily VWAP on the second valuation date. During this period of the valuation dates, the indicative exchange ratios and calculated per-share values will be updated at 10:30 a.m., 1:30 p.m. and no later than 4:30 p.m. Eastern Time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the FINRA filing fee and the NYSE listing fee.

Securities and Exchange Commission Fee	$
FINRA filing fee	$
NYSE listing fee	$
Transfer agent and registrar fees and expenses	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fee and expenses	$
Total	$

Item 15. Recent Sales of Unregistered Securities

New BellRing is a newly formed entity and has not had any corporate activity since its formation other than the issuance of limited liability company interests in connection with its initial capitalization, has had no business transactions or activities to date, including any sales of New BellRing securities that were not registered under the Securities Act, and had no assets or liabilities during the periods presented in this section.

Item 20. Indemnification of Directors and Officers

The following is a general summary of certain aspects of the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation of BellRing Brands, Inc. (“New BellRing”), which will be in effect following the conversion of the registrant, BellRing Distribution, LLC, into a Delaware corporation. Such summary includes descriptions related to arrangements under which controlling persons, directors and officers of New BellRing will be indemnified against liability, which they may incur in their capacities as such, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the New BellRing certificate of incorporation.

DGCL. Following conversion into a Delaware corporation, New BellRing will be subject to the provisions of the DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. The New BellRing certificate of incorporation will provide for the indemnification of each person (other than a party plaintiff suing on his or her behalf or in the right of New BellRing) who at any time is serving or has served as a director or officer of New BellRing against any claim, liability or expense incurred as a result of such service, any other service on behalf of New BellRing or any service at the request of New BellRing as a director, officer, manager, employee, member or agent of another corporation, partnership, joint venture, trust or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, New BellRing shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of New BellRing), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of New BellRing) by reason of such service, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Indemnification Agreements. New BellRing will enter into indemnification agreements with each of its directors and executive officers, which generally provide indemnity to the fullest extent permitted by applicable law against liabilities and expenses incurred in connection with the defense or disposition of certain actions, suits or proceedings in which such person may be involved or with which such person was, is or is threatened to be made, a party by reason of the service of such person as a director or an officer of New BellRing or certain subsidiaries of New BellRing, as applicable, or in certain other representative or fiduciary capacities on behalf thereof and which establish processes and procedures for indemnification claims.

Other Insurance. New BellRing will maintain directors’ and officers’ liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 21. Exhibits and Financial Statement Schedules

See Exhibit Index attached hereto and incorporated by reference into this prospectus.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows:

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits filed as part of this prospectus are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement and Plan of Merger, dated as of October 26, 2021, by and among BellRing Brands, Inc., Post Holdings, Inc., BellRing Distribution, LLC and BellRing Merger Sub Corporation

3.1	Form of BellRing Brands, Inc. (after conversion from BellRing Distribution, LLC) Certificate of Incorporation

3.2	Form of BellRing Brands, Inc. (after conversion from BellRing Distribution, LLC) Bylaws

5.1	Form of opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the legality of the securities to be issued

8.1	Form of opinion of Ernst & Young LLP regarding certain tax matters

10.1	Form of Master Services Agreement to be entered into among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Brands, LLC

10.2	Form of Registration Rights Agreement to be entered into among BellRing Brands, Inc., Post Holdings, Inc. and the other stockholders party thereto from time to time

10.3	Form of Tax Matters Agreement to be entered into among BellRing Brands, Inc., Post Holdings, Inc. and BellRing Distribution, LLC

10.4	Form of Indemnification Agreement*

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of Ernst & Young LLP (included in Exhibit 8.1 to this registration statement)

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on signature page)

99.1	Form of Letter of Transmittal*

99.2	Form of Exchange and Transmittal Information Booklet*

99.3	Form of Letter to Clients for Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.4	Form of Letter to Brokers, Commercial Bankers, Trust Companies and Other Nominees*

99.5	Form of Notice of Guaranteed Delivery for shares of Post Common Stock*

99.6	Form of Notice of Withdrawal of Post Common Stock*

99.7	Consent of Robert V. Vitale to be named as a prospective director of New BellRing

99.8	Consent of Darcy Horn Davenport to be named as a prospective director of New BellRing

99.9	Consent of Thomas P. Erickson to be named as a prospective director of New BellRing

99.10	Consent of Jennifer Kuperman to be named as a prospective director of New BellRing

99.11	Consent of Chonda J. Nwamu to be named as a prospective director of New BellRing

99.12	Consent of Elliot H. Stein, Jr. to be named as a prospective director of New BellRing

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 23, 2021.

BELLRING DISTRIBUTION, LLC

By:	POST HOLDINGS, INC., its sole member

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2021.

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors and officers has made, constituted, and appointed, and does hereby make, constitute, and appoint Jeff A. Zadoks and Diedre J. Gray, and each of them, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file any or all amendments (including pre-effective and post-effective amendments) to this registration statement and all documents relating thereto, including post-effective amendments to this registration statement and any subsequent registration statements pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2021.

Signature	Title

/s/ Robert V. Vitale Name: Robert V. Vitale	President (Principal Executive Officer)

/s/ Jeff A. Zadoks Name: Jeff A. Zadoks	Vice President (Principal Financial Officer and Principal Accounting Officer)